Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-208659
and 333-208659-01

PROSPECTUS

$500,000,000

USAA AUTO OWNER TRUST 2016-1

Issuing Entity

Central Index Key Number: 0001683170

USAA Acceptance, LLC

Depositor

Central Index Key Number: 0001178049

USAA FEDERAL SAVINGS BANK

Sponsor, Seller and Servicer

Central Index Key Number: 0000908392

Before you purchase any of these notes, be sure you read this prospectus, especially the risk factors beginning on page 15 of this prospectus.

A note is not a deposit and neither the notes nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

The notes will represent obligations of the issuing entity only and will not represent obligations of USAA Acceptance, LLC, USAA Federal Savings Bank or any of their respective affiliates.

The following notes(1) are being issued by USAA Auto Owner Trust 2016-1:

	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes
Principal Amount	$152,000,000	$135,000,000	$135,000,000	$69,180,000	$8,820,000
Per Annum Interest Rate(2)	0.68000%	1.07%	1.20%	1.39%	1.82%
Final Scheduled Payment Date	Sept. 15, 2017	Mar. 15, 2019	Jun. 15, 2020	Nov. 15, 2021	Oct. 16, 2023
Initial Public Offering Price	100.00000%	99.99750%	99.98355%	99.99465%	99.98297%
Underwriting Discount	0.150%	0.200%	0.225%	0.275%	0.320%
Proceeds to Depositor(3)	99.85000%	99.79750%	99.75855%	99.71965%	99.66297%

(1)	The depositor or one of its affiliates may initially retain some or all of one or more classes of notes.
(2)	The interest rate for each class of notes will be a fixed rate.
(3)	Before deducting expenses payable by the depositor estimated to be $850,000.

The total initial public offering price is $499,969,214.32, the total underwriting discount is $1,020,219.00 and the total proceeds to the depositor is $498,948,995.32.

Payments on the Notes

●	The notes are payable solely from the assets of the issuing entity, which consist primarily of retail motor vehicle installment loans that are secured by new and used automobiles and light-duty trucks, and funds on deposit in the reserve account.
●	The issuing entity will pay interest and principal on the notes on the 15th day of each month (or, if the 15th day is not a business day, the next business day). The first payment date will be October 17, 2016.
●	The issuing entity will pay principal on the notes in accordance with the payment priorities described in this prospectus.
Credit Enhancement
●	Credit enhancement for the notes will consist of a reserve account in an initial amount of at least $1,259,446.66, overcollateralization and, in the case of the Class A notes, subordination of the Class B notes.
●	The issuing entity will also issue asset-backed certificates representing an equity interest in the issuing entity, which are not being offered hereby. The asset-backed certificates are subordinated to payments on the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

UNDERWRITERS
BofA Merrill Lynch	Mizuho Securities	Wells Fargo Securities
Solely with respect to the Class A Notes:
Lloyds Securities	Scotiabank	SMBC Nikko
The date of this prospectus is September 12, 2016

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WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity and the notes offered by this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We make no claim that the information in this prospectus is accurate on any date other than the dates stated on the cover.

We have started with an introductory section in this prospectus describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory section is a Summary of Terms, which provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features. Immediately after the Summary of Terms, we have included Risk Factors, which describe the material risks to investors in the notes.

We include cross-references in this prospectus to captions where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents in this prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page I-1 of this prospectus. The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

In this prospectus, the terms “we,” “us” and “our” refer to USAA Acceptance, LLC.

This prospectus may contain forward-looking statements. Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of uncertainties and circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

USAA Acceptance, LLC, as the depositor of the issuing entity, has filed a registration statement with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information.

You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days between the hours of 10:00 am and 3:00 pm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Also, the SEC maintains an Internet site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the dates of filing of the documents. Such information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus. Any information that has been so updated by more recent information shall not, except as so updated, constitute part of this prospectus. We incorporate by reference any monthly distribution reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the issuing entity until we terminate the offering.

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COPIES OF THE DOCUMENTS

You may receive a free copy of any or all of the documents incorporated by reference in this prospectus if:

•	you received this prospectus; and

•	you request such copies from USAA Acceptance, LLC, 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801 (Telephone: (302) 651-8408).

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

REPORTS TO BE FILED WITH THE SEC

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by USAA Federal Savings Bank (the “Bank”), and sent on behalf of the issuing entity to the indenture trustee, which will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at http://www.usbank.com/abs. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 934-6802. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. The Bank, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the SEC all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “USAA Auto Owner Trust 2016-1” and file number 333-208659-01.

The depositor has filed with the SEC a Registration Statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. The Registration Statement is available for inspection without charge at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS WHO FALL WITHIN ARTICLE 49(2)(a) TO (d) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC.”) OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU) INCLUDING ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE (THE “PROSPECTUS DIRECTIVE”). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF NOTES IN A RELEVANT MEMBER STATE WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

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TRANSACTION ILLUSTRATION

(1)	The certificates are not being offered for sale by this prospectus and will initially be retained by the depositor and will be transferred to an affiliate on the closing date.
(2)	The depositor or one of its affiliates may initially retain some or all of one or more classes of notes.
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Flow of Funds1

Available Funds
To the Servicer, the servicing fee
To the Class A Noteholders, Interest on the Class A Notes
First Allocation of Principal
To the Class B Noteholders, Interest on the Class B Notes
Second Allocation of Principal
To the Reserve Account, the amount necessary to increase the amount in the Reserve Account to the Specified Reserve Account Balance
Regular Allocation of Principal
To the trustees, for fees and expenses not previously paid
To the asset representations reviewer, for fees and expenses not previously paid
To the Servicer, legal expenses and costs incurred
Any remaining funds to the Certificateholder

[1]	For further detail, please see “Application of Available Funds – Priority of Distributions” and “Description of the Notes – Payments of Principal–The Indenture–Events of Default” in this prospectus.
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SUMMARY OF TERMS OF THE NOTES

The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you or that describes all the terms of a security. To fully understand the terms of the offering of the notes, you will need to read this prospectus in its entirety.

Issuing Entity

USAA Auto Owner Trust 2016-1, a Delaware statutory trust, will acquire from the depositor a pool of motor vehicle installment loans that constitute the receivables in exchange for the notes and certificates. The trust is referred to as the “issuing entity.” The issuing entity will rely upon collections on the receivables and the funds on deposit in the reserve account to make payments on the notes. The issuing entity will be solely liable for the payments on the notes. The issuing entity was created by a trust agreement between the depositor and the owner trustee.

Originator, Sponsor, Seller, Administrator and Servicer

USAA Federal Savings Bank, which we refer to as the “Bank,” originated the receivables. On the closing date, the Bank will sell the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity. The Bank will continue to act as servicer for the receivables and will act as administrator for the issuing entity.

Depositor

USAA Acceptance, LLC, a Delaware limited liability company and a wholly-owned subsidiary of USAA Federal Savings Bank, which we refer to as the “depositor.”

Offered Notes

The following classes of USAA Auto Owner Trust 2016-1 asset-backed notes are being issued and offered by this prospectus:

Class of Notes	Initial Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1	$ 152,000,000	0.68000%	September 15, 2017
Class A-2	$ 135,000,000	1.07%	March 15, 2019
Class A-3	$ 135,000,000	1.20%	June 15, 2020
Class A-4	$ 69,180,000	1.39%	November 15, 2021
Class B	$ 8,820,000	1.82%	October 16, 2023

We refer to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and

the Class B Notes collectively as the “offered notes.” The depositor or one of its affiliates may initially retain some or all of one or more classes of notes.

Certificates

In addition to the notes described above, the issuing entity is also issuing the asset-backed certificates, representing an equity interest in the issuing entity, which are not offered pursuant to this prospectus. The certificates will be entitled only to certain amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts. The depositor will initially hold the certificates but will transfer the certificates to an affiliate on the closing date. Information about the certificates is set forth herein solely to provide a better understanding of the offered notes.

Closing Date

The issuing entity expects to issue the notes on or about September 21, 2016, the “closing date.”

Cut-off Date

The cut-off date for the receivables sold to the issuing entity on the closing date is July 31, 2016, which we refer to as the “cut-off date.”

Owner Trustee

Wells Fargo Delaware Trust Company, National Association.

Indenture Trustee

U.S. Bank National Association.

Asset Representations Reviewer

Clayton Fixed Income Services LLC.

Payment Dates

On the 15th day of each month (or, if the 15th day is not a business day, the next business day), the issuing entity will pay interest and principal on the notes.

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First Payment Date

The first payment date will be October 17, 2016.

Record Dates

On each payment date, the issuing entity will pay interest and principal to the holders of the notes as of the related record date. Generally, the “record date” for the notes for each payment date will be the close of business on the business day immediately preceding such payment date. However, if definitive notes are issued, the record date will be the close of business on the last business day of the preceding calendar month.

Interest Rates

On each payment date, the issuing entity will pay interest on each class of notes at the rates specified on the front cover of this prospectus.

Interest Accrual

Class A-1 Notes

“Actual/360,” accrued from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date.

Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes

“30/360,” accrued from and including the 15th day of each calendar month preceding each payment date (or from and including the closing date, in the case of the first payment date) to but excluding the 15th day of the month in which the current payment date occurs, and assuming each month has 30 days.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each class of notes on each payment date will be the product of:

1.	the outstanding principal amount of the related class of notes;

2.	the related interest rate; and

3.	(i) in the case of the Class A-1 Notes: the actual number of days in the accrual period divided by 360; and (ii) in the case of the other classes of notes: 30 (or, in the case of the first payment date, 24, assuming that the closing date is September 21, 2016) divided by 360.

For a more detailed description of the payment of interest, refer to “Description of the Notes—Payments of Interest.”

Principal Payments

The issuing entity will generally distribute funds allocable to the principal distribution account to pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under “—Flow of Funds and Priority of Distributions.” The amount of principal distributable to the noteholders on each payment date will be based on the amount of collections and defaults on the receivables during the prior collection period. This prospectus describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

On each payment date, prior to an acceleration of the notes following an event of default, which is described below under “—Priority of Distributions after an Event of Default,” the issuing entity will distribute funds allocable to the principal distribution account as described under “—Flow of Funds and Priority of Distributions” to pay principal of the notes in the following order of priority:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 notes until the Class A-4 notes are paid in full; and

•	fifth, to the Class B notes, until the Class B notes are paid in full.

Flow of Funds and Priority of Distributions

Unless the notes have been accelerated upon an event of default, the issuing entity will pay the following amounts on each payment date in the following order of priority from collections on the receivables received during the related collection period and certain amounts withdrawn from the reserve account:

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•	first, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior collection periods;

•	second, to the Class A Noteholders, ratably, the accrued Class A Note interest;

•	third, to the principal distribution account for distribution to the noteholders, the first allocation of principal, which will be an amount equal to the excess, if any, of (a) the note balance of the Class A Notes as of that payment date (before giving effect to any principal payments made on the Class A Notes on that payment date) over (b) the net pool balance as of the last day of the related collection period; provided, that such amount will not exceed the outstanding note balance of the Class A Notes; provided, further, that such amount on and after the final scheduled payment date for any class of Class A Notes will not be less than the amount that is necessary to reduce the note balance of that class of Class A Notes to zero;

•	fourth, to the Class B Noteholders, the accrued Class B Note interest;

•	fifth, to the principal distribution account for distribution to the noteholders, the second allocation of principal, which will be an amount equal to the excess, if any, of (a) the sum of the note balance of the Class A Notes and the Class B Notes (before giving effect to any principal payments made on the Notes on such payment date) minus the first allocation of principal for the specified payment date over (b) the net pool balance as of the last day of the related collection period; provided, however, that such amount on and after the final scheduled payment date for the Class A Notes or the Class B Notes will not be less than the amount that is necessary to reduce the note balance of each such class, as applicable, to zero (after the application of the first allocation of principal);

•	sixth, to the reserve account, until the amount of funds in the reserve account is equal to the specified reserve account balance;

•	seventh, to the principal distribution account for distribution to the noteholders, the regular allocation of principal, if any, which will be an amount equal to the lesser of (i) the note balance of the Notes as of such payment date (before giving effect to any principal payments made on the Notes on such payment date) and (ii) an amount equal to the excess of (A) (x) the note balance of the Notes as of such payment date (before giving effect to any payments made on the Notes on such payment date); minus (y) the sum of the first allocation of principal and the second allocation of principal, if any, in each case for such payment date; over (B) the net pool balance as of the end of the related collection period less the targeted overcollateralization amount (as defined below under “Description of the Notes—Credit Enhancement—Overcollateralization”);

•	eighth, to the owner trustee and the indenture trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) due and payable under the sale and servicing agreement, the trust agreement, the asset representations review agreement and the indenture, as applicable, which have not been previously paid (as described under “—Indenture Trustee and Owner Trustee Fees and Expenses” below);

•	ninth, to the asset representations reviewer, accrued and unpaid fees and reasonable expenses (including indemnification amounts) due and payable under the asset representations review agreement which have not been previously paid (as described under “—Asset Representations Reviewer Fees and Expenses” below);

•	tenth, to the servicer, legal expenses and costs incurred pursuant to the sale and servicing agreement; and

•	eleventh, to or at the direction of the certificateholders, any funds remaining.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to “Application of Available Funds.”

Priority of Distributions after an Event of Default

If payment of the notes has been accelerated after an event of default, after payment of certain amounts to the trustees, the asset representations reviewer and the servicer, interest on the Class A Notes will be paid ratably to each class of Class A Notes and principal payments will then be made first to the Class A-1 Noteholders until the Class A-1 Notes are paid in full. Next, the noteholders of all other classes of Class A Notes will receive principal payments, ratably, based on the outstanding principal amount of

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each remaining class of Class A Notes until those other classes of Class A Notes are paid in full. After interest on and principal of all of the Class A Notes are paid in full, the Class B Noteholders will receive interest and principal payments until the Class B Notes are paid in full.

Credit Enhancement

Credit enhancement provides protection for the notes against losses and delays in payments on the receivables or other shortfalls of cash flow. The credit enhancement for the notes will be as follows:

Class A Notes:	Subordination of payments on the Class B Notes, overcollateralization and the reserve account
Class B Notes:	Overcollateralization and the reserve account

Subordination of Payments on the Class B Notes

Payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and certain other payments on that payment date (including principal payments of the Class A Notes in specified circumstances). No payments of principal will be made on the Class B Notes until the principal of and interest on the Class A Notes has been paid in full. If an event of default occurs and payment of the notes has been accelerated, no payments of interest or principal will be made on the Class B Notes until the Class A Notes are paid in full. Consequently, the holders of the Class B Notes will incur losses and shortfalls because of delinquencies and losses on the receivables before the holders of Class A Notes incur those losses and shortfalls. See “Risk Factors—Class B Notes are subject to greater credit and other risk because the Class B Notes are subordinated to the Class A Notes.”

While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an event of default. When the Class A Notes are no longer outstanding, an event of default will occur if the full amount of interest due on the Class B Notes is not paid within five business days after the related payment date.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the receivables exceeds the aggregate principal amount of the notes. Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any. The initial amount of overcollateralization will be $3,778,663.77, or approximately 0.75% of the pool balance as of the cut-off date. The application of funds as described under “—Flow of Funds and Priority of Distributions” above is designed to maintain the amount of overcollateralization as of any payment date at the targeted overcollateralization amount. The “targeted overcollateralization amount” for each payment date will be equal to the greater of (a) the result of (i) 1.50% of the net pool balance on such payment date minus (ii) the specified reserve account balance and (b) 0.75% of the initial pool balance. The targeted overcollateralization amount shall not exceed the net pool balance on such payment date. For a more detailed description of overcollateralization as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Overcollateralization.”

Reserve Account

On the closing date, the depositor will deposit $1,259,446.66 into the reserve account (0.25% of the pool balance as of the cut-off date (the “specified reserve account balance”)).

On each payment date prior to an event of default that has resulted in an acceleration of the notes, if collections on the receivables are insufficient to make the payments described in clauses first through fifth in “—Flow of Funds and Priority of Distributions” above, the indenture trustee will withdraw funds, to the extent available, from the reserve account to pay such amounts. Consequently, the reserve account, to the extent of any funds available, will protect the holders of the Class A Notes against delinquencies and losses on the receivables before it protects the holders of the Class B Notes.

On each payment date prior to an event of default that has resulted in an acceleration of the notes, the issuing entity will deposit into the reserve account, to the extent necessary to reinstate the specified reserve account balance, any collections on the receivables remaining after the payment of the amounts described in clauses first through fifth listed in “—Flow of Funds and Priority of Distributions” above.

On each payment date, the indenture trustee will withdraw funds on deposit in the reserve account in excess of the specified reserve account balance as available funds, and deposit such funds into the collection account to be distributed in accordance

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with the priorities listed above in “―Flow of Funds and Priority of Distributions.”

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to “Description of the Receivables Transfer and Servicing Agreements—Reserve Account” and “Description of the Notes—Credit Enhancement—Reserve Account.”

Certificates

The asset-backed certificates will be subordinated to the notes to provide credit enhancement for the notes because the certificates will be entitled only to certain amounts remaining after the notes have been paid in full. The certificates will be non-interest bearing.

Optional Prepayment

The servicer will have the right at its option to exercise a “clean-up call” to purchase (or to designate one or more persons to purchase) some or all of the receivables from the issuing entity on any payment date if both of the following conditions are satisfied: (i) the then-outstanding net pool balance of the receivables as of the end of the related collection period has declined to 10% or less of the net pool balance of the receivables as of the cut-off date and (ii) the sum of the purchase price for the receivables and the other issuing entity property (other than the reserve account) and available funds for such payment date is sufficient to pay (x) the amounts required to be paid under clauses first through fifth of “―Flow of Funds and Priority of Distributions” above and (y) any outstanding note balance (after giving effect to the payments described in the preceding clause (x)). We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuing entity on such date. The purchase price will equal the aggregate principal balance of the receivables (assuming that the receivables that were more than 30 days past due as of the last day of the related collection period have a principal balance of zero). If the aggregate principal balance of the receivables (other than receivables that were more than 30 days past due as of the last day of the related collection period) is not at least equal to the outstanding principal balance of the notes, the servicer will not be permitted to exercise its optional purchase and effect the redemption of the notes. The issuing entity will apply such payment to the payment of the notes in full.

It is expected that at the time this purchase option becomes available to the servicer, only the Class A-4 Notes and the Class B Notes will be outstanding.

In addition, each of the notes is subject to redemption in whole, but not in part, on any payment date on which collections on the receivables received during the related collection period, together with the amount on deposit in the reserve account, equals or exceeds the sum of (i) the aggregate outstanding principal amount of the notes, (ii) accrued and unpaid interest thereon and (iii) the servicing fee. On such payment date, all such amounts will be applied to reduce the outstanding principal amount of the notes to zero, pay all accrued and unpaid interest on the notes, pay the servicing fee and then pay all amounts specified in clauses eighth through eleventh (in that order) of “—Flow of Funds and Priority of Distributions” above.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default continuing for five business days or more in the payment of any interest on any Class A Note as long as they are outstanding, and after they have been paid in full, any Class B Note, when the same becomes due and payable;

•	a default in the payment of the principal of or any installment of the principal of any note at the related final scheduled payment date or the date of the redemption of the notes in accordance with the provisions of the indenture;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding principal amount of the notes;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders

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evidencing at least a majority of the outstanding principal amount of the notes; or

•	certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity or its property as specified in the indenture.

The amount of principal due and payable to holders of a class of notes under the indenture until its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for such class of notes.

Final Scheduled Payment Dates

The issuing entity is required to pay the entire principal amount of each class of notes (to the extent not previously paid), on the respective final scheduled payment dates specified on the front cover of this prospectus.

Property of the Issuing Entity

The property of the issuing entity will include the following:

•	the receivables, including collections on the receivables after the cut-off date;

•	security interests in the vehicles financed by the receivables;

•	all receivable files relating to the original motor vehicle retail installment loans evidencing the receivables;

•	any other property securing the receivables;

•	funds on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•	any proceeds from claims on insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•	rights of the issuing entity under the sale and servicing agreement and of the depositor, as buyer, under the purchase agreement; and
•	the proceeds of any and all of the above.

The Bank will transfer the receivables to the depositor, which will in turn convey them to the issuing entity.

For a more detailed description of the receivables, including the criteria they must meet in order to be included as property of the issuing entity, and the other property supporting the notes, see “The Receivables Pool.”

Composition of the Receivables

The composition of the receivables in the pool as of the close of business on the cut-off date is as follows (all weighted averages are based on the aggregate principal balance):

Aggregate Principal Balance	$503,778,663.77
Number of Receivables	30,667
Principal Balance
Average	$16,427.39
Range	$809.24 to $87,916.64
Original Amount Financed
Average	$22,689.53
Range	$2,500.00 to $117,899.00
Weighted Average Contract Rate	4.05%
Range	2.00% to 17.75%
Weighted Average Original Term to Maturity	65 months
Range	12 months to 84 months
Weighted Average Remaining Term to Maturity	49 months
Range	1 month to 80 months
Weighted Average FICO® score*	739
Range*	600 to 834
Percentage of Aggregate Principal Balance of Receivables with no FICO® score	0.00%
Percentages of Aggregate Principal Balance of Receivables for New/Used Vehicles:	51.16% / 48.84%

*	Weighted average FICO® score and the range of FICO® scores are calculated excluding accounts for which we do not have a FICO® score. FICO® scores are reported on a monthly basis and presented as updated before the cut-off date. We describe FICO® scores in this prospectus under “The Bank’s Portfolio of Motor Vehicle Loans—Underwriting of Motor Vehicle Loans.”

For more information about the characteristics of the receivables in the pool, see “The Receivables Pool” in this prospectus. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets.”

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None of the receivables in the pool were originated with exceptions to the Bank’s underwriting guidelines. See “The Receivables Pool—Exceptions to Underwriting Criteria.”

Servicing of the Receivables

The servicer will agree with the issuing entity to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to purchase the receivable.

For a discussion of the servicer’s purchase obligations, see “Description of the Receivables Transfer and Servicing Agreements—Servicing Procedures.”

Servicing Fee

The indenture trustee, on behalf of the issuing entity will pay the servicer a servicing fee on each payment date for the previous month equal to the product of (i) one-twelfth (or, in the case of the first payment date, a fraction, the numerator of which is the number of days from but excluding the cut-off date to and including the last day of the first collection period and the denominator of which is 360), (ii) 1.00% per annum and (iii) the net pool balance of the receivables at the beginning of the previous month (or, in the case of the first payment date, the cut-off date). As additional compensation, the servicer will be entitled to a supplemental servicing fee equal to the sum of any late fees, extension fees, non-sufficient funds charges and other administrative fees and expenses, if any, collected during each month and any net investment earnings on any payments received on the receivables and deposited into the collection account.

Indenture Trustee and Owner Trustee Fees and Expenses

Each of the indenture trustee and the owner trustee will be entitled to a fee and reimbursement in the form of indemnity payments in connection with performance of its respective duties. For a discussion of the indemnity payments, see “Indemnification of the Indenture Trustee and the Owner Trustee.”

•	The indenture trustee will be entitled to an annual fee equal to $10,500.
•	The owner trustee will be entitled to an annual fee equal to $3,500.

The above fees, expenses and indemnities will be paid directly by the servicer. However, the fees, expenses and indemnity payments are payable out of the issuing entity’s funds in the order of priority set forth under “Flow of Funds and Priority of Distributions” above to the extent the servicer fails to make such payments.

Asset Representations Reviewer Fees and Expenses

The asset representations reviewer will be entitled to an annual fee of $7,500 and will be reimbursed and indemnified for all costs and expenses incurred in connection with the performance of an asset representations review. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each receivable subject to an asset representations review.

The above fees, expenses and indemnity payments will be paid directly by the servicer. However, the fees, expenses and indemnity payments are payable out of the issuing entity’s funds in the order of priority set forth under “Flow of Funds and Priority of Distributions” above to the extent the servicer fails to make such payments.

Receivable Representations and Warranties

The Bank will make certain representations and warranties relating to the receivables when it sells them to the depositor. The depositor will assign those representations and warranties relating to the receivables when it sells them to the issuing entity. The issuing entity will grant a security interest in such rights to the indenture trustee, for the benefit of the noteholders.

The Bank will be required to repurchase a receivable from the issuing entity if (1) one of the Bank’s representations or warranties is breached with respect to that receivable and such breach is not cured prior to the end of the collection period which includes the 60th day after the date that the Bank became aware or was notified of such breach and (2) the issuing entity or the noteholders are materially and adversely affected by the breach. Any inaccuracy in the representations or warranties will be deemed not to constitute a breach if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the receivable. This repurchase

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obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee, the certificateholder or the issuing entity for any uncured breach by the Bank of those representations and warranties (other than remedies that may be available under federal securities laws or other laws).

For a discussion of the representations and warranties given by the Bank and its repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables.”

If any investor (each, a “requesting party”) requests that the Bank repurchase any receivable due to a breach of a representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the Bank, the requesting party will have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or binding arbitration, regardless of whether the noteholders vote to direct an asset representations review with respect to such receivable. The terms of the mediation or arbitration, as applicable, are described under “Description of the Receivables Transfer and Servicing Agreements—Dispute Resolution.”

Review of Asset Representations

As more fully described in “Description of the Receivables Transfer and Servicing Agreements—Asset Representations Review,” if the aggregate amount of delinquent receivables exceeds a certain threshold, then investors holding at least 5% of the aggregate outstanding principal amount of the notes as of the filing of the Form 10-D that disclosed that the delinquency percentage exceeded the delinquency trigger may elect to initiate a vote (which will be conducted in accordance with the indenture trustee’s standard internal vote solicitation process at the time) to determine whether the asset representations reviewer will conduct a review of the delinquent receivables. Investors representing at least a majority of the voting investors may then, subject to certain conditions, direct the asset representations reviewer to perform a review of the delinquent receivables for compliance with the representations and warranties made by the Bank, provided that the asset representations reviewer will not be responsible for determining whether the noncompliance of any such delinquent receivable with the Bank’s representations and warranties constitutes a breach of the transaction documents.

Credit Risk Retention

An affiliate of the depositor, a wholly owned subsidiary of the Bank, will be the initial holder of the issuing entity’s certificates. The Bank, through its ownership of the depositor, intends but is not required to and does not commit to continue to retain an interest in the transaction in the form of the certificates. The certificates represent 100% of the beneficial interest in the issuing entity.

Money Market Fund Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you or your advisor should consider these requirements before making a purchase.

Certain Investment Company Act Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Ratings

The depositor expects that the notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the notes (the “Hired Agencies”).

Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any

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time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes.

A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or withdrawal of a rating, from any other rating agency. See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.”

Minimum Denominations

$1,000 and integral multiples of $1,000 (except for one note of each class which may be issued in a denomination other than an integral of $1,000).

Tax Status

Opinions of Counsel

On the closing date and subject to certain assumptions and qualifications, Mayer Brown LLP, as special federal tax counsel to the issuing entity, will render an opinion to the effect that, for U.S. federal income tax purposes:

•	the notes (other than notes, if any, beneficially owned by: (i) the issuing entity or a person considered the same person as the issuing entity for U.S. federal income tax purposes, (ii) a member of an expanded group (as defined in Proposed Treasury Regulation section 1.385-1(b)(3) or any successor regulation then in effect) that includes the issuing entity (or a person considered the same person as the issuing entity for U.S. federal income tax purposes), (iii) a “controlled partnership” (as defined in proposed Treasury Regulation section 1.385-1(b)(1)) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in preceding clause (ii) or (iii)) will be characterized as debt and
•	the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

See “Material U.S. Federal Income Tax Consequences” and “State Tax Consequences” in this prospectus for additional information concerning the application of federal and state tax laws to the securities.

ERISA Considerations

Subject to the considerations disclosed in “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans”, the notes may be purchased by Plans (as defined below). If you are (or are investing on behalf of) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code, an entity deemed to hold plan assets of the foregoing (each, a “Benefit Plan Investor”), or a governmental or church plan subject to similar restrictions under applicable state, local or other law (collectively with Benefit Plan Investors, referred to as “Plans”), you should review the matters discussed under “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” before investing in the notes.

Form of Notes

Generally, you may purchase notes only in book-entry form and will not receive your notes in definitive form.

Registration Under the Securities Act

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the requirements for registration on Form SF-3 contained in General Instruction I.A.1 to Form SF-3.

Investor Information—Mailing Address and Telephone Number

The mailing address of the principal executive offices of USAA Acceptance, LLC is 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801. Its telephone number is (302) 651-8408.

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RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

The notes may not be a suitable investment for you	The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments and the notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the resources and expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors. This may be the case because, among other things, a secondary market for the notes may not develop or provide noteholders with liquidity of investment.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes	Neither the depositor, nor the Bank, nor any of their respective affiliates, is obligated to make any payments relating to the notes of the issuing entity or the receivables owned by the issuing entity. Therefore, you must rely solely on the issuing entity’s assets for repayment of your notes. If these assets are insufficient, you may suffer losses on your notes. Further, neither the notes nor the receivables will be insured or guaranteed by the United States or any governmental entity.

The assets of the issuing entity will depend solely on the amount and timing of payments and other collections in respect of the receivables and distributions from the reserve account.

Amounts on deposit in the reserve account will be limited and subject to depletion. If the amounts in the reserve account are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on your notes, the issuing entity will depend solely on collections on the receivables to make payments on your notes. In addition, the minimum required balance in the reserve account may decrease as the outstanding balance of the receivables decreases. If delinquencies and losses create shortfalls that exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding notes. Under certain circumstances described herein, the receivables of the issuing entity may be sold after the occurrence of an event of default. The noteholders will suffer losses if the issuing entity sells the receivables for less than the total amount due on the notes. We cannot assure you that sufficient funds would be available to repay those noteholders in full.
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Credit scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables	Information regarding the credit scores for the obligors as of the most recent monthly update before the Cut-off Date is presented in “The Receivables Pool.” A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s future credit score or the actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus under “The Receivables Pool–The Bank’s Delinquency, Loan Loss and Recovery Information” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus with respect to the Bank’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus with respect to the Bank’s managed portfolio.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the loan on those financed vehicles, which may result in losses	There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal amount of a receivable will exceed the value of the related financed vehicle during the earlier years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on the receivable. The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by
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new vehicles because of the higher rate of depreciation described above.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer, a manufacturer recall or other negative publicity related to a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. A decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency and net loss figures, shown in the tables appearing under “The Receivables Pool,” might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

Geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes	The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. The Bank and the depositor are unable to forecast, with respect to any state or region, whether any such conditions may occur, or to what extent such conditions may affect motor vehicle loans or the repayment of your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. The servicer’s records indicate that the billing addresses of the obligors of the receivables in the pool described in this prospectus as of the Cut-off Date were primarily concentrated in the following states:

Percentage of Aggregate Principal Balance
Texas	16.01%
California	7.53%
Florida	7.30%
Virginia	6.63%
Georgia	6.07%
North Carolina	5.05%

No other state, by those billing addresses, constituted more than 5.00% of the aggregate principal balance of the receivables in the pool described in this prospectus as of the cut-off date. Economic factors like unemployment, interest rates, the lack of availability of consumer
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credit, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

An economic downturn may adversely affect the performance of the receivables, which could result in losses on your notes	An economic downturn may adversely affect the performance of the receivables. During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. High unemployment and a general reduction in availability of credit may lead to increased delinquencies and defaults by obligors, as well as decreased consumer demand for automobiles and reduced used vehicle prices, which could increase the amount of a loss in the event of a default by an obligor. If an economic downturn is experienced for a prolonged period of time, delinquencies and losses on the receivables could continue to increase, which could result in losses on your notes.

No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

Prepayments on the receivables may adversely affect the average life of and rate of return on your notes	Faster than expected prepayments on the receivables will cause the issuing entity to make payments on its notes earlier than expected. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your notes. We cannot predict the effect of prepayments on the average life of your notes.

All the receivables by their terms may be prepaid at any time. Prepayments include:

• prepayments in whole or in part by the obligor;

• liquidations due to default;
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• partial payments with proceeds from physical damage, credit life and disability insurance policies;

• required purchases of receivables by the servicer or repurchases of receivables by the Bank for specified breaches of its representations or covenants; and

• an optional repurchase of the issuing entity’s receivables as described under “Description of the Notes—Optional Prepayment.”

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

The final payment of each class of notes is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of such class of notes will occur later than such date.

For more information regarding the timing of repayments of the notes, see “Maturity and Prepayment Considerations.”

Losses on your notes may result from an event of default under the indenture	An event of default under the indenture may result in:

• losses on your notes if the receivables are sold and the sale proceeds, together with any other assets of the issuing entity, are insufficient to pay the amounts owed on the notes; and

• your notes being repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

See “The Indenture.”

You may suffer losses because you have limited control over the actions of the issuing entity and conflicts between the Class A Noteholders and Class B Noteholders may occur	Under certain circumstances, a portion of the holders of the Class A Notes will have the right to control the issuing entity’s actions. For example, if an event of default should occur and be continuing with respect to notes, the indenture trustee or holders of a majority in principal amount of the “controlling class” may declare the principal on those notes to be immediately due and payable. The “controlling class” of notes will be the Class A Notes as long as they are outstanding, and after they have been paid in full, the Class B Notes will become the controlling class, so long as they are outstanding (excluding, in each case, notes held by the issuing entity, any other obligor upon the notes, the depositor, the servicer or any affiliate of any of the foregoing). Furthermore, following certain events of default relating to the failure to pay interest or principal when due and under certain circumstances, the consent of the holders of 66 2/3% of the aggregate outstanding
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amount of the controlling class will be required before the indenture trustee may sell the receivables of the issuing entity. The holders of the Class B Notes will not have any right to participate in those determinations for so long as any Class A Note is outstanding, and the Class B Notes may be adversely affected by determinations made by the controlling class. Furthermore, the holders of a majority of the aggregate outstanding amount of the controlling class, under certain circumstances, have the right to waive servicer replacement events and holders of 66 2/3% of the aggregate outstanding amount of the controlling class have the right to direct the indenture trustee to terminate the servicer as the servicer of the receivables, and such noteholder direction will be without consideration of the effect such waiver or termination would have on the holders of the Class B Notes. The holders of the Class B Notes will not have the ability to waive servicer replacement events or to remove the servicer until the Class A Notes have been paid in full. In exercising any rights or remedies under the indenture, the holders of the controlling class may be expected to act solely in their own interests.

See “Description of the Receivables Transfer and Servicing Agreements—Servicer Replacement Events,” “—Removal or Replacement of Servicer” and “—Waiver of Past Servicer Replacement Events.”

Delays in collecting payments could occur if USAA Federal Savings Bank ceases to be the servicer	If USAA Federal Savings Bank were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments to noteholders. See “Description of the Receivables Transfer and Servicing Agreements—Servicer Replacement Events.” USAA Federal Savings Bank may resign as servicer under certain circumstances described in this prospectus. See “Description of the Receivables Transfer and Servicing Agreements—Certain Matters Regarding the Servicer; Limitation on Liability.”

The failure to make principal payments on any notes will generally not result in an Event of Default under the indenture until the Final Scheduled Payment Date for the applicable class of notes	The amount of principal required to be paid to investors prior to the applicable Final Scheduled Payment Date set forth in this prospectus generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note generally will not result in an Event of Default under the indenture until the applicable Final Scheduled Payment Date for that class of notes.

Class B Notes are subject to greater credit and other risk because the Class B Notes are subordinated to the Class A Notes	The Class B Notes bear greater credit risk than the Class A Notes because payments of interest on the Class B Notes are subordinated to payments of interest and, in certain circumstances, principal on the Class A Notes, and payments of principal on the Class B Notes are subordinated to payments of interest and principal on the Class A
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Notes, as described in this prospectus. Interest payments on the Class B Notes on each payment date will be subordinated to interest payments and any first allocation of principal on the Class A Notes on such payment date and, if payment of the notes has been accelerated because of an event of default, to principal payments on the Class A Notes. The Class B Notes also bear the risk that prepayments of receivables result in the pool consisting of receivables with lower rates, including some receivables for which the interest rate is less than the Class B Note interest rate plus the servicing fee rate. The reserve account is intended to mitigate this risk.

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes since no principal will be paid on the Class B Notes until the Class A Notes have been paid in full.

The Class A Noteholders control removal of the servicer upon a default on its servicing obligations	Generally, the holders of 66⅔% of the issuing entity’s Class A Notes or the indenture trustee acting on their behalf (excluding notes held by the issuing entity, any other obligor upon the notes, the depositor, the servicer or any affiliate of any of the foregoing) can remove the servicer if the servicer—

• does not deliver to the indenture trustee the available funds for application to a required payment after a grace period after notice or discovery; or

• defaults on a servicing obligation which materially and adversely affects the issuing entity or the noteholders after a grace period after notice.

The holders of a majority of the Class A Notes (excluding notes held by the issuing entity, any other obligor upon the notes, the depositor, the servicer or affiliate of any of the foregoing) may waive a default by the servicer. The Class B Noteholders do not have any rights to participate in such determinations for so long as any of the Class A Notes are outstanding, and the Class B Noteholders may be adversely affected by determinations made by the more senior classes.

See “Description of the Receivables Transfer and Servicing Agreements—Servicer Replacement Events” and “—Waiver of Past Servicer Replacement Events.”

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of the notes	Some or all of one or more classes of notes may be retained by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.
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Interests of other persons in the receivables could reduce the funds available to make payments on your notes	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by the Bank to the depositor and by the depositor to the issuing entity. The Bank’s accounting records and computer systems will also be marked to reflect a sale of the receivables, through the depositor, to the issuing entity. However, because the servicer will maintain possession of the receivables and not segregate or mark the receivables as belonging to the issuing entity, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest by obtaining physical possession of the loan document representing that receivable in tangible form without knowledge of the assignment of the receivable to the issuing entity. In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract. If another person acquires an interest in a receivable that is superior to the issuing entity’s interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the notes.

If another person acquires a security or other interest in a financed vehicle that is superior to the issuing entity’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the notes.

The issuing entity’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

• the Bank might fail to perfect its security interest in a financed vehicle;

•   another person may acquire an interest in a financed vehicle that is superior to the issuing entity’s security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the issuing entity as the new secured party;

•   the issuing entity may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of a security interest therein to the issuing entity;

• holders of some types of liens, such as tax liens or mechanics liens, may have priority over the issuing entity’s security interest; and

• the issuing entity may lose its security interest in vehicles confiscated by the government.
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Neither the Bank nor the servicer will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the issuing entity.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act itself became effective on July 22, 2010, many of its provisions had delayed implementation dates or required implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•   created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, determined to be “covered financial companies,” in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries” determined to be “covered financial companies,” in the event such a subsidiary is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

• created a new framework for the regulation of over-the-counter derivatives activities;

• strengthened the regulatory oversight of securities and capital markets activities by the SEC; and

•   created the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions (including the Bank) and their respective affiliates.

The Dodd-Frank Act also increased the regulation of the securitization markets. For example, it gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities, as
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applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to banks such as the Bank. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. Some of the regulations implementing these provisions still have not been finalized. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to USAA Capital Corporation, the parent of the Bank or its nonbank affiliates, United Services Automobile Association (“USAA”), the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Some Important Legal Issues Relating to the Receivables—Dodd Frank Orderly Liquidation Framework.” Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

FDIC receivership or conservatorship of the Bank could result in delays in payments or losses on your notes	The Bank is a federally chartered savings association and is subject to regulation and supervision by the Office of the Comptroller of the Currency (“OCC”) and whose deposits are insured to the applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). If the Bank becomes insolvent, is in an unsound condition or engages in violations of its by-laws or regulations applicable to it, or if similar circumstances occur, the OCC is authorized to appoint the FDIC as conservator and, if a receiver were appointed, the FDIC would act as a receiver for the Bank. As receiver, the FDIC would have broad powers to:

• require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

• request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the Bank; or

• repudiate, without compensation, the Bank’s ongoing servicing obligations under the servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables.
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Another section of the Federal Deposit Insurance Act provides that, with certain exceptions, during the 45-day period beginning on the date of the appointment of the FDIC as conservator for a bank or the 90-day period beginning on the date of the appointment of the FDIC as receiver for a bank, no person may, without the consent of the FDIC as conservator or receiver, exercise any right or power to terminate, accelerate, or declare a default under any contract to which the bank is a party, or to obtain possession of or exercise control over any property of the bank or affect the contractual rights of the bank. In the event of conservatorship or receivership relating to the Bank, this section could be interpreted to prohibit the indenture trustee, noteholders or other persons from exercising contractual rights and remedies under any contract to which the Bank was deemed to be a party during the applicable period. Such interpretation, whether or not ultimately sustained, could lead to a delay and reduction in payments on your notes.

If the FDIC were to take any of those actions, payments on your notes could be delayed or reduced.

Under the Federal Deposit Insurance Act, the FDIC, as conservator or receiver of the Bank, is authorized to repudiate any “contract” of the Bank if the FDIC determines that the performance of the contract is burdensome and the repudiation would promote the orderly administration of the Bank’s affairs. Upon such repudiation the FDIC would be required to pay “actual direct compensatory damages.” This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the receivables to the depositor. However, because we have structured the transfer of receivables from the Bank to the depositor with the intent that such transfers would be characterized as legal true sales, the FDIC likely would not be able to recover the transferred receivables using its repudiation powers.

If the FDIC nevertheless recharacterizes the transfer of motor vehicle loans to the issuing entity as a grant of a security interest to secure a debt, it could repudiate the debt and recover the motor vehicle loans as assets of the Bank. In this case, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity. The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that the issuing entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the issuing entity’s “actual direct compensatory damages” in the event the FDIC repudiated the
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transfer of motor vehicle loans to the issuing entity under the sale and servicing agreement, the amount paid to the issuing entity could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the notes issued by that issuing entity and the interest accrued thereon and unpaid to the date of payment.

The FDIC has adopted regulations entitled “Treatment of financial assets transferred in connection with a securitization for participation” (the “FDIC Rule”). The FDIC Rule contains four different safe harbors, each of which limits the power that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator. We do not intend to satisfy the conditions of the FDIC Rule and no legal opinion will be delivered in connection with the issuance of the notes as to the applicability of the FDIC Rule.

The FDIC could delay its decision whether to recognize the Bank’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the Bank. If the FDIC were to refuse to recognize the Bank’s transfer of the receivables, payments on your notes could be delayed or reduced.

Regulatory action could result in delayed or reduced payments to you	In April 2003, after the OCC found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. The consent order required the bank, among other things, to immediately resign as servicer and to cease performing its duties as servicer within 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant issuing entity in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

While the Bank has no reason to believe that any applicable regulatory authority would consider provisions relating to the Bank or any of its affiliates or the payment or amount of a servicing fee to the Bank or any of its affiliates, or any other obligation of the Bank or any of its affiliates under the purchase agreement, sale and servicing agreement, trust agreement or indenture to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the Bank or any of its affiliates to rescind or amend these agreements, payments to you could be delayed or reduced.

Failure to comply with consumer protection laws may result in losses on the notes	Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans. Some of these laws make an assignee of the loan (such as the issuing entity) liable to the obligor for any violation by the lender. Any liabilities of the issuing entity under these laws could reduce the funds that the issuing entity would otherwise have to
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make payments on your notes. The Bank may be obligated to repurchase from the issuing entity any receivable that fails to comply with federal and state consumer protection laws. If the Bank fails to repurchase that receivable, you might experience delays or reductions in payments on your notes. See “Some Important Legal Issues Relating to the Receivables—Consumer Protection Law.”

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act and other recent legislation	The Servicemembers Civil Relief Act of 2003, as amended (the “Servicemembers Act”), provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. The response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Act provides, generally, that an obligor who is covered by the Servicemembers Act may not be charged interest on the receivable in excess of 6% per annum during the period of the obligor’s active duty. Any shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. Interest shortfalls on the receivables due to the application of the Servicemembers Act or similar legislation or regulations will reduce the amount of interest collections available to make payments on the notes.

The Servicemembers Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the scheduled payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. In addition, the servicer may elect to reduce the interest rate on receivables affected by the application of the Servicemembers Act to a rate that is lower than the maximum rate prescribed by the Servicemembers Act and may readjust the payment schedule for any receivable that is affected by the application of the Servicemembers Act until the maturity of the receivable.

In addition, pursuant to laws of various states, under certain circumstances, payments on retail installment contracts or installment loans such as the receivables by residents in those states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to repossess the financed vehicle securing a receivable.

As a result of the Servicemembers Act and similar state legislation or regulations and as a result of the servicer’s ability to further lower the interest rate on the affected receivables, there may be delays or reductions in payment and increased losses on the receivables. Those delays, reductions and increased losses will be borne primarily by holders of the certificates, but if such reductions and losses are greater than anticipated, the holders of notes may suffer a loss.
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We do not know how many receivables may be affected by the application of the Servicemembers Act or any similar state legislation or regulations.

Bankruptcy of USAA Acceptance, LLC, as depositor, could result in delays in payment or losses on the notes	The depositor intends that its sale of the receivables to the issuing entity will be a valid sale and assignment of the receivables to the issuing entity. If USAA Acceptance, LLC, as depositor, were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of USAA Acceptance, LLC or USAA Acceptance, LLC itself were to take the position that the sale of receivables by the depositor to the issuing entity should instead be treated as a pledge of the receivables to secure a borrowing of USAA Acceptance, LLC, delays in payments of collections on the receivables to noteholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of those payments could result. A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the issuing entity may have priority over the issuing entity’s interest in those receivables even if the transfer of the receivables to the issuing entity is characterized as a sale.

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes	Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies, defaults and losses on the receivables. Any such disruptions may cause you to experience delays in payments or losses on your notes. See “Description of the Receivables Transfer and Servicing Agreements—Servicer Replacement Events.” USAA Federal Savings Bank may resign as servicer under certain circumstances described in this prospectus. See “Description of the Receivables Transfer and Servicing Agreements—Certain Matters Regarding the Servicer; Limitation on Liability.”
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A servicer replacement event may result in additional costs, increased servicing fees by a successor servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes	In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

• the costs of the transfer of servicing to the successor;

• the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

• the servicing fees charged by the successor.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Paying the servicer a fee based on a percentage of the receivables may result in the inability to obtain a successor servicer	Because the servicer is paid its base servicing fee based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time. At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool. In this event a higher servicing fee may need to be negotiated, resulting in less available funds that may be distributed to noteholders and certificateholders on a related payment date. Also, if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, resulting in increased delinquencies and/or defaults on the receivables.

The servicer’s discretion over the servicing of the receivables could increase the average life of the notes and impact the amount and timing of funds available to make payments on the notes	The servicer is obligated to service the receivables in accordance with its customary practices. The servicer has discretion in servicing the receivables, including the ability to permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase a receivable from the issuing entity if any modification or extension extends the term of that receivable beyond the latest final scheduled payment date for the latest
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maturing class of notes issued by the issuing entity. In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the receivables. The manner in which the servicer exercises its servicing discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

You may suffer losses on your notes because the servicer will hold collections and commingle them with its own funds	The servicer generally will be permitted to hold with its own funds (1) collections it receives from obligors on the receivables for up to two Business Days after identification and (2) the purchase price of receivables required to be repurchased from the issuing entity until the day on which distributions are made on the notes. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable for any reason to pay these amounts to the issuing entity on the payment date, you might incur a loss on your notes.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Receivables Transfer and Servicing Agreements—Collections.”

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes	Security ratings are not recommendations to buy, sell or hold the notes. Rather, the ratings are an assessment by the Hired Agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its Final Scheduled Payment Date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the Final Scheduled Payment Date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.
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It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

Potential rating agency conflict of interest and regulatory scrutiny	It may be perceived that the Hired Agencies have a conflict of interest that may affect the ratings assigned to the notes because, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the rating agencies for their rating services. Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in a previous financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

You may not be able to resell your notes	The notes will not be listed on any securities exchange. If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

Additionally, continuing or potentially recurring events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government initiatives such as bailout programs for financial institutions and other assistance programs designed to increase credit availability and support economic activity, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, the lowering of ratings on certain asset-backed securities and uncertainty surrounding the future of the United Kingdom’s relationship with the European Union, have caused in the past and may cause in the future a
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significant reduction in liquidity in the secondary market for some forms of asset-backed securities. Any period of illiquidity may continue, and even worsen, and may adversely affect both the market value of your notes and your ability to sell the notes. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes.

There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

You may experience reduced returns and delays on your notes from a vehicle recall	Obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes.

You will be able to exercise your rights as a noteholder only through the clearing agency and your ability to transfer your notes may be limited and payments on your notes may be delayed	The notes will be delivered to you in book-entry form through the facilities of DTC or Clearstream or Euroclear. Consequently, your notes will not be registered in your name and you will not be recognized as a noteholder by the indenture trustee. You will only be able to exercise the rights of a noteholder indirectly through DTC and its participating organizations. Specifically, you may be limited in your ability to resell the notes to a person or entity that does not participate in the DTC system or Clearstream or Euroclear. In addition, you may experience delays in your receipt of payments with respect to your beneficial interest in book-entry notes because payments will be made by the indenture trustee to Cede, as nominee for DTC rather than directly to you. You may also experience delays in receipt of payments in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Physical notes will only be issued in the limited circumstances described in this prospectus. See “Description of the Notes—Definitive Notes.”
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Book-entry system for the notes may decrease liquidity and delay payment	Because the notes will generally be available only through DTC, participants and indirect participants:

•   your ability to pledge your beneficial interest in notes to someone who does not participate in the DTC system, or to otherwise take action relating to your beneficial interest in notes, may be limited due to the lack of a physical note;

•   you may experience delays in your receipt of payments with respect to your beneficial interest in notes because payments will be made by the indenture trustee, to Cede, as nominee for DTC, rather than directly to you, and DTC will then credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants; and

•   you may experience delays in your receipt of payments with respect to your beneficial interest in notes in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

See “Description of The Notes―General,” “―Delivery of Notes” and “―Book-Entry Registration.”
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USE OF PROCEEDS

The proceeds from the issuance of the notes will be used by the depositor (1) to purchase the receivables from the Bank under the purchase agreement and (2) to fund the initial deposit into the Reserve Account.

The Bank or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts and for general purposes.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

USAA Auto Owner Trust 2016-1 is a statutory trust governed under the laws of the State of Delaware by a trust agreement, as amended and restated as of the closing date, between the depositor and Wells Fargo Delaware Trust Company, National Association, as the owner trustee. The trust is referred to in this prospectus as either the “trust” or the “issuing entity.”

The issuing entity will not engage in any activity other than:

•	entering into and performing its obligations under the agreements to which it is a party;

•	acquiring, holding and managing the assets of the issuing entity, including the receivables, and the proceeds of those assets;

•	issuing the notes and the certificates;

•	making payments on the notes and distributions on the certificates;

•	selling, transferring and exchanging the notes and the certificates to the depositor;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	making deposits to and withdrawals from the Collection Account and the Reserve Account;

•	paying organizational, start-up and transactional expenses of the issuing entity; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are in any way connected with those activities or as may be required in connection with conservation of the issuing entity’s assets and the making of payments on the notes and distributions on the certificates.

The operations of the issuing entity are governed by the trust agreement and the indenture. Under the administration agreement the administrator will be obligated to perform certain administrative duties of the issuing entity and the owner trustee. The owner trustee will not have liability for obligations that the administrator agrees to perform. The issuing entity does not have the discretion to engage in activities other than those described above.

The issuing entity’s principal offices are located in Wilmington, Delaware. The fiscal year of the issuing entity is the calendar year.

The Issuing Entity Property

The notes will be collateralized by the assets of the issuing entity (“the issuing entity property”). The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under retail motor vehicle installment loans that are secured by new and used automobiles and light-duty trucks.

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In addition to the receivables acquired by the issuing entity from the depositor on the closing date, the issuing entity property also will include:

•	all collections on the receivables after the Cut-off Date;

•	the receivable files relating to the original motor vehicle retail installment loans evidencing the receivables;

•	the security interests in the financed vehicles;

•	any proceeds from claims on (1) any theft and physical damage insurance policy maintained by an obligor under a receivable, providing coverage against loss or damage to or theft of the related financed vehicle or (2) any credit life or credit disability insurance maintained by an obligor in connection with any receivable;

•	any other property securing the receivables;

•	the rights of the issuing entity to funds on deposit in the Reserve Account, the Collection Account and the Principal Distribution Account and any other accounts established pursuant to the indenture or sale and servicing agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•	rights of the issuing entity under the sale and servicing agreement and of the depositor, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

If the protection provided to the Class A Noteholders by the subordination of the Class B Notes and to all the noteholders by the Reserve Account is insufficient, the issuing entity will have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure defaulted receivables. In that event, various factors, such as the issuing entity not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the issuing entity can distribute to the noteholders. See “Application of Available Funds—Priority of Distributions,” “Description of the Receivables Transfer and Servicing Agreements—Reserve Account” and “Some Important Legal Issues Relating to the Receivables.”

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date, as if the issuance and sale of the notes had taken place on such date:

Receivables	$503,778,663.77
Reserve Account	$1,259,446.66
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The following table illustrates the expected liabilities of the issuing entity as of the closing date, as if the issuance and sale of the notes had taken place on such date:

Class A-1 Notes	$152,000,000.00
Class A-2 Notes	$135,000,000.00
Class A-3 Notes	$135,000,000.00
Class A-4 Notes	$69,180,000.00
Class B Notes	$8,820,000.00
Total	$500,000,000.00

Overcollateralization is the amount by which the aggregate principal balance of the receivables exceeds the aggregate principal amount of the notes. The initial amount of overcollateralization will be $3,778,663.77 or approximately 0.75% of the initial pool balance.

THE TRUSTEES

Owner Trustee

Wells Fargo Delaware Trust Company, National Association will act as owner trustee under the trust agreement. Wells Fargo Delaware Trust Company, National Association is a national banking association existing under the laws of the United States of America authorized to exercise trust powers. The owner trustee maintains its principal office at 919 North Market Street, Suite 1600, Wilmington, Delaware 19801.

Wells Fargo Delaware Trust Company, National Association has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

Currently, there are no legal proceedings pending before any court or governmental authority against Wells Fargo Delaware Trust Company, National Association that would have a material adverse effect on the ability of Wells Fargo Delaware Trust Company, National Association to perform it obligations as owner trustee as provided in the trust agreement.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The Bank, the depositor and their affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates. The Bank, as servicer, will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents. To the extent these fees, expenses and indemnity payments are not paid by the Bank, they will be payable out of the issuing entity’s funds in the order of priority specified under “Application of Available Funds—Priority of Distributions.”

The owner trustee is an affiliate of one of the underwriters.

Indenture Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as indenture trustee, registrar, and paying agent. U.S. Bancorp, with total assets exceeding $438 billion as of June 30, 2016, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of June 30, 2016, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 54 domestic and 2 international cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

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U.S. Bank has provided corporate trust services since 1924. As of June 30, 2016, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.4 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee shall make each monthly statement available to the noteholders via the indenture trustee’s internet website at www.usbank.com/abs. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2016, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 97 issuances of automobile-receivable backed securities with an outstanding aggregate principal balance of approximately $36,343,100,000.

Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities (“RMBS”) trusts. The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo. The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.

Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being: BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 794 trusts) and its companion case BlackRock Core Bond Portfolio et al v. U.S. Bank National Association, No. 14-cv-9401 (S.D.N.Y.). Some of the trusts implicated in the aforementioned Blackrock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.

U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The indenture trustee’s duties are limited solely to the express obligations of the indenture trustee set forth in the indenture. The Bank, the depositor and their affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. The Bank, as servicer, will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents. To the extent these fees, expenses and indemnity payments are not paid by the Bank, they will be payable out of the issuing entity’s funds in the order of priority specified under “Application of Available Funds—Priority of Distributions.”

Role of the Owner Trustee and the Indenture Trustee

The owner trustee is obligated to perform only those duties that are specifically assigned to it in the trust agreement and the other transaction documents and will not be liable for any error in judgment made in good faith by any of its officers or employees unless such persons were negligent in ascertaining the pertinent facts. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of its rights or powers.

The owner trustee is not required to give any certificateholder or other person notice of any Event of Default under any of the transaction documents. The issuing entity is required to deliver to the certificateholders information required by the Code that is necessary for the preparation of their tax returns as they relate to the

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certificates. The holders of a majority interest in the certificates may direct the actions to be taken by the owner trustee so long as such actions are not contrary to the provisions of the trust agreement or any transaction document to which the issuing entity is a party.

The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the indenture and the other transaction documents. If an Event of Default has occurred and is continuing, the indenture trustee is required to exercise its rights under the indenture and use the same degree of skill and care in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. In the absence of bad faith, the indenture trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The indenture trustee is not liable for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining pertinent facts. The indenture trustee will not be liable with respect to any action it takes or omits to take in good faith pursuant to directions from the noteholders in accordance with the indenture.

Upon receipt of instructions from the servicer for a payment date, the indenture trustee will apply the Available Funds to pay specified expenses of the issuing entity and to make payments on the notes.

The owner trustee and the indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the owner trustee and the indenture trustee, in some circumstances, acting jointly with the depositor or the administrator, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the sale and servicing agreement, the trust agreement, the administration agreement or the indenture, as applicable, will be conferred or imposed upon the owner trustee or the indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

The owner trustee and the indenture trustee will be entitled to certain fees and indemnities described under “Application of Available Funds—Fees and Expenses of the Issuing Entity.”

For a further description of the roles and responsibilities of the indenture trustee, see “The Indenture.”

THE DEPOSITOR

USAA Acceptance, LLC (the “depositor”) is a limited liability company formed under the laws of the State of Delaware on July 22, 2002. The depositor maintains its principal office at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801. Its telephone number is (302) 651-8408.

The depositor is a wholly-owned, special purpose subsidiary of the Bank. The depositor was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities, selling and otherwise transferring receivables (including for the purpose of securitizing them) and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The depositor’s limited liability company agreement also includes a provision that requires the depositor to have at least two directors who are independent. Under the depositor’s limited liability company agreement, an independent director is a person who is not an employee, director, stockholder, partner or officer of the depositor or any of its affiliates (other than his or her service as an independent director of the depositor or any of its affiliates), a customer or supplier of the depositor or any of its affiliates, or any immediate family member of a person described in the foregoing.

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The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

The depositor intends that the transfer of the receivables from the depositor to the issuing entity constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor. However, if the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the depositor, as debtor-in-possession, may argue that the sale of the receivables by the depositor was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the noteholders.

None of the depositor, the Bank, the servicer or any of their respective affiliates will insure or guarantee the receivables or the notes issued by the issuing entity.

ORIGINATOR, SPONSOR, SELLER AND SERVICER

USAA Federal Savings Bank (the “Bank”) is a federally chartered savings association and a member of the Federal Home Loan Bank System. The Bank is subject to the supervision of the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Consumer Financial Protection Bureau (the “CFPB”). Deposits held by the Bank are insured by the Deposit Insurance Fund of the FDIC. As of December 31, 2015, the Bank’s total assets and total common and preferred stockholders’ equity were $71.13 billion and $6.30 billion, respectively.

The Bank’s executive offices are located at 10750 McDermott Freeway, San Antonio, Texas 78288 and its telephone number is (210) 498-2265.

The Bank is an indirect wholly-owned subsidiary of United Services Automobile Association (“USAA”) and is engaged in providing consumer banking products and services primarily to the USAA membership. USAA and its various property and casualty insurance subsidiaries provide personal line insurance, which includes automobile, homeowners, and renters insurance, to their policyholders. In addition, through its various wholly-owned subsidiaries and affiliates, USAA offers personal financial service products, including life insurance, mutual funds, banking services and financial planning services. USAA is the fifth largest private passenger automobile and the fifth largest homeowners insurer in the United States, based on 2015 direct written premiums. USAA markets its products and services principally through direct mail, telecommunication and electronic means. USAA is headquartered in San Antonio, Texas and employs more than 28,000 people.

USAA is a reciprocal interinsurance exchange formed in 1922. As of December 31, 2015, USAA and its subsidiaries have a combined membership of approximately 11.4 million.

The Bank began its motor vehicles financing operations in 1984 and has serviced the receivables since that time. The Bank has been securitizing its motor vehicle loans since 1993 and has completed more than 30 public securitizations of its motor vehicle loans. The Bank also originates mortgage loans, credit card receivables, and other consumer loans. It securitized a portion of its portfolio of credit card receivables in 2005 through a private conduit facility, which was subsequently paid off in full in 2010. The Bank participates in the structuring of its securitizations, services the securitized assets and usually acts as administrator for the issuing entity.

In the normal course of its servicing operations, the Bank outsources certain of its administrative functions to third party providers. With respect to its securitization trusts, the Bank remains responsible to the issuing entity for its obligations under the sale and servicing agreement regardless of whether the performance of an obligation has been outsourced to a third party. The Bank believes that such third parties can be replaced with other providers of such services.

The Bank outsources custody of the vehicle titles or other evidence of the perfected security interest of the Bank to Dealertrack Technologies, Inc., in Lake Success, NY. Dealertrack Technologies, Inc. is a Delaware

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corporation that has been in the business of title administration since 1990. Dealertrack holds such titles or other evidence in a fire-resistant vault; it has FM200 gas suppression.

No event of default or performance trigger event has occurred in securitizations sponsored by the Bank. The Bank has not taken any action outside of its contractual servicing obligations to prevent the occurrence of any such event.

The Bank engages investment banks for structuring its motor vehicle loan securitizations and selling the resulting asset-backed notes to investors.

Credit Risk Retention

An affiliate of the depositor, a wholly owned subsidiary of the Bank, will be the initial holder of the issuing entity’s certificates. The Bank, through its ownership of the depositor, intends but is not required to and does not commit to continue to retain an interest in the transaction in the form of the certificates. The certificates represent 100% of the beneficial interest in the issuing entity.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be appointed as asset representations reviewer pursuant to an agreement among the sponsor, the servicer, the issuer and the asset representations reviewer. Clayton has offices at 1700 Lincoln Street, Suite 2600, Denver, CO 80203. Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN) and has provided independent due diligence loan review and servicer oversight services to its clients since 1989. Clayton has been engaged as the asset representations reviewer on more than 30 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton is a provider of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton has performed over 12 million loan reviews and has provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies. Clayton has performed these services primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton has also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the Bank or an underwriter to perform pre-closing due diligence work on the receivables. The asset representations reviewer may not resign unless the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the indenture trustee, the owner trustee or any person hired by the Bank or an underwriter to perform pre-closing due diligence work on the receivables. Upon the occurrence of one of the foregoing events, the asset representations reviewer will promptly resign and the issuing entity will appoint a successor asset representations reviewer. Further, the issuing entity may (and in the case of clause (i), shall) terminate the rights and obligations of the asset representations reviewer if (i) the asset representations reviewer no longer meets certain eligibility requirements set forth in the asset representations review agreement, (ii) the asset representations reviewer breaches any of its representations, warranties, covenants or obligations under the asset representations review agreement or (iii) certain insolvency events occur with respect to the asset representations reviewer. The asset representations reviewer will pay the expenses (including the fees and expenses of counsel) associated with the resignation or removal of the asset representations reviewer and the appointment of a successor asset representations reviewer. With respect to any removal, resignation or replacement of the asset representations reviewer, we will include on the Form 10-D filed with the SEC with respect to the applicable Collection Period information specifying the date of such removal, resignation or replacement and the circumstances surrounding such change.

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The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined below) for compliance with the representations and warranties made by the Bank on the receivables if the conditions described below under “Description of the Receivables Transfer and Servicing Agreements—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “Application of Available Funds–Fees and Expenses of the Issuing Entity” below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “Description of the Receivables Transfer and Servicing Agreements—Asset Representations Review” below. The asset representations reviewer is liable for its own negligent action, its own bad faith, its own breach of contract or its own willful misconduct. The servicer is required under the asset representations review agreement to provide the asset representations reviewer copies of the receivable files and to make available to the asset representations reviewer the related accounts and records maintained by such person in connection with a review of the receivables. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law. The servicer will indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer’s performance of its obligations under the asset representations review agreement unless caused by the negligent action, bad faith, breach of contract or willful misconduct of the asset representations reviewer.

THE BANK’S PORTFOLIO OF MOTOR VEHICLE LOANS

Origination of Motor Vehicle Loans

The Bank directly originates motor vehicle installment loans secured by new and used automobiles and light-duty trucks (the “motor vehicle loans”). Applications for motor vehicle loans are made by individuals to the Bank’s office in San Antonio, Texas and are reviewed by the Bank in accordance with the Bank’s underwriting procedures discussed below. Applications are generally accepted by telephone, internet and mobile devices, but may also be accepted via video telephony. The Bank’s primary source of applicants is the membership and associate membership of USAA, which consist of present and former commissioned and noncommissioned officers, enlisted personnel, retired military and their families.

The Bank may use programs developed and maintained by the Bank or third parties that allow the Bank to complete the entire contracting process electronically. The electronic contracts created by the programs will be electronically signed by the related obligors and will be stored in an electronic vault maintained by the Bank or third parties. The Bank does not expect to maintain physical copies of the electronic contracts.

The Bank services all of its motor vehicle loans. The servicing functions performed by the Bank include customer service, document file keeping, computerized account record keeping and collections. Vehicle title processing is outsourced to Dealertrack Technologies, Inc. The Bank may change its servicing and origination policies and practices over time in accordance with the Bank’s business judgment.

There have been no material changes in the Bank’s policies or procedures for its origination of retail motor vehicle loans during the three years preceding the date of this prospectus.

Underwriting of Motor Vehicle Loans

Pre-Selection Process

The Bank has a program of pre-selecting potential customers for motor vehicle loans. The Bank obtains names of potential customers from its existing motor vehicle loan database, credit card database and various other sources.

All potential pre-selected customer names are screened against the database maintained by the Bank’s parent company. USAA’s database must show that the potential customer is an active USAA insurance policyholder or is eligible to be one.

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The Bank then screens those potential customer names against its database of credit card and other loan accounts, although an existing credit card or other loan account is not a prerequisite for pre-selection. A potential customer will be pre-selected if the potential customer has a credit card or other loan account, has had no internal record of bankruptcy or account closure due to a collection problem on any Bank loan product or USAA product, and the Bank’s credit card or other loan database shows that the account:

•	is open or otherwise monitored by the Bank;

•	is currently not more than 59 days delinquent; and

•	has no lost or stolen account or fraudulent activity record.

A potential customer who is pre-selected using the credit card account screening process is offered a motor vehicle loan in an amount determined by the individual’s credit and, in some cases, by the credit limit amount of the individual’s credit card accounts. The Bank offers those pre-selected potential customers motor vehicle loans in amounts up to a maximum amount of $50,000.

A potential customer without a credit card account with the Bank who has another loan account with the Bank is eligible for a pre-selected motor vehicle loan in an amount up to a maximum amount of $50,000, determined by the individual’s credit score and provided the individual has no record of bankruptcy or collection problems on any Bank loan products.

The Bank also offers pre-selected motor vehicle loans in an amount up to a maximum amount of $50,000 to customers who do not have a credit card or other existing loan with the Bank. Such customers must meet all of the following credit bureau criteria:

•	no bankruptcy record;

•	no record of a major derogatory item (foreclosure, repossession, garnishment, etc.);

•	no adverse public records (unpaid judgment, tax lien, suit, etc.);

•	does not possess more than two of the following derogatory items within the past 24 months: collections, an account 90 days or more past due, or an account with another derogatory status;

•	possesses at least one satisfactory trade line; and

•	has a credit bureau score of at least 660.

The Bank notifies potential customers that they have been pre-selected for a motor vehicle loan by electronic mail under certain circumstances and, if a pre-selected individual contacts the Bank to inquire about a motor vehicle loan, by telephone or via the Bank’s password-protected Web site. A potential customer who has been pre-selected can activate the pre-selection by following the application process described below. The Bank then follows its underwriting procedures to verify that no material changes have occurred since a customer was pre-selected.

Application Process

If an applicant is not part of the pre-selected program for a motor vehicle loan as described above, the applicant submits an application, over the telephone or via the Bank’s Web site or mobile app or by video telephony. The application sets forth the applicant’s income, liabilities, credit and employment history, and other personal information as well as a description of the financed vehicle which is intended to secure a motor vehicle loan. The Bank reviews each application for completeness and for compliance with the Bank’s underwriting criteria, guidelines and applicable consumer regulations.

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Underwriting Criteria

The Bank evaluates each applicant using uniform underwriting standards developed by the Bank. These underwriting standards are intended to assess the applicant’s ability to repay such motor vehicle loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in the applicant’s loan application and the credit bureau reports referred to below.

The Bank first performs the evaluation on an automated basis. If the automated review of the application shows that the applicant meets certain criteria in the Bank’s underwriting guidelines described below at specified levels and has at least a specified credit score in the Bank’s credit scoring process referred to below, then the application is approved. If the application is not approved in the automated review, an underwriter then performs a judgmental review using the same criteria and standards used in the automated review.

Among the criteria considered in evaluating each application are:

•	stability of the applicant with specific regard to the applicant’s length of employment;

•	the applicant’s payment history based on information known directly by the Bank or as provided by various credit reporting agencies with respect to present and past debt;

•	a debt service to gross monthly income ratio test; and

•	a loan to value ratio test taking into account the age, type and market value of the financed vehicle.

The Bank uses an empirically based credit scoring process (the FICO® credit scoring system described below) that uses credit scores provided by credit bureaus to objectively assess an applicant’s creditworthiness. Through credit scoring, the Bank evaluates credit profiles to quantify credit risk. The credit scoring process uses statistics to correlate common characteristics with credit risk. The Bank’s standards are periodically reviewed and updated, if necessary. The Bank’s standards are intended to provide a basis for lending decisions, not to supersede the judgment of the underwriter.

A FICO® score is a credit score derived from a scoring system created by the Fair Isaac Company. A FICO® score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. Because the FICO® score depends on the information gathered by a credit bureau, it is possible that the FICO® score for a person will vary depending upon which credit bureau is used.

Exceptions to the Underwriting Criteria

The Bank has approved applications that do not meet its standard credit guidelines, both before and after implementation of the credit scoring process. Generally, those approvals require approval of a designated credit underwriter or credit manager of the Bank. Applications that do not comply with all the Bank’s guidelines must have compensating factors, such as a substantial down payment being made by the applicant or an amount financed that is lower than the maximum permitted by the Bank’s guidelines, which indicate a strong capacity to repay the loan.

Amount Advanced

The amount advanced by the Bank under any motor vehicle loan, including motor vehicle loans offered pursuant to the pre-selected program, generally has not exceeded:

•	for a new financed vehicle, the manufacturer’s suggested retail price plus the cost of additional options, taxes and title and license fees on the financed vehicle or
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•	for a used financed vehicle, the “retail” value stated in the most recently published National Auto Research Black Book used vehicle guide, before credit for any optional equipment, plus taxes and title and license fees.

The maximum amount advanced for motor vehicle loans is often less than such amounts depending on a number of factors, including the length of the motor vehicle loan term and the model and year of the financed vehicle. These adjustments are made to assure that the financed vehicle constitutes adequate collateral to secure the motor vehicle loan. In addition, whether a financed vehicle is new or used, the Bank will also finance service warranties under a motor vehicle loan.

Periodically, the Bank makes a detailed analysis of its portfolio to evaluate the effectiveness of the Bank’s credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, the Bank adjusts its credit guidelines to maintain the asset quality deemed acceptable by the Bank’s management. The Bank reviews, on a monthly and an annual basis, the quality of its motor vehicle loans by examining certain randomly selected motor vehicle loans to ensure compliance with established policies and procedures.

Insurance

Each motor vehicle loan requires the obligor to obtain comprehensive and collision insurance for the financed vehicle. The Bank does not monitor the obligor’s compliance with such requirement. Most obligors obtain the required comprehensive and collision insurance from USAA or an affiliate thereof.

If an obligor fails to maintain the required insurance, the Bank may, but is not obligated to, purchase limited comprehensive and collision insurance to protect the interests of the Bank and those of the obligor and charge the obligor for the cost of such insurance. The Bank currently does not obtain such insurance if an obligor fails to maintain the required insurance.

Collection Procedures

The Bank performs collection activities with respect to delinquent motor vehicle loans including the prompt investigation and evaluation of the causes of any delinquency. An obligor is considered delinquent when the obligor makes any payment that is less than 95% of a scheduled payment.

The Bank maintains an on-line collection system for use in collection efforts. The collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information) and records of all contact of the Bank with obligors. The system also records an obligor’s promise to pay, affords supervisors the ability to review collection personnel activity and modify priorities with respect to obligor contacts and provides reports concerning motor vehicle loan delinquencies. Currently, the Bank initiates contact by mail with any obligor whose motor vehicle loan has become seven days delinquent. The Bank sends another mail contact to any obligor when the obligor’s motor vehicle loan has become 16 days delinquent. The Bank initiates telephone contact with the obligor on day 3 for high risk, day 7 for medium risk and day 20 for low risk. The level of risk on the loan is determined by a combination of internal scores and FICO® scores. Generally, after a motor vehicle loan continues to be delinquent for 30 days, the Bank sends a demand letter. After 50 days of delinquency, the Bank sends a right to cure letter requesting the past due amount. Generally, the Bank initiates repossession procedures after a motor vehicle loan is delinquent for 70 days. Repossession action may occur without regard to the length of existence of payment delinquency if (1) a motor vehicle loan is deemed uncollectible, (2) the financed vehicle is deemed by Bank collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or (3) the obligor voluntarily surrenders the financed vehicle. Repossessions are conducted by third parties engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor generally has an additional 10 to 21 days to redeem or reinstate the financed vehicle based on state law before the financed vehicle is resold at auction.

Losses may occur in connection with delinquent motor vehicle loans and can arise in several ways, including inability to locate the financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. The current policy of the Bank is to recognize losses when it determines that the motor

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vehicle loan is uncollectible, or during the month the motor vehicle loan becomes 120 days delinquent, whichever occurs first. It is the Bank’s current policy not to repossess the collateral of active duty military. Further, under the Bank’s current policy, to the extent a motor vehicle loan suffers a total loss, through accident or other insured loss, and the remaining balance of the motor vehicle loan exceeds the insurance proceeds, the remaining balance is considered uncollectible at the time the Bank receives payment of the insurance proceeds with respect to the motor vehicle loan. The Bank is the beneficiary under a contractual liability insurance policy issued by an affiliate of the Bank which insures against losses of such amounts. To the extent the Bank draws on this insurance policy for the remaining balance of the motor vehicle loan, such amount will be deposited into the issuing entity’s collection account.

Upon repossession and sale of the financed vehicle, the Bank pursues any deficiency remaining to the extent deemed practical by the Bank and as permitted by law. The loss recognition and collection policies and practices of the Bank may change over time in accordance with the Bank’s business judgment.

The Bank offers certain obligors credit-related extensions. Generally, these extensions are offered only when:

•	the extension will result in the obligor’s payments being brought current;

•	the number of credit-related extensions granted on the motor vehicle loan will be limited to one per twelve month period; and

•	no more than two credit-related extensions will be granted on the Motor Vehicle loan in any five year period, and the total credit-related extensions granted on the motor vehicle loan generally will not exceed four months in the aggregate in such five year period. motor vehicle loans are not eligible for modifications.

Any deviation from this policy requires the concurrence of the Bank’s collection manager and collection officer. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Procedures” for certain additional conditions on credit-related extensions which must be satisfied with respect to receivables owned by the issuing entity.

The Bank may also offer certain obligors payment extensions on receivables that are not delinquent. To qualify for such a payment extension, an account must satisfy certain criteria which are designed to preserve the quality of the loan portfolio in the Bank’s judgment. Any extension may extend the maturity of the applicable receivable beyond its original term to maturity and increase the weighted average life of the receivables.

The Bank may, from time to time, review its portfolio of motor vehicle loans and offer certain obligors with consistent payment experience reduced contract rates on their receivables either for a specified number of payment dates or for the remaining term to maturity of such receivable. Any such reduction will not affect the original amount financed under such receivable. If so specified in this prospectus, the Bank may take such actions with respect to receivables owned by the issuing entity.

THE RECEIVABLES POOL

The issuing entity will own a pool of receivables consisting of retail motor vehicle installment loans secured by security interests in the motor vehicles financed by those loans. The pool will consist of the receivables selected from the Bank’s portfolio of installment loans for new and used vehicles, in each case meeting the criteria described below, which the Bank transfers to the depositor and the depositor transfers to the issuing entity on the closing date. No selection procedures believed by the Bank to be adverse to the noteholders were utilized in selecting the receivables. The issuing entity will be entitled to receive all payments on the receivables which are made after the Cut-off Date. Approximately 98.16% of the receivables in the pool described in this prospectus (by aggregate principal balance as of the Cut-off Date) are evidenced by electronic contracts.

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Approximately 19.72% of the receivables in the pool described in this prospectus (by aggregate principal balance as of the Cut-off Date) were originated pursuant to the Bank’s TrueCar program. Under the Bank’s TrueCar program, the interest rate for a receivable of a qualifying obligor is reduced between 0.25% and 1.00%.  For loans made pursuant to the Bank’s TrueCar program prior to mid-October 2014, such receivables were not re-amortized following the application of the discounted interest rate, which resulted in either a reduction in the total number of payments due over the life of the receivable or a reduction in the amount of the final payment due under the terms of the receivable. Beginning in mid-October 2014, receivables originated pursuant to the Bank’s TrueCar program were re-amortized following the application of the discounted interest rate. The data regarding the distribution of the receivables in the pool described in this prospectus under “—Pool Stratifications” below and the information presented with respect to the weighted average lives of the notes under “Maturity and Prepayment Considerations — Weighted Average Lives of the Notes” reflects any applicable discounted interest rate for and reduced term to maturity of each receivable originated pursuant to the Bank’s TrueCar program.

Simple Interest Receivables

Each of the receivables included in the receivables pool provides for the application of payments on the simple interest method. If an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date—

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date—

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Criteria Applicable to Selection of Receivables

The receivables sold to the issuing entity on the closing date will be selected from the Bank’s portfolio for inclusion in the pool by several criteria. These criteria include the requirement that each receivable has the following individual characteristics as of the Cut-off Date:

•	has a remaining term to maturity of not less than 1 month;

•	had an original term to maturity of not more than 84 months;

•	provided, at origination, for level periodic payments (except for the first or last payment, which may be different but no more than three times the amount of each such level periodic payment) over its original term;

•	is secured by a new or used automobile or light-duty truck;

•	has not been identified in the records of the servicer as being the subject of any pending bankruptcy or insolvency proceeding;
46

•	has no payment more than 30 days past due;

•	is a simple interest loan;

•	was originated in the United States;

•	contains provisions that permit the repossession and sale of the financed vehicle upon a default under the receivable by the related obligor;

•	the obligor on the receivable has a FICO® score of no less than 600;

•	the financed vehicle related to the receivable is a model year 2008 or newer;

•	the scheduled maturity date is on or before March 27, 2023;

•	had an outstanding principal balance of greater than or equal to $809.24; and

•	has a Contract Rate of no less than 2.00%.

Exceptions to Underwriting Criteria

Receivables originated under the Bank’s underwriting guidelines are approved based on either (i) an automated process based on the Bank’s underwriting policy, (ii) a credit underwriter applying the same criteria and standards used in the automated process or (iii) the authority of a credit underwriter.

As described under “The Bank’s Portfolio of Motor Vehicle Loans–Underwriting of Motor Vehicle Loans” in this prospectus, each applicant will initially be evaluated through an automated process. The Bank’s underwriting policy takes into account multiple factors, including, but not limited to, the stability of the applicant with specific regard to the applicant’s length of employment, the applicant’s debt-to-income ratio, the applicant’s payment-to-income ratio and a loan-to-value ratio test taking into account the age, type and market value of the financed vehicle. If an applicant is not approved through the automated process, an underwriter then performs a judgmental review using the same criteria and standards used in the automated review.

None of the receivables in the pool were originated with exceptions to the Bank’s written underwriting guidelines.

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Pool Stratifications

The composition of the receivables in the pool described in this prospectus as of the Cut-off Date is as follows (all weighted averages are based on the aggregate principal balance):

Aggregate Principal Balance	$503,778,663.77
Number of Receivables	30,667
Principal Balance
Average	$16,427.39
Range	$809.24 to $87,916.64
Original Amount Financed
Average	$22,689.53
Range	$2,500.00 to $117,899.00
Weighted Average Contract Rate	4.05%
Range	2.00% to 17.75%
Weighted Average Original Term to Maturity	65 months
Range	12 months to 84 months
Weighted Average Remaining Term to Maturity	49 months
Range	1 month to 80 months
Weighted Average FICO® score*	739
Range*	600 to 834
Percentage of Aggregate Principal Balance of Receivables with no FICO® score	0.00%
Percentages of Aggregate Principal Balance of Receivables for New/Used Vehicles	51.16% / 48.84%

*	Weighted average FICO® score and the range of FICO® scores are calculated excluding accounts for which we do not have a FICO® score. FICO® scores are reported on a monthly basis and presented as updated before the Cut-off Date. We describe FICO® scores in the prospectus under “The Bank’s Portfolio of Motor Vehicle Loans—Underwriting of Motor Vehicle Loans.”

The distribution by FICO® score, distribution by original term to maturity, distribution by remaining term to maturity, distribution by principal balance, distribution by contract rate and geographic distribution of the receivables in the pool described in this prospectus as of the Cut-off Date are set forth in the following tables.

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Distribution by FICO® Score
of the Receivables in the Pool as of the Cut-off Date

Range of FICO® Scores(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(2)
600 – 624	312	$5,050,005.70	1.00%
625 – 649	752	13,423,633.51	2.66%
650 – 674	1,704	31,975,505.42	6.35%
675 – 699	2,720	50,642,112.78	10.05%
700 – 724	5,721	94,831,394.86	18.82%
Equal to or greater than 725	19,458	307,856,011.50	61.11%
Total	30,667	$503,778,663.77	100.00%

(1)	FICO® scores are reported on a monthly basis and presented as updated before the Cut-off Date.
(2)	May not add to 100.00% due to rounding.

Distribution by Original Term to Maturity
of the Receivables in the Pool as of the Cut-off Date

Range of Original Terms to Maturity (months)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
1 – 12	26	$139,347.51	0.03%
13 – 24	161	1,138,078.47	0.23%
25 – 36	1,567	15,937,367.28	3.16%
37 – 48	4,612	56,023,987.25	11.12%
49 – 60	11,613	161,304,662.75	32.02%
61 – 72	11,940	244,948,592.90	48.62%
73 – 84	748	24,286,627.61	4.82%
Total	30,667	$503,778,663.77	100.00%

(1)	May not add to 100.00% due to rounding.

Distribution by Remaining Term to Maturity
of the Receivables in the Pool as of the Cut-off Date

Range of Remaining Terms to Maturity (months)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
1 – 12	528	$1,997,048.20	0.40%
13 – 24	2,683	21,556,880.60	4.28%
25 – 36	5,811	68,036,023.15	13.51%
37 – 48	8,388	126,770,731.40	25.16%
49 – 60	8,796	168,926,131.22	33.53%
61 – 72	4,116	104,181,486.00	20.68%
73 – 84	345	12,310,363.20	2.44%
Total	30,667	$503,778,663.77	100.00%

(1)	May not add to 100.00% due to rounding.

Distribution by Principal Balance
of the Receivables in the Pool as of the Cut-off Date

Range of Principal Balances ($)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
Equal to or less than 10,000.00	8,356	$57,478,768.12	11.41%
10,000.01 – 20,000.00	13,423	194,583,425.27	38.62%
20,000.01 – 30,000.00	6,202	149,913,903.39	29.76%
30,000.01 – 40,000.00	1,944	66,147,950.07	13.13%
40,000.01 – 50,000.00	546	23,959,747.22	4.76%
50,000.01 – 60,000.00	124	6,729,654.38	1.34%
60,000.01 – 70,000.00	46	2,967,275.10	0.59%
Equal to or greater than 70.000.01	26	1,997,940.22	0.40%
Total	30,667	$503,778,663.77	100.00%

(1)	May not add to 100.00% due to rounding.
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Distribution by Contract Rate
of the Receivables in the Pool as of the Cut-off Date

Range of Contract Rates	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
Equal to or less than 2.00%	440	$8,369,758.23	1.66%
2.01% – 2.50%	4,796	87,220,438.01	17.31%
2.51% – 3.00%	5,461	92,341,667.52	18.33%
3.01% – 3.50%	3,133	57,681,713.57	11.45%
3.51% – 4.00%	3,387	60,817,961.21	12.07%
4.01% – 4.50%	3,281	52,301,829.19	10.38%
4.51% – 5.00%	2,191	40,348,220.94	8.01%
5.01% – 5.50%	3,459	44,234,563.96	8.78%
5.51% – 6.00%	809	13,149,002.10	2.61%
6.01% – 6.50%	290	3,860,685.83	0.77%
6.51% – 7.00%	727	10,216,363.89	2.03%
7.01% – 7.50%	606	9,204,428.27	1.83%
7.51% – 8.00%	143	1,583,317.48	0.31%
8.01% – 8.50%	500	6,694,821.40	1.33%
8.51% – 9.00%	338	4,582,509.63	0.91%
9.01% – 9.50%	311	3,176,295.43	0.63%
9.51% – 10.00%	76	775,431.69	0.15%
10.01% – 10.50%	38	414,754.51	0.08%
10.51% – 11.00%	81	863,379.20	0.17%
11.01% – 11.50%	127	976,514.15	0.19%
11.51% – 12.00%	22	233,978.39	0.05%
12.01% – 12.50%	53	848,142.65	0.17%
12.51% – 13.00%	107	1,156,241.81	0.23%
13.01% – 13.50%	124	1,320,037.21	0.26%
13.51% – 14.00%	86	711,036.14	0.14%
14.01% – 14.50%	37	340,821.42	0.07%
14.51% – 15.00%	2	19,259.53	0.00	%(2)
15.01% – 15.50%	4	26,933.05	0.01%
15.51% – 16.00%	6	41,391.86	0.01%
16.01% – 16.50%	4	50,911.62	0.01%
16.51% – 17.00%	9	81,229.21	0.02%
Equal to or greater than 17.01%	19	135,024.67	0.03%
Total	30,667	$503,778,663.77	100.00%

(1)	May not add to 100.00% due to rounding.
(2)	Less than 0.005% but greater than 0.000%.
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Geographic Distribution
of the Receivables in the Pool as of the Cut-off Date

Geographic Distribution(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(2)
Alabama	686	$11,464,013.61	2.28%
Alaska	216	3,625,153.41	0.72%
Arizona	976	15,649,575.62	3.11%
Arkansas	305	5,287,439.21	1.05%
California	2,354	37,922,686.27	7.53%
Colorado	919	15,677,469.46	3.11%
Connecticut	249	3,798,116.15	0.75%
Delaware.	128	1,992,690.33	0.40%
District of Columbia	70	1,093,831.13	0.22%
Florida	2,240	36,763,631.69	7.30%
Georgia	1,849	30,579,530.46	6.07%
Hawaii	339	5,678,536.63	1.13%
Idaho	131	1,980,218.93	0.39%
Illinois	500	7,846,192.24	1.56%
Indiana	266	4,155,022.81	0.82%
Iowa	111	1,786,141.30	0.35%
Kansas	387	5,955,863.29	1.18%
Kentucky	393	6,078,074.74	1.21%
Louisiana	470	8,275,733.49	1.64%
Maine	106	1,567,042.57	0.31%
Maryland	1,002	16,401,380.57	3.26%
Massachusetts	324	4,776,758.15	0.95%
Michigan	346	5,019,681.61	1.00%
Minnesota	265	4,067,497.87	0.81%
Mississippi	301	4,989,247.34	0.99%
Missouri	404	6,460,673.44	1.28%
Montana	98	1,690,151.18	0.34%
Nebraska	144	2,180,012.05	0.43%
Nevada	318	5,674,552.76	1.13%
New Hampshire	130	1,980,043.37	0.39%
New Jersey	456	7,082,814.91	1.41%
New Mexico	300	5,182,068.14	1.03%
New York	588	9,225,396.60	1.83%
North Carolina	1,588	25,431,944.18	5.05%
North Dakota	115	2,055,358.17	0.41%
Ohio	529	8,044,007.42	1.60%
Oklahoma	460	7,247,333.21	1.44%
Oregon	318	5,282,699.80	1.05%
Pennsylvania	669	10,924,322.36	2.17%
Rhode Island	90	1,325,593.12	0.26%
South Carolina	702	11,081,497.35	2.20%
South Dakota	82	1,403,820.97	0.28%
Tennessee	740	11,989,165.67	2.38%
Texas	4,631	80,660,484.80	16.01%
Utah	198	3,320,878.51	0.66%
Vermont	41	712,248.85	0.14%
Virginia	1,989	33,421,951.35	6.63%
Washington	758	12,556,145.18	2.49%
West Virginia	121	2,059,482.59	0.41%
Wisconsin	202	3,153,307.00	0.63%
Wyoming	63	1,201,181.91	0.24%
Total	30,667	$503,778,663.77	100.00%

(1)	Based on the billing addresses of the obligors of the receivables as of the Cut-off Date.
(2)	May not add to 100.00% due to rounding.
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The Bank’s Delinquency, Loan Loss and Recovery Information

The following tables set forth information with respect to the Bank’s experience relating to delinquencies, loan losses and recoveries for each of the periods shown for the portfolio of motor vehicle loans originated and serviced by the Bank (including loans sold but still serviced by the Bank).

Delinquency Experience

	At June 30,				At December 31,
	2016		2015		2015		2014
	Dollars (in 000’s)	Number of Loans	Dollars (in 000’s)	Number of Loans	Dollars (in 000’s)	Number of Loans	Dollars (in 000’s)	Number of Loans
Outstandings	$14,949,499	981,867	$13,732,120	918,143	$14,543,585	959,593	$13,096,004	891,675
30-59 days Delinquent	$56,604	4,826	$48,667	4,413	$61,388	5,318	$52,432	4,838
60-89 days Delinquent	$18,106	1,604	$16,720	1,523	$19,995	1,838	$17,201	1,611
90-119 days Delinquent	$6,924	647	$5,452	559	$7,678	698	$5,547	577
Total Delinquencies 30+ days(1)(2)	$81,634	7,077	$70,839	6,495	$89,061	7,854	$75,180	7,026
Total Delinquencies 30+ days(%)(3)	0.55%	0.72%	0.52%	0.71%	0.61%	0.82%	0.57%	0.79%

(1)	Delinquencies include principal amounts only.
(2)	The period of delinquency is based on the number of days payments are contractually past due.
(3)	As a percentage of outstandings.

	At December 31,
	2013		2012		2011
	Dollars (in 000’s)	Number of Loans	Dollars (in 000’s)	Number of Loans	Dollars (in 000’s)	Number of Loans
Outstandings	$11,337,115	815,379	$9,975,066	762,955	$9,535,229	755,829
30-59 days Delinquent	$42,886	4,273	$49,780	5,221	$44,901	5,154
60-89 days Delinquent	$15,126	1,534	$15,051	1,712	$14,279	1,757
90-119 days Delinquent	$4,523	515	$4,484	551	$4,366	528
Total Delinquencies 30+ days(1)(2)	$62,534	6,322	$69,314	7,484	$63,546	7,439
Total Delinquencies 30+ days(%)(3)	0.55%	0.78%	0.69%	0.98%	0.67%	0.98%

(1)	Delinquencies include principal amounts only.
(2)	The period of delinquency is based on the number of days payments are contractually past due.
(3)	As a percentage of outstandings.
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Loan Loss Experience
(Dollars in 000’s)

	6 Months Ended June 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Number of Loans(1)	981,867	918,143	959,593	891,675	815,379	762,955	755,829
Period Ending Outstandings	$14,949,499	$13,732,120	$14,543,585	$13,096,004	$11,337,115	$9,975,066	$9,535,229
Average Outstandings(2)	$14,482,318	$13,346,084	$13,952,486	$12,633,029	$11,012,822	$9,204,631	$9,197,649
Number of Gross Charge-Offs	4,784	3,940	8,752	7,356	6,648	6,307	6,809
Gross Charge-Offs(3)	$54,428	$41,093	$93,553	$72,736	$65,631	$55,357	$60,180
Gross Charge-Offs as a % of Period End Outstandings(3)	0.73%(6)	0.60%(6)	0.64%	0.56%	0.58%	0.55%	0.63%
Gross Charge-Offs as a % of Average Outstandings(3)	0.75%(6)	0.62%(6)	0.67%	0.58%	0.60%	0.60%	0.65%
Recoveries(4)	$21,479	$19,462	$37,717	$35,439	$34,064	$32,404	$37,290
Net Charge-Offs(5)	$32,948	$21,632	$55,836	$37,297	$31,567	$22,953	$22,891
Net Charge-Offs as a % of Period End Outstandings(5)	0.44%(6)	0.32%(6)	0.38%	0.28%	0.28%	0.23%	0.24%
Net Charge-Offs as a % of Average Outstandings(5)	0.46%(6)	0.32%(6)	0.40%	0.30%	0.29%	0.25%	0.25%

(1)	Number of loans as of period end.
(2)	Averages were computed by taking an average of daily outstandings for the loans owned by the Bank as well as loans sold and serviced by the Bank.
(3)	Amounts charged off represent the remaining principal balance.
(4)	Recoveries are not net of expenses and generally include amounts received with respect to loans previously charged off.
(5)	Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.
(6)	Annualized.

The data presented in the foregoing tables are for illustrative purposes only. “Outstandings” as used in the foregoing tables means the principal balance of all motor vehicle loans serviced by the Bank as of the specified date. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. We cannot assure you that the loan loss and delinquency experience of the issuing entity will be similar to the loan loss and delinquency levels for the Bank’s entire portfolio as shown in the preceding tables.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding those receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, the Bank identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by the Bank’s senior management to ensure the accuracy of such descriptions. The Bank also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of the Bank’s finance team also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, the Bank also performed a review of the receivables in the pool to confirm that those receivables satisfied the criteria set forth under “The Receivables Pool—Criteria Applicable to Selection of the Receivables.” The first aspect of that review tested the accuracy of the individual receivables data contained in the Bank’s data tape. The data tape is an electronic record maintained by the Bank, which includes certain attributes of the receivables. In addition, the depositor ensured that a random sample of 100 receivable files, all of which relate to the receivables in the receivables pool, was selected to compare certain data points such as APR, borrower state and original loan term that are shown on the data tape to the corresponding information in the applicable loan file. A second aspect of the review of the receivables in the pool consisted of a comparison of the statistical information

53

contained under “The Receivables Pool” to data in, or derived from, the data tape. Statistical information relating to the receivables in the pool was recalculated using the applicable information on the data tape. In addition to this review, the Bank performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Repurchases and Replacements

No assets securitized by the Bank were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three year period ending June 30, 2016. Please refer to the Form ABS-15G filed by the Bank on February 10, 2016 for additional information. The CIK number of the Bank is 0000908392.

STATIC POOL DATA

Appendix A to this prospectus (“Appendix A”) sets forth in tabular and graphical format static pool information regarding delinquencies, cumulative losses and prepayments for securitizations of retail motor vehicle receivables by the Bank during the last five years. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Bank. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the issuing entity’s receivables. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s receivables will perform in the same way that any of those pools have performed.

The Bank’s underwriting standards and procedures have remained stable over time; thus, it is the Bank’s belief that the prior securitized portfolios are generally comparable to the pool of receivables described in this prospectus. Nevertheless, the original characteristics of each prior securitized portfolio differ in certain respects from the pool of receivables described in this prospectus, and the losses, prepayments and delinquencies for the pool of receivables described in the prospectus may differ from the information shown in Appendix A for prior securitized portfolios.

The prepayment speed, monthly net cumulative losses and delinquencies presented in Appendix A reflect the amounts actually collected on the receivables held by the related issuing entities.

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE NOTES

The servicer will provide to you in each report delivered to you a factor which you can use to compute your portion of the principal amount outstanding on the notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a nine-digit decimal which the servicer will compute prior to each distribution with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.

For each note you own, your portion of that class of notes is the product of:

•	the original denomination of your note; and
54

•	the factor relating to your class of notes computed by the servicer in the manner described above.

Each of the factors described above will initially be 1.000000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes.

These amounts will be reduced over time as a result of scheduled payments, prepayments, repurchases of the receivables by the depositor or purchases of the receivables by the servicer and liquidations of the receivables.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes will generally be influenced by the rate at which the principal balances of the receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

•	Prepayments by obligors, who may repay at any time without penalty.

•	The Bank may be required to repurchase a receivable from the issuing entity if certain breaches of representations and warranties occur and the interests of the issuing entity or the noteholders are materially and adversely affected by the breach.

•	The servicer may be obligated to purchase a receivable from the issuing entity if certain breaches of covenants occur or if the servicer extends or modifies the date of final payment of a receivable beyond the Collection Period preceding the final payment date for the notes specified in this prospectus or if the servicer reduces the contract rate or outstanding principal balance with respect to any receivable after the Cut-off Date other than as required by applicable law and the interests of the issuing entity or the noteholders are materially and adversely affected by the breach.

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the receivables due to default.

•	Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

Also, the servicer may, in its discretion, offer certain obligors payment extensions in respect of receivables that are not delinquent. Any such extension may extend the maturity of the receivable beyond its original term to maturity and increase the weighted average life of the receivables.

In light of the above considerations, neither the Bank nor the depositor can assure you as to the amount of principal payments to be made on the notes on each payment date since that amount will depend, in part, on the amount of principal collected on the receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders.

In addition, no principal payments will be made:

•	on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

•	on the Class A-3 Notes until the Class A-2 Notes have been paid in full;

•	on the Class A-4 Notes until the Class A-3 Notes have been paid in full; or

•	on the Class B Notes until the Class A-4 Notes have been paid in full.

However, if payment of the notes has been accelerated after an Event of Default, principal payments will be paid, first, to the holders of Class A-1 Notes until the Class A-1 Notes are paid in full, then pro rata based on the

55

outstanding principal amount of the notes to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes until paid in full and then to the holders of the Class B Notes until paid in full.

Since the rate of payment of principal on each class of notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates.

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

The rate of payment of principal on each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates. The noteholders will exclusively bear any reinvestment risk associated with early payment of their notes.

The tables (the “ABS Tables”) captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” have been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that:

•	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the receivables is scheduled to be made and is made on the last day of each month and each month has 30 days;

•	payments on the notes are made on each payment date (and each payment date is assumed to be the 15th day of the applicable month whether or not that day is a Business Day);

•	there is no event resulting in the acceleration of the notes;

•	the initial principal amount of each class of notes is equal to the initial principal amount set forth on the front cover of this prospectus;

•	the receivables have an initial aggregate principal balance of $503,778,663.77;

•	interest accrues on the notes at the following per annum coupon rates: Class A-1 Notes, 0.69%, Class A-2 Notes, 1.31%, Class A-3 Notes, 1.44%, Class A-4 Notes, 1.60% and Class B Notes, 2.20%;

•	the servicing fee for any payment date will be an amount equal to the product of (i) one-twelfth (or, in the case of the first payment date, a fraction, the numerator of which is the number of days from but not including the Cut-off Date to and including the last day of the first Collection Period and the denominator of which is 360), (ii) 1.00% and (iii) the net pool balance as of the first day of the related collection period (or, in the case of the first payment date, the Cut-off Date);
56

•	except as otherwise specified in the ABS Tables, the servicer (or its designee) does not exercise its option to purchase the receivables; and

•	the closing date is September 21, 2016.

The ABS Tables indicate the projected weighted average lives of each class of notes and set forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original term to maturity and remaining term to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of July 31, 2016.

Pool	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)
1	$1,997,048.20	3.623%	37	9
2	21,556,880.60	3.707%	51	20
3	68,036,023.15	3.810%	54	31
4	126,770,731.40	3.797%	61	43
5	168,926,131.22	4.120%	67	54
6	104,181,486.00	4.371%	73	65
7	12,310,363.20	4.853%	84	76
Total	$503,778,663.77

The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

57

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes
Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	77.26%	74.44%	73.42%	72.34%	71.22%	68.79%
November 2016	66.94%	62.81%	61.31%	59.74%	58.09%	54.54%
December 2016	56.76%	51.39%	49.44%	47.40%	45.26%	40.65%
January 2017	46.73%	40.19%	37.81%	35.33%	32.73%	27.11%
February 2017	36.85%	29.20%	26.43%	23.53%	20.49%	13.94%
March 2017	27.12%	18.43%	15.28%	11.99%	8.55%	1.12%
April 2017	17.53%	7.88%	4.38%	0.73%	0.00%	0.00%
May 2017	8.10%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Call (1) (2)	0.35	0.30	0.29	0.28	0.26	0.24
Weighted Average Life (years) to Maturity(1)	0.35	0.30	0.29	0.28	0.26	0.24

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2)	This calculation assumes the servicer (or its designee) purchases the receivables on the earliest payment date on which it is permitted to do so.

This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

58

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-2 Notes
Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	96.51%	87.23%
May 2017	100.00%	97.24%	92.94%	88.44%	83.68%	73.41%
June 2017	98.81%	85.95%	81.24%	76.32%	71.18%	60.12%
July 2017	88.67%	74.77%	69.74%	64.50%	59.02%	47.24%
August 2017	78.55%	63.84%	58.53%	52.98%	47.19%	34.77%
September 2017	68.59%	53.15%	47.59%	41.78%	35.71%	22.71%
October 2017	58.81%	42.72%	36.93%	30.88%	24.58%	11.07%
November 2017	49.20%	32.54%	26.55%	20.30%	13.78%	0.00%
December 2017	39.76%	22.62%	16.45%	10.03%	3.34%	0.00%
January 2018	30.50%	12.94%	6.64%	0.08%	0.00%	0.00%
February 2018	21.41%	3.53%	0.00%	0.00%	0.00%	0.00%
March 2018	12.50%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2018	3.77%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Call (1) (2)	1.19	1.06	1.01	0.97	0.93	0.85
Weighted Average Life (years) to Maturity(1)	1.19	1.06	1.01	0.97	0.93	0.85

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2)	This calculation assumes the servicer (or its designee) purchases the receivables on the earliest payment date on which it is permitted to do so.

This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

59

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes
Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2017	100.00%	100.00%	100.00%	100.00%	100.00%	99.84%
December 2017	100.00%	100.00%	100.00%	100.00%	100.00%	89.04%
January 2018	100.00%	100.00%	100.00%	100.00%	93.24%	78.65%
February 2018	100.00%	100.00%	97.11%	90.44%	83.49%	68.69%
March 2018	100.00%	94.37%	87.87%	81.12%	74.10%	59.16%
April 2018	100.00%	85.47%	78.92%	72.12%	65.06%	50.05%
May 2018	95.78%	77.28%	70.66%	63.78%	56.65%	41.49%
June 2018	87.96%	69.31%	62.64%	55.72%	48.54%	33.30%
July 2018	80.29%	61.57%	54.88%	47.94%	40.74%	25.47%
August 2018	72.78%	54.06%	47.37%	40.44%	33.25%	18.02%
September 2018	65.43%	46.78%	40.12%	33.23%	26.07%	10.93%
October 2018	58.25%	39.73%	33.13%	26.29%	19.21%	4.22%
November 2018	51.22%	32.91%	26.39%	19.64%	12.65%	0.00%
December 2018	44.35%	26.32%	19.91%	13.28%	6.41%	0.00%
January 2019	37.65%	19.97%	13.70%	7.21%	0.49%	0.00%
February 2019	31.11%	13.86%	7.74%	1.42%	0.00%	0.00%
March 2019	24.73%	7.98%	2.05%	0.00%	0.00%	0.00%
April 2019	19.52%	3.04%	0.00%	0.00%	0.00%	0.00%
May 2019	14.44%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2019	9.48%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2019	4.64%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Call (1) (2)	2.23	2.01	1.94	1.86	1.78	1.63
Weighted Average Life (years) to Maturity(1)	2.23	2.01	1.94	1.86	1.78	1.63

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2)	This calculation assumes the servicer (or its designee) purchases the receivables on the earliest payment date on which it is permitted to do so.

This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

60

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-4 Notes
Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2018	100.00%	100.00%	100.00%	100.00%	100.00%	95.86%
December 2018	100.00%	100.00%	100.00%	100.00%	100.00%	84.22%
January 2019	100.00%	100.00%	100.00%	100.00%	100.00%	73.33%
February 2019	100.00%	100.00%	100.00%	100.00%	90.02%	63.17%
March 2019	100.00%	100.00%	100.00%	92.05%	79.71%	53.76%
April 2019	100.00%	100.00%	94.54%	82.79%	70.66%	45.16%
May 2019	100.00%	96.63%	85.47%	73.96%	62.07%	37.10%
June 2019	100.00%	87.68%	76.78%	65.55%	53.95%	29.60%
July 2019	100.00%	79.08%	68.48%	57.56%	46.30%	22.65%
August 2019	99.87%	70.83%	60.58%	50.01%	39.11%	16.25%
September 2019	90.93%	62.94%	53.06%	42.89%	32.40%	10.42%
October 2019	82.24%	55.40%	45.94%	36.20%	26.16%	5.41%
November 2019	73.81%	48.23%	39.22%	29.95%	20.40%	1.13%
December 2019	65.62%	41.41%	32.89%	24.13%	15.12%	0.00%
January 2020	57.69%	34.95%	26.97%	18.76%	10.33%	0.00%
February 2020	50.02%	28.86%	21.45%	13.83%	6.01%	0.00%
March 2020	42.60%	23.14%	16.33%	9.35%	2.19%	0.00%
April 2020	37.56%	18.94%	12.42%	5.75%	0.00%	0.00%
May 2020	32.67%	14.95%	8.76%	2.41%	0.00%	0.00%
June 2020	27.93%	11.19%	5.34%	0.00%	0.00%	0.00%
July 2020	23.35%	7.64%	2.16%	0.00%	0.00%	0.00%
August 2020	18.93%	4.32%	0.00%	0.00%	0.00%	0.00%
September 2020	14.66%	1.22%	0.00%	0.00%	0.00%	0.00%
October 2020	10.56%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2020	6.61%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2020	2.83%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Call (1) (2)	3.29	3.03	2.89	2.79	2.65	2.41
Weighted Average Life (years) to Maturity(1)	3.51	3.22	3.11	2.99	2.86	2.60

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2)	This calculation assumes the servicer (or its designee) purchases the receivables on the earliest payment date on which it is permitted to do so.
61

This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

62

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes
Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%	77.88%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%	49.46%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%	23.63%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 2020	100.00%	100.00%	100.00%	100.00%	91.41%	0.00%
May 2020	100.00%	100.00%	100.00%	100.00%	67.90%	0.00%
June 2020	100.00%	100.00%	100.00%	94.85%	46.66%	0.00%
July 2020	100.00%	100.00%	100.00%	72.85%	27.69%	0.00%
August 2020	100.00%	100.00%	93.90%	52.95%	0.00%	0.00%
September 2020	100.00%	100.00%	72.80%	35.16%	0.00%	0.00%
October 2020	100.00%	87.01%	53.63%	19.49%	0.00%	0.00%
November 2020	100.00%	66.22%	36.41%	0.00%	0.00%	0.00%
December 2020	100.00%	47.20%	21.15%	0.00%	0.00%	0.00%
January 2021	93.74%	29.96%	0.00%	0.00%	0.00%	0.00%
February 2021	66.58%	14.52%	0.00%	0.00%	0.00%	0.00%
March 2021	55.02%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2021	43.89%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2021	33.20%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2021	22.96%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
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	Class B Notes
Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%
Weighted Average Life (years) to Call (1) (2)	3.40	3.15	2.98	2.90	2.73	2.48
Weighted Average Life (years) to Maturity(1)	4.58	4.27	4.13	3.96	3.76	3.36

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2)	This calculation assumes the servicer (or its designee) purchases the receivables on the earliest payment date on which it is permitted to do so.

This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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DESCRIPTION OF THE NOTES

General

The issuing entity will issue the notes under the indenture to be dated as of the closing date, a form of which has been filed as an exhibit to the registration statement, between the issuing entity and U.S. Bank National Association, as indenture trustee. We will file a copy of the indenture in its execution form with the SEC concurrently with or prior to the time we file this prospectus with the SEC. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes. The following summary supplements the description of the general terms and provisions of the notes of the issuing entity and the indenture set forth under the heading “The Indenture.”

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a Business Day, then the next Business Day beginning October 17, 2016.

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the Business Day immediately preceding that payment date. For notes issued as definitive notes, the record date for any payment date or redemption date is the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “note owner” and together with noteholders, collectively “investors”) will be entitled to receive a certificate representing that owner’s note, except as set forth in “—Definitive Notes” below.

The initial note balance, interest rate and final scheduled payment date for each class of notes is set forth on the cover page to this prospectus.

Distributions to the certificateholders will be subordinated to distributions of principal of and interest on the notes to the extent described in “Application of Available Funds—Priority of Distributions.”

Delivery of Notes

The notes will be issued in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof. The notes will be issued on or about the closing date in book-entry form through the facilities of DTC, Clearstream and the Euroclear System against payment in immediately available funds.

Book-Entry Registration

Each class of notes offered by this prospectus will be available only in book-entry form except in the limited circumstances described below under “—Definitive Notes.” All book-entry notes will be held by DTC in the name of Cede, as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank SA/NV (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

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For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes

The notes will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•	the administrator advises the indenture trustee that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor and so notifies the indenture trustee in writing;

•	the administrator advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an Event of Default under the indenture, holders representing at least a majority of the outstanding principal amount of the notes advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those noteholders.

Payments or distributions of principal of, and interest on, the notes will be made by the paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus and in the indenture. Payments or distributions on each payment date and on the final scheduled payment date, as specified in this prospectus, will be made to holders in whose names the definitive notes were registered on the record date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the indenture. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Notes Owned by Transaction Parties

In determining whether noteholders holding the requisite note balance have given any request, demand, authorization, direction, notice, consent, vote or waiver under any transaction document, notes owned by the depositor, the Bank or any of their respective affiliates will be disregarded and deemed not to be “outstanding” unless all of the notes are then owned by the depositor, the Bank or any of their respective affiliates.

Access to Noteholder Lists

To the extent that definitive notes have been issued in the limited circumstances described under “—Definitive Notes” above and the indenture trustee is not the note registrar, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

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•	as of each record date, within five days of that record date; and

•	within 30 days after receipt by the issuing entity of a written request from the indenture trustee for that list, as of not more than ten days before that list is furnished.

The indenture does not provide for the holding of annual or other meetings of noteholders.

Reports to Noteholders

On or before each payment date, the servicer will prepare and provide to the indenture trustee, each paying agent and each Hired Agency a statement that the indenture trustee will make available to the noteholders on its website on or before such payment date. Such statement to be delivered or made available to noteholders will include (to the extent applicable to those noteholders) the following information with respect to the related collection period and payment date (to the extent applicable):

(1)	the applicable record date, determination date and payment date;

(2)	the amount of the distribution allocable to principal of each class of notes;

(3)	the amount of the distribution allocable to interest on each class of notes;

(4)	the amount of the distribution allocable to draws from the reserve account;

(5)	the number of receivables and the aggregate principal balance of the receivables as of the beginning of business on the first day of the preceding Collection Period, and close of business on the last day of the preceding Collection Period;

(6)	the aggregate outstanding principal amount and principal factor for each class of notes after giving effect to all payments reported under clause (2) above on such date;

(7)	the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fees with respect to the related Collection Period or Collection Periods, as the case may be, and the change of such amount from the preceding statement;

(8)	the amount of fees paid to each of the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any unpaid fees to each of the indenture trustee, the owner trustee and the asset representations reviewer and any changes in each such payment from the preceding statement;

(9)	the aggregate amount of losses realized on the receivables during that Collection Period;

(10)	previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on each class of notes, and the change in such amounts from the preceding statement;

(11)	previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on each class of notes, and the change in such amounts from the preceding statement;

(12)	the aggregate amount to be paid in respect of receivables, if any, repurchased in such Collection Period;

(13)	the amount required to be kept in the reserve account and the actual balance therein, if any, on such date, after giving effect to changes therein on such date;

(14)	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the Collection Period;
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(15)	any material breaches of pool asset representations or warranties;

(16)	the amount of collections received on the receivables and any other assets of the issuing entity for the related Collection Period and any fees and expenses of the issuing entity paid with respect to the Collection Period;

(17)	the number of 60-day Delinquent Receivables as of the end of the related Collection Period;

(18)	the aggregate outstanding principal balance of Delinquent Receivables as of the end of the related Collection Period;

(19)	the Delinquency Percentage, and whether the Delinquency Percentage exceeds the Delinquency Trigger;

(20)	whether and when investors in the aggregate holding at least 5% (by aggregate outstanding principal amount of the notes) have elected to initiate a vote of the investors to determine whether the asset representations reviewer will conduct an asset representations review;

(21)	whether and when the required percentage of investors have voted to direct a review of the applicable Subject Receivables;

(22)	the number of receivables that are 30-59, 60-89, 90-119 and over 119 days delinquent as of the end of the related Collection Period;

(23)	the aggregate outstanding principal balance of receivables that are 30-59, 60-89, 90-119 and over 119 days delinquent as of the end of the related Collection Period;

(24)	the percentage of the total aggregate outstanding principal balance of receivables that are 30-59, 60-89, 90-119 and over 119 days delinquent as of the end of the related Collection Period;

(25)	a summary of the findings and conclusions of any asset representations review conducted by the asset representations reviewer;

(26)	if applicable, a statement that the servicer has received a communication request from a noteholder interested in communicating with other noteholders regarding the possibility of exercising rights under the transaction documents and the name and contact information for the requesting noteholder and the date such request was received; and

(27)	if applicable, information with respect to any change in the asset representations reviewer as required by Item 1121(d)(2) of Regulation AB.

The indenture trustee will make these reports available on its website at http://www.usbank.com/abs, and will forward a hard copy of such reports to noteholders promptly upon noteholder request, if such reports are not accessible on its website.

In addition, the indenture trustee will make available on such website, no later than the latest date permitted by law, such information (provided that such information is timely delivered by the servicer to the indenture trustee) as may be required by law to enable each noteholder to prepare its federal and state income tax returns. See “Material U.S. Federal Income Tax Consequences.”

Payments of Interest

Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each payment date. The issuing entity will make payments to the person in whose name such note is registered on the record date.

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Interest will accrue and will be calculated on the various classes of notes as follows:

•	Actual/360. Interest on the Class A-1 Notes will accrue from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date and will be calculated on the basis of actual days elapsed and a 360-day year.

•	30/360. Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes will accrue from and including the 15th day of each calendar month preceding each payment date (or from and including the closing date, in the case of the first payment date) to but excluding the 15th day of the month in which the payment date occurs and will be calculated on the basis of a 360-day year of twelve 30-day months.

•	Unpaid Interest. Interest accrued as of any payment date on a class of notes but not paid on such payment date will accrue interest at the applicable interest rate for such class of notes (to the extent lawful).

The interest rate for each class of notes will be a fixed rate.

The issuing entity will pay interest on the notes (without priority among the classes of Class A Notes) on each payment date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions.” While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default. When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five Business Days after the related payment date. The priority in which interest will be paid on the Class B Notes will change upon the occurrence of certain events as described under “Application of Available Funds—Priority of Distributions.”

Payments of Principal

The issuing entity will generally make principal payments to the principal distribution account for distribution to the noteholders on each payment date in the amount and in the priority set forth under “Application of Available Funds—Priority of Distributions.”

If the notes have not been accelerated because of an Event of Default, then on each payment date, the indenture trustee will distribute all amounts on deposit in the principal distribution account to noteholders in respect of principal of the notes to the extent of the funds therein in the following order of priority:

•	first, to the holders of the Class A-1 Notes, until the Class A-1 Notes are paid in full;

•	second, to the holders of the Class A-2 Notes, until the Class A-2 Notes are paid in full;

•	third, to the holders of the Class A-3 Notes, until the Class A-3 Notes are paid in full;

•	fourth, to the holders of the Class A-4 Notes, until the Class A-4 Notes are paid in full; and

•	fifth, to the holders of the Class B Notes, until the Class B Notes are paid in full.

An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its Final Scheduled Payment Date or the date on which the servicer (or one or more of its designees) exercises the optional purchase described in “—Optional Prepayment” below. The failure to pay principal on a note is not an Event of Default until its Final Scheduled Payment Date or its optional purchase date. Payments on the notes may be accelerated upon an Event of Default. Upon an acceleration of payment of the notes, after payments for accrued and unpaid fees, expenses and indemnification of the indenture trustee, the owner trustee and the asset representations reviewer and payments pursuant to clauses first through fourth in the amount and in the priority set forth under “Application of Available Funds—Priority of Distributions” (provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A Note interest, the amount available shall

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be applied to the payment of such interest on each class of Class A Notes on a pro rata basis based on the amount of interest payable to each class of Class A Notes), payments will be made, first, to the holders of the Class A-1 Notes in respect of principal thereof until the Class A-1 Notes have been paid in full, then payments of principal will be made on a pro rata basis based on the outstanding principal amount of each such class to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes until they are paid in full, then payments of the accrued Class B Note interest will be made to the holders of the Class B Notes, then payments of principal will be made to the holders of the Class B Notes until the Class B Notes are paid in full.

Payments on the Class B Notes will be subordinated as described under “Description of the Notes—Credit Enhancement—Subordination of Payments on the Class B Notes.”

Credit Enhancement

Overcollateralization

Overcollateralization is the amount by which the aggregate principal balance of the receivables exceeds the aggregate principal amount of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls. The initial amount of overcollateralization will be $3,778,663.77, or approximately 0.75% of the initial pool balance.

The application of funds as described under “Application of Available Funds—Priority of Distributions” is designed to maintain the amount of overcollateralization as of any payment date at the Targeted Overcollateralization Amount.

Subordination of Payments on the Class B Notes

The rights of the Class B Noteholders to receive payments of interest are subordinated to the rights of Class A Noteholders to receive payments of interest and any First Allocation of Principal and, if payment of the notes has been accelerated after an Event of Default, subordinated to rights of the Class A Noteholders to receive all payments of principal. In addition, the Class B Noteholders will have no right to receive payments of principal until the aggregate principal amount of all the Class A Notes has been paid in full. This subordination is effected by the priority of distributions set forth under “Application of Available Funds—Priority of Distributions.” While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default. When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five Business Days after the related payment date.

Reserve Account

Amounts on deposit in the Reserve Account from time to time are available to:

•	enhance the likelihood that you will receive the amounts due on your notes; and

•	decrease the likelihood that you will experience losses on your notes.

However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Account Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a shortfall in the amounts distributed to the noteholders could result. Depletion of the Reserve Account ultimately could result in losses on your notes. Because the Class B Notes are subordinated to the Class A Notes, the Class B Notes will experience shortfalls and losses due to a depletion of the Reserve Account before the Class A Notes experience such shortfalls and losses.

After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the certificateholders.

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For a further description of the Reserve Account, see “Description of the Receivables Transfer and Servicing Agreements—Reserve Account.”

Optional Prepayment

All outstanding notes will be prepaid in whole, but not in part, on any payment date on which the servicer exercises its option to purchase (and/or to designate one or more persons to purchase) some or all of the receivables from the issuing entity on any payment date if both of the following conditions are satisfied: (i) when the Net Pool Balance as of the end of the related Collection Period has declined to 10% or less of the Net Pool Balance as of the Cut-off Date and (ii) the sum of the purchase price for the receivables and other issuing entity property (other than the Reserve Account) and Available Funds for such payment date would be sufficient to pay (x) the amounts required to be paid under clauses first through fifth in accordance with “Application of Available Funds—Priority of Distributions” (assuming that such payment date is not a date on which the servicer is exercising its optional purchase) and (y) the outstanding note balance (after giving effect to the payments described in the preceding clause (x)). The purchase price for the assets of the issuing entity (other than the Reserve Account) will equal the aggregate principal amounts of the receivables (assuming that receivables that were more than 30 days past due as of the last day of the related Collection Period have a principal balance of zero), which amount will be deposited by or at the direction of the servicer into the Collection Account on the redemption date. If the aggregate principal amounts of the receivables (other than receivables that were more than 30 days past due as of the last day of the related Collection Period) is not at least equal to the outstanding principal balance of the notes, the servicer will not be permitted to exercise its optional purchase and effect the redemption of the notes. Upon such purchase by the servicer, you will receive the unpaid principal amount of your notes plus accrued and unpaid interest at the applicable interest rate up to but excluding that prepayment date.

It is expected that at the time this purchase option becomes available to the servicer, only the Class A-4 Notes and the Class B Notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which collections on the receivables received during the related Collection Period, together with the amount on deposit in the Reserve Account, equals or exceeds the sum of (i) the aggregate outstanding principal amount of the notes, (ii) accrued and unpaid interest thereon and (iii) the Servicing Fee. On such payment date, all such amounts shall be applied to reduce the outstanding principal amount of the notes to zero, pay all accrued and unpaid interest on the notes, pay the Servicing Fee and then pay all amounts specified in clauses eighth through eleventh (in that order) of “Application of Available Funds—Priority of Distributions.”

Notice of redemption under the indenture will be given by the indenture trustee (in the name and at the expense of the issuing entity) prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes. In addition, the issuing entity will notify the Hired Agencies upon redemption of the notes.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the certificates, representing an equity interest in the issuing entity, under the trust agreement. The depositor will initially hold the certificates but will transfer the certificates to an affiliate on the closing date. We will file a copy of the trust agreement in its execution form with the SEC concurrently with or prior to the time we file this prospectus with the SEC. The certificates will have no principal balance and will not bear interest. Distributions will be made on the certificates on each payment date only to the extent amounts remain after payments on the notes, payment of issuing entity expenses and payments of any other required amounts, as described in this prospectus. The certificates will be subordinated to and provide credit enhancement for the notes because no payments will be made on the certificates until the notes have been paid in full. The certificates are not offered under this prospectus.

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PRINCIPAL DOCUMENTS

In general, the operations of the issuing entity will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement	owner trustee and depositor	•	Creates the issuing entity
		•	Provides for issuance of certificates and payments to certificateholders
		•	Establishes rights and duties of owner trustee
		•	Establishes rights of certificateholders
Indenture	issuing entity, as issuer of the notes, and indenture trustee	•	Provides for issuance of the notes, the terms of the notes and payments to noteholders
		•	Establishes rights and duties of indenture trustee
		•	Establishes rights of noteholders
Purchase Agreement	The Bank, as seller, and depositor, as purchaser	•	Effects sale of receivables to the depositor
		•	Contains representations and warranties of the Bank concerning the receivables
Sale and Servicing Agreement	depositor, as seller, the Bank, as servicer, issuing entity, as purchaser and indenture trustee	•	Effects sale of receivables to the issuing entity
		•	Contains an assignment of the representations and warranties of the Bank concerning the receivables
		•	Contains servicing obligations of servicer
		•	Provides for compensation to servicer
		•	Directs how cash flow will be applied to expenses of the issuing entity and payments on its notes and certificates
Administration Agreement	issuing entity and the Bank, as administrator	•	Provides for administration of the issuing entity
Asset Representations Review Agreement	The Bank, as sponsor and servicer, the issuing entity and the asset representations reviewer	•	Engages an asset representations reviewer
		•	Contains the mechanics for an asset representations review of Subject Receivables for compliance with Eligibility Representations

Various provisions of these documents are described throughout this prospectus. This prospectus describes the material provisions of these documents.

A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The depositor will file a copy of the principal documents in execution form under cover of Form 8-K and incorporated by reference into the registration statement concurrently with or prior to the time we file this prospectus with the SEC. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

APPLICATION OF AVAILABLE FUNDS

Sources of Funds for Distributions

The funds available to the issuing entity to make payments and distributions in the amounts and priorities set forth below under “―Priority of Distributions” on each payment date (“Available Funds”) will come from the following sources:

•	all collections (including all liquidation proceeds) received by the servicer on the receivables during the prior calendar month (excluding various fees, if any, paid by the obligors that constitute the Supplemental Servicing Fee and investment earning on funds on deposit in the accounts of the issuing entity, to which the servicer is entitled),
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•	proceeds of repurchases of receivables by the Bank because of certain breaches of representations and warranties or purchases of receivables by the servicer because of certain breaches of servicing covenants,

•	the Reserve Account Excess Amount for such Payment Date.

Available Funds also will include the optional purchase price on any redemption date.

In addition to Available Funds, any amount withdrawn from the Reserve Account to cover shortfalls, if any, will be used to make payments and distributions on each payment date.

Fees and Expenses of the Issuing Entity

As set forth below under “—Priority of Distributions,” the issuing entity is obligated to pay the following fees, expenses and indemnities (as applicable) on each payment date, to the extent such fees, expenses and indemnities (in the case of the indenture trustee, owner trustee and asset representations reviewer’s respective fees, expenses and indemnities) have not been previously paid by the servicer:

Recipient	Fees and Expenses
Servicer	Servicing Fee described under “Description of the Receivables Transfer and Servicing Agreements—Servicing Compensation and Expenses.”
Indenture Trustee	$10,500 per annum plus reasonable expenses and indemnities.
Owner Trustee	$3,500 per annum plus reasonable expenses and indemnities.
Asset Representations Reviewer Fee	$7,500 per annum plus reasonable expenses and indemnities.
Asset Representations Reviewer (Review Expenses)	$200 per Subject Receivable.

The servicer is required to pay fees, expenses and indemnity payments of the indenture trustee, the owner trustee and the asset representations reviewer (including Review Expenses). However, to the extent that the servicer fails to make these payments, fees, expenses and indemnity payments are payable out of the issuing entity’s funds in the order of priority specified under “—Priority of Distributions” below to the extent they have not been previously paid by the servicer when due. The servicer is obligated to pay the fees and expenses of the accountants in delivering their annual attestation report.

In addition to the fees and expenses set forth above, the sponsor and the depositor will incur certain other fees and expenses in connection with the issuance of the notes, which will not be payable out of Available Funds or other assets of the issuing entity. An estimate of these expenses in connection with the offering of the notes is set forth below:

Registration Fees	$38,000
Printing Fees and Expenses	$2,000
Legal Fees and Expenses	$275,000
Accounting Fees and Expenses	$120,000
Rating Agencies’ Fees	$340,000
Miscellaneous	$5,000
Total	$780,000

Indemnification of the Indenture Trustee and the Owner Trustee

Under the indenture, the issuing entity will agree to cause the servicer to reimburse and indemnify the indenture trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the indenture trustee in any way relating to or arising out of the indenture, the other transaction documents, or the action or inaction of the indenture trustee, including but not limited to the costs of defending any claim or bringing any claim to enforce its rights, including enforcement of the servicer’s indemnification obligations

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thereunder. The indenture trustee will not be liable for any error in judgment made in good faith by any of its officers or employees unless such persons were negligent in ascertaining the pertinent facts. The indenture trustee will not be required to expend its own funds or incur any financial liability in respect of its rights or powers. However, the servicer will not be liable for or required to indemnify the indenture trustee from and against the indenture trustee’s own willful misconduct, negligence or bad faith. To the extent such indemnities are not paid by the servicer, such indemnities will be paid from Available Funds in the priority as described under “Application of Available Funds—Priority of Distributions.” Following an Event of Default and acceleration of the notes, any indemnification payments made by the issuing entity would reduce the amount available to make payments on the notes.

Under the trust agreement, the depositor will cause the servicer to reimburse and indemnify the owner trustee from and against any and all loss, liability, fee, expense, cost, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the sale and servicing agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee, including, but not limited to, the costs of defending any claim or bringing any claim to enforce its rights, including the servicer’s indemnification obligations. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against the owner trustee’s own willful misconduct, bad faith or negligence, the inaccuracy of certain of the owner trustee’s representations and warranties expressly made by the owner trustee in the trust agreement, liabilities arising from the failure of the owner trustee to discharge any liens on any part of the issuing entity property that result from actions by, or claims against, the owner trustee that are not related to the ownership or the administration of the issuing entity property, or taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. To the extent that any such indemnities are not paid by the servicer, they will be paid from available funds as described under “Application of Available Funds—Priority of Distributions.” Prior to an Event of Default and acceleration of the notes, any such indemnification will be paid on a payment date only after all amounts required to be paid to the noteholders have been paid and certain other distributions have been made. Following an Event of Default and acceleration of the notes, any indemnification payments made by the issuing entity would reduce the amount available to make payments on the notes. The owner trustee will not be liable for any error in judgment made in good faith by any of its officers or employees unless such persons were negligent in ascertaining the pertinent facts. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of its rights or powers.

Priority of Distributions

Unless the notes have been accelerated upon an Event of Default, on each payment date the issuing entity will apply the Available Funds for that payment date, to make payments and distributions in the following amounts and order of priority:

(1)       first, to the servicer, the servicing fee and all prior unpaid servicing fees with respect to prior Collection Periods;

(2)       second, to the Class A Noteholders, pro rata, based on the amount of interest payable to each class of Class A Notes, the accrued Class A Note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of Class A Notes at their respective interest rates on the respective note balances as of the previous payment date or the closing date, as the case may be (after giving effect to all payments of principal to the Class A Noteholders on prior payment dates); and (b) the excess, if any, of the amount of interest due and payable to the Class A Noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A Noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of Class A Notes (to the extent permitted by law), provided that if there are not sufficient funds available to pay the entire amount of the accrued Class A Note interest, the amounts available will be applied to the payment of such interest on the Class A Notes on a pro rata basis;

(3)       third, to the Principal Distribution Account for distribution to the noteholders pursuant to “Description of the Notes—Payments of Principal” above, the First Allocation of Principal;

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(4)       fourth, to the Class B Noteholders, the accrued Class B Note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B Notes at the applicable interest rate on the Class B note balance as of the previous payment date or the closing date, as the case may be (after giving effect to all payments of principal to the Class B Noteholders on prior payment dates); and (b) the excess, if any, of the amount of interest due and payable to the Class B Noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B Noteholders on those prior payment dates, plus interest on any such shortfall at the applicable interest rate on the Class B Notes (to the extent permitted by law);

(5)       fifth, to the Principal Distribution Account for distribution to the noteholders pursuant to “Description of the Notes—Payments of Principal” above, the Second Allocation of Principal;

(6)       sixth, to the Reserve Account, any additional amount required to increase the amount on deposit in the Reserve Account up to the Specified Reserve Account Balance;

(7)       seventh, to the Principal Distribution Account for distribution to the noteholders pursuant to “Description of the Notes–Payments of Principal” above, the Regular Allocation of Principal;

(8)       eighth, to the owner trustee and the indenture trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) due and payable under the sale and servicing agreement, the trust agreement, the asset representations review agreement and the indenture, as applicable, which have not been previously paid;

(9)       ninth, to the asset representations reviewer, accrued and unpaid fees and reasonable expenses (including indemnification amounts) due and payable under the asset representations review agreement which have not been previously paid;

(10)     tenth, to the servicer, legal expenses and costs incurred in legal matters in respect of the interests of the noteholders and the rights and duties of the parties to the sale and servicing agreement; and

(11)     eleventh, to or at the direction of the certificateholder, any funds remaining.

If the Available Funds are insufficient to make the payments in clauses first through fifth above, funds, if any, on deposit in the Reserve Account will be applied toward those shortfalls. See “Description of the Receivables Transfer and Servicing Agreements—Deposits to the Collection Account.”

DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS

The following summary describes certain terms of the documents pursuant to which the Bank sells receivables to the depositor, the depositor sells those receivables to the issuing entity and the servicer services the receivables on behalf of the issuing entity. This section also describes certain provisions of the trust agreement and administration agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

We discuss in general terms the servicer and its experience in originating and servicing motor vehicle loans under “Originator, Sponsor, Seller and Servicer.” We discuss the servicer’s collection procedures under “The Bank’s Portfolio of Motor Vehicle Loans—Collection Procedures.” There have been no material changes in the servicer’s policies or procedures for its servicing of retail motor vehicle loans during the three years preceding the date of this prospectus.

Sale and Assignment of Receivables

Under the purchase agreement, on the closing date, the Bank will sell and assign to the depositor, without recourse, the Bank’s entire interest in the receivables, including its security interests in the related financed vehicles. Each such receivable will be identified in a schedule of receivables delivered to the depositor on the closing date.

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Under the sale and servicing agreement, on the closing date the depositor will sell and assign to the issuing entity, without recourse, the depositor’s entire interest in the receivables, including the security interests in the related financed vehicles. Each of those receivables will be identified in a schedule of receivables delivered to the issuing entity on the closing date. The indenture trustee will not independently verify the existence and eligibility of any receivables. The issuing entity will, concurrently with that sale and assignment, execute and deliver the notes and certificates.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee.

Representations and Warranties

In addition to representing and warranting that each receivable meets the eligibility criteria set forth under “The Receivables Pool,” the Bank, pursuant to the purchase agreement will make certain representations and warranties regarding each receivable as of the Cut-off Date (the “Eligibility Representations”). The Eligibility Representations include, among other representations, representations regarding the economic terms of each receivable, the enforceability of the receivable against the related obligor, the security interest in the related financed vehicle, the characterization of the receivable under the UCC, the validity of the assignment of the receivable to the issuing entity, the perfection and priority of the indenture trustee’s security interest in the receivable and the compliance of the origination of that receivable with applicable law.

Repurchase Obligations

On the payment date following the end of the Collection Period which includes the 60th day after the discovery by or notice to the Bank of a breach of any representation or warranty of the Bank which materially and adversely affects the interests of the issuing entity or noteholders in any receivable, unless the breach has been cured, the Bank will be obligated to repurchase such receivable from the issuing entity. Any inaccuracy in the representations or warranties will be deemed not to be a breach if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the receivable. The repurchase price will equal the “Purchase Amount,” which is the unpaid principal balance of that receivable plus unpaid accrued interest thereon through and including the end of the Collection Period preceding the date such receivable was repurchased. The purchase obligation will constitute the sole remedy available to the noteholders or the indenture trustee for any such uncured breach.

An investor wishing to request that the Bank make a repurchase as described above may contact the Bank in writing. Any such request must provide sufficient detail of the purported breach of an Eligibility Representation so as to allow the Bank reasonably to investigate the purported breach. Sufficient detail will be provided if the investor identifies the receivable to be repurchased and includes the corresponding “test fail” described in the Form 10-D with the asset representations reviewer’s report. If the requesting investor is not a noteholder as reflected on the note register of the indenture trustee, the Bank may require that the requesting investor provide a certification stating that it is a beneficial owner of a note, as well as an additional piece of documentation, such as a trade confirmation, an account statement, a letter from a broker or dealer or another similar document evidencing ownership of a note (collectively, the “Verification Documents”). The Bank will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification. To the extent such expenses are not paid by the Bank, they will be payable out of the issuing entity’s funds in the order of priority specified under “Application of Available Funds—Priority of Distributions.”

Asset Representations Review

As discussed above under “―Representations and Warranties,” the Bank will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the asset review conditions have been satisfied. In order for the asset review conditions to be satisfied, the following two events must have occurred:

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•	The Delinquency Percentage for any payment date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger;” and

•	The required percentage of investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting.”

If the review conditions are satisfied (the first date on which the review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

Delinquency Trigger

On or prior to each payment date, the servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each payment date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate principal balance of all 60-Day Delinquent Receivables as of the last day of that Collection Period to (ii) the Net Pool Balance as of the last day of that Collection Period. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and defaulted receivables) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any payment date and the related Collection Period is 6.72%.

The Delinquency Trigger was calculated as a multiple of 10 times the previous historical monthly peak Delinquency Percentage of ABS pools. In determining the highest historical monthly peak Delinquency Percentage, the Bank considered the monthly performance observed in each of its public securitization transactions under the USAA Auto Owner Trust platform since 2006. The Bank believes the Delinquency Trigger is appropriate based on its experience and observation of historical 60-Day Delinquent Receivables in its public securitization transactions over time. The Delinquency Trigger has been set at a level in excess of historical peak delinquency percentage to assure that the Delinquency Trigger is not exceeded due to events unrelated to the Bank’s underwriting, such as ordinary fluctuations in the economy, rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor.

For prior pools of retail motor vehicle installment loans that were securitized by the Bank since 2006, the percentage of receivables that have been 60 or more days delinquent has ranged from 0.00% to 0.67%. The following chart shows the monthly percentages of receivables 60 or more days delinquent in the Bank’s prior securitized pools for the periods shown.

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For more information regarding 60 day or more delinquent asset statistics for certain of the Bank’s prior securitized pools of retail motor vehicle installment loans, see “Appendix A—Static Pool Information about Certain Prior Securitizations.”

“Subject Receivables” means, for any Asset Review, all receivables outstanding and held by the issuing entity which are 60 or more days delinquent as of the related Review Satisfaction Date. However, any receivable which is repurchased from the issuing entity after the Review Satisfaction Date will no longer be a Subject Receivable.

Asset Review Voting

The monthly distribution report filed by the depositor on Form 10-D will disclose if the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. If the Delinquency Percentage on any payment date exceeds the Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal amount of the notes as of the filing of the Form 10-D that disclosed that the Delinquency Percentage exceeded the Delinquency Trigger (the “Instituting Noteholders”) may then elect to initiate a vote (which will be conducted in accordance with the indenture trustee’s standard internal vote solicitation process at the time) to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. Notice of the initiation of such vote will be provided on Form 10-D. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide Verification Documents to confirm that the investor is, in fact, a beneficial owner of notes. The Bank will be responsible for any expenses incurred in connection with such verification and reimbursing any expenses incurred by the indenture trustee in connection therewith. To the extent such expenses are not paid by the Bank, they will be payable out of the issuing entity’s funds in the order of priority specified under “Application of Available Funds—Priority of Distributions.”

The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing a review by the asset representations reviewer. The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with TIA Section 316(c). The Bank, the depositor and the issuing entity are required under the transaction documents to cooperate with the indenture trustee to facilitate the voting process. Following the completion of the voting process, the monthly distribution report filed by the depositor on Form 10-D will disclose whether or not a Noteholder Direction has occurred.

Within five Business Days of the Review Satisfaction Date, the indenture trustee will send a notice to the servicer and the asset representations reviewer specifying that the asset review conditions have been satisfied and providing the applicable Review Satisfaction Date. Within ten Business Days of receipt of such notice, the servicer will provide the asset representations reviewer a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “—Application of Available Funds—Fees and Expenses of the Issuing Entity,” the asset representations reviewer will be paid an annual fee of $7,500 from the servicer in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”). Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Receivable for which it has initiated an Asset Review. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by the Bank and, to the extent the Review Expenses remain unpaid by the Bank after 60 days, they will be payable out of amounts on deposit in the Collection Account as described under “—Priority of Distributions.”

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Asset Review

The asset representations reviewer will perform any Asset Review in accordance with the procedures set forth in the asset representations review agreement. These procedures will generally consist of a comparison of the Eligibility Representations to certain data points contained in the data tape, the original retail installment sale contract and certain other documents in the receivables file, and other records of the Bank with respect to that Subject Receivable.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after receiving access to the review materials, which the servicer will provide to the asset representations reviewer within sixty (60) days after receipt of notice of the Review Satisfaction Date, unless otherwise extended because any of the review materials are incomplete or missing. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the servicer, the issuer and the Bank of the findings and conclusions of the Asset Review, including whether each test for the Subject Receivables was a “test pass,” a “test fail” or a “test incomplete.” The Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided will include a summary of those findings and conclusions, including a description of each “test fail” or “test incomplete” from the Asset Review.

The Asset Review will consist of performing specific tests for each Eligibility Representation and each Subject Receivable and determining whether each test was passed, failed or not able to be concluded as a result of missing or incomplete review materials. If the servicer notifies the asset representations reviewer that a Subject Receivable was paid in full by the related obligor or repurchased from the issuing entity before the asset representations reviewer delivers its report, the asset representations reviewer will terminate the tests of the applicable receivable and the test will be considered complete. The asset representations reviewer will not be responsible for determining whether any Subject Receivable’s noncompliance with any Eligibility Representation constitutes a breach of the transaction documents. If the asset representations reviewer determines that there was a “test fail” for a Subject Receivable, the Bank will investigate whether the noncompliance of the Subject Receivable with an Eligibility Representation materially and adversely affects the interests of the issuing entity or the noteholders in the Subject Receivable such that the Bank would be required to make a repurchase. In conducting this investigation, the Bank will refer to the information available to it, which may include the asset representations reviewer’s report. Any Investor will be entitled to request that the Bank repurchase any receivable due to a breach of an Eligibility Representation as described under “Repurchase Obligations” above. The Bank or the depositor will report any such request, and the disposition of the request, as required on a Form ABS-15G that will be filed with the SEC.

Dispute Resolution

If any investor requests (each such investor making a request, a “requesting party”) that the Bank repurchase any receivable due to a breach of an Eligibility Representation as described under “—Representations and Warranties” and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the Bank, the requesting party may refer the matter, at its discretion, to either mediation (including non-binding arbitration) or binding arbitration, whether or not the noteholders have voted to direct an Asset Review with respect to such receivables. In order to make a repurchase request, an investor will be required to provide a notice stating the request to the Bank. The requesting party will provide notice of its intention to refer the matter to mediation (including non-binding arbitration) or arbitration, as applicable, to the Bank, with a copy to the issuing entity, the depositor, the owner trustee and the indenture trustee.

Other than the indenture trustee’s obligation to notify the depositor and the Bank of any demands communicated to a responsible officer of the indenture trustee for the repurchase or replacement of any receivable for breach of the representations and warranties concerning such receivable pursuant the terms of the sale and servicing agreement, the indenture trustee will have no obligation under the indenture or any other transaction document to monitor and/or report the status of repurchase requests.

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If the requesting party selects mediation (including non-binding arbitration), the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects binding arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA). If appointed by the AAA, the arbitrator will be selected from a list of neutrals maintained by the AAA and the arbitration will be conducted according to the applicable association’s arbitration rules then in effect. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law) and additional terms set forth in the sale and servicing agreement. Any settlement agreement reached in a mediation and, subject to limited exceptions, any decision by an arbitrator (absent manifest error) in a binding arbitration will be binding upon the requesting party, the depositor, the issuing entity, the owner trustee and the indenture trustee with respect to the receivable that is the subject matter of the repurchase request, and, in that situation, issues relating to that receivable may not be re-litigated by the requesting party or the Bank in mediation, arbitration, court or otherwise. By requesting binding arbitration, such requesting party will waive the right to sue in court, including the right to a trial by jury.

For the avoidance of doubt, neither the indenture trustee or the owner trustee will be liable for any costs, expenses and/or liabilities that could be allocated to the requesting party in any dispute resolution proceeding.

Servicing Procedures

The Bank will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by the issuing entity and will use the same collection procedures that it follows with respect to motor vehicle loans that it services for itself, in a manner consistent with the sale and servicing agreement.

Under the sale and servicing agreement, the servicer will service and administer the receivables held by the issuing entity and, as custodian on behalf of the issuing entity, will maintain possession of the installment loan agreements and any other documents relating to such receivables. The servicer may, in accordance with its customary procedures, (i) maintain all or a portion of the receivable files in electronic form and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer shall maintain control of all electronic chattel paper evidencing a receivable. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer’s possession or otherwise stamped or marked to reflect the transfer to the issuing entity. The obligors under the receivables will not be notified of the transfer. However, UCC financing statements reflecting the sale and assignment of the receivables by the Bank to the depositor and by depositor to the issuing entity will be filed, and the servicer’s accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the issuing entity’s interest in the receivables could be defeated. See “Some Important Legal Issues Relating to the Receivables—Security Interests in the Financed Vehicles.”

Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule as provided by the terms of the receivable, as permitted under the sale and servicing agreement or as required by law or court order. Generally, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the latest final scheduled payment date of any note or (ii) reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law, it will

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purchase such receivable provided, further, that the servicer shall not make any modification described in the preceding clause (i) or (ii) that would trigger a repurchase, in either case for the sole purpose of enabling the servicer to purchase a receivable from the issuing entity and further provided, that any change referred to in this paragraph shall only be made if either (a) the obligor is in default or, in the judgment of the servicer, is reasonably expected to default in the near future, or (b) the change is to the payment due date of a receivable, does not exceed 25 days and is made not more than twice during the term of such receivable. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. So long as the servicer complies with the purchase obligation described above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the receivables for the account of the servicer and/or its affiliates (but not the issuing entity) so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might indirectly result in a decrease in the aggregate amount of payments made (but not any related contractual obligation) on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable by (x) making a new loan to the obligor and depositing the full outstanding principal balance of such refinanced receivable into the Collection Account or (y) causing the issuing entity to effect a substantive modification to the receivable, in which case the receivable will be deemed to be refinanced and the servicer will deposit the full outstanding principal balance of such refinanced receivable into the Collection Account as soon as possible. The receivable created by such refinancing shall not be property of the issuing entity, in the case of (y) in the prior sentence, upon the servicer’s related payment to the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the repayment of some or all of the amount of a receivable owned by the issuing entity upon the death or disability of the obligor or any casualty with respect to the financed vehicle.

The servicer, in its sole discretion, may in accordance with its customary servicing practices, purchase from the issuing entity any receivable’s deficiency balance for a purchase price equal to the fair value of the deficiency balance as determined by the servicer at the time of purchase by the servicer, which purchase price shall not be adjusted by the proceeds the servicer ultimately realizes from its disposition or collection efforts related to the deficiency amount. Net proceeds of any such sale allocable to the receivable will constitute collections in the form of liquidation proceeds, and the sole right of the issuing entity and the indenture trustee with respect to any such sold receivables will be to receive such collections. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the financed vehicle at public or private sale or the sale of the receivable to the servicer pursuant to the provisions of this paragraph free from any lien or other interest of the issuing entity or the indenture trustee.

Unless required by law or court order, the servicer will not release the financed vehicle securing each such receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Collections

The servicer will be required to deposit all collections into the Collection Account within two Business Days after identification. Notwithstanding the foregoing, the servicer may remit collections to the Collection Account on any other alternative remittance schedule (but not later than the related payment date) if the Rating Agency Condition is satisfied with respect to such alternative remittance schedule. The Bank, as seller, and the servicer, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the issuing entity to the Collection Account on or prior to the applicable payment date. Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

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Amounts collected on a receivable from an obligor during a Collection Period shall be applied to the receivable in accordance with the terms of the receivable consistent with the servicer’s customary standards, policies and procedures.

Servicing Compensation and Expenses

The servicer is entitled to receive the Servicing Fee for the previous month on each payment date equal to the product of (i) one-twelfth (or, in the case of the first payment date, a fraction, the numerator of which is the number of days from but not including the Cut-off Date to and including the last day of the first Collection Period and the denominator of which is 360), (ii) 1.00% and (iii) the Net Pool Balance of the receivables at the beginning of the previous month (or, in the case of the first payment date, as of the Cut-off Date). The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates, will be payable on each payment date. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. As additional compensation, the servicer also is entitled to retain all Supplemental Servicing Fees and to receive any investment earnings (net of investment losses and expenses) on funds on deposit in the Collection Account and the Reserve Account. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Compensation and Expenses.”

The Servicing Fee and the Supplemental Servicing Fee are intended to compensate the servicer for performing the functions of a third-party servicer of the receivables as an agent for the issuing entity, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting U.S. federal income tax information to obligors, paying costs of collections and repossessions, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating U.S. federal income tax information for the issuing entity. The fees, if any, will also reimburse the servicer for certain taxes, the fees of the owner trustee and indenture trustee, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the receivables. The amount of the Servicing Fee was determined in light of the foregoing duties of the servicer as well as with a view toward providing the servicer with a reasonable profit. The Servicing Fee, together with additional compensation consisting of investment earnings described above, is comparable to fees that would be paid to parties unaffiliated with the Bank.

The servicer will pay all expenses (other than expenses related to the liquidation of receivables and expenses reimbursed pursuant to clause tenth under “Application of Available Funds—Priority of Distributions”) incurred by it in connection with its activities under the sale and servicing agreement, including the expenses of its independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to noteholders and certificateholders.

Net Deposits

As an administrative convenience and for so long as certain conditions are satisfied (see “Collections” above), the servicer will be permitted to make the deposit of collections and payments of Purchase Amounts for the issuing entity for or with respect to the Collection Period, net of payment of fees to the servicer with respect to such Collection Period. The servicer, however, will account to the indenture trustee, the noteholders, and the certificateholders with respect to the issuing entity as if all deposits, distributions, and transfers were made individually.

Evidence as to Compliance

The sale and servicing agreement will require that the servicer provide annually to the issuing entity and that the indenture trustee provide annually to the depositor and servicer, a report regarding the servicer’s or the indenture trustee’s, as applicable, assessment of compliance with the minimum specified servicing criteria required under the Securities Exchange Act of 1934 during the previous calendar year, which are required to be performed by the servicer and the indenture trustee, as applicable, pursuant to the sale and servicing agreement. The servicing criteria generally include four categories:

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•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

The report is required to disclose any material instance of noncompliance with the servicing criteria.

The sale and servicing agreement will provide that a firm of independent registered public accountants will furnish annually to the servicer, the depositor, each Hired Agency and the indenture trustee an attestation as to whether the servicer’s assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or a statement that the firm cannot express that view. The sale and servicing agreement will provide that the indenture trustee will deliver to the depositor and the servicer a report of a firm of independent registered public accountants that attests to the assessment of compliance made by the indenture trustee.

Under the sale and servicing agreement, the servicer will also be obligated to deliver annually to the indenture trustee, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations in all material respects under the sale and servicing agreement throughout the preceding calendar year (or, in the case of the first such certificate, from the closing date). However, if there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default. The servicer has agreed to give the indenture trustee notice of Servicer Replacement Events (or events that with the giving of notice or the lapse of time or both would become Servicer Replacement Events) under the sale and servicing agreement.

Copies of such statements and certificates may be obtained by noteholders by a request in writing addressed to the indenture trustee.

Certain Matters Regarding the Servicer; Limitation on Liability

The sale and servicing agreement will provide that the Bank may not resign from its obligations and duties as servicer thereunder, except upon a determination that the Bank’s performance of such duties is no longer permissible under applicable law (as evidenced by an opinion of counsel). No such resignation will become effective until the indenture trustee or a successor servicer has assumed the Bank’s servicing obligations and duties under the sale and servicing agreement and the successor servicer has provided information reasonably requested by the depositor to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended. The servicer will also have the right to delegate any of its duties under the transaction documents to a third party without the consent of any noteholder or the confirmation of any rating. Notwithstanding any such delegation, the servicer will remain responsible and liable for its duties under those agreements as if it had made no delegations.

The sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the issuing entity for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or by reason of negligence in its performance of duties thereunder (except for errors in judgment). In addition, the sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under such agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement, the rights and duties of the parties thereto, and the interests of the related noteholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the issuing entity, and the servicer will be entitled to be reimbursed therefor.

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Under the circumstances specified in the sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any entity 50% or more of the equity of which is owned, directly or indirectly, by USAA, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the sale and servicing agreement.

Servicer Replacement Events

“Servicer Replacement Events” under the sale and servicing agreement will consist of:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class (it being understood that no Servicer Replacement Event will result from a breach by the servicer of any covenant for which the repurchase of the affected receivable is specified as the sole remedy under the sale and servicing agreement);

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class (it being understood that any repurchase of a receivable by the Bank or the servicer will remedy any incorrect representation or warranty with respect to such receivable); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet point above for a period of 90 days will not constitute a Servicer Replacement Event if that delay or failure was caused by force majeure or other similar occurrence, as certified by the related servicer in an officer’s certificate of that servicer delivered to the indenture trustee.

Upon the occurrence of any Servicer Replacement Event, the sole remedy available to the issuing entity and noteholders will be to remove the servicer and appoint a successor servicer, as provided in this prospectus. However, if the commencement of a bankruptcy or similar case or proceeding were the only Servicer Replacement Event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal.

Removal or Replacement of Servicer

If a Servicer Replacement Event occurs, the indenture trustee may or, acting at the direction of holders of not less than 66⅔% of the principal amount of the notes of the controlling class, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that

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termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator and the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties except upon determination that the performance of its duties as servicer is no longer permissible under applicable law. No servicer resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties and provided in writing the information reasonably requested by the depositor to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Receivables Transfer and Servicing Agreements to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, such terminated servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified, until receipt of that notice. If a successor servicer has not been appointed at the time when the terminated servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). The indenture trustee may make arrangements for compensation to be paid to the successor that is not greater than the servicing compensation to the servicer under the sale and servicing agreement. In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

The terminated servicer is obligated to cooperate with the indenture trustee and the successor servicer in transferring documentation and any accounts related to the receivables that are held by it to the successor servicer. The terminated servicer is responsible for the reasonable costs of such transfer. The issuing entity will not set aside any funds to cover the costs of such transfer.

Waiver of Past Servicer Replacement Events

If a Servicer Replacement Event occurs, holders of not less than a majority of the principal amount of the controlling class may waive any Servicer Replacement Event without the consent of any of the other noteholders.

Termination

The obligations of the servicer, the Bank, the depositor, the owner trustee, the indenture trustee and the asset representations reviewer under the applicable transaction documents will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables and (2) the payment to noteholders and certificateholders of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements.

In order to avoid excessive administrative expense, the servicer will be permitted to exercise an optional purchase as described under “Description of the Notes—Optional Prepayment.”

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Administration Agreement

The Bank will be the administrator of the issuing entity and will agree to provide the notices and certain reports and to perform other administrative obligations of the issuing entity and the owner trustee required by the indenture. The administrator will be entitled to a periodic administration fee which will be paid by the servicer as compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses related thereto.

The administrator may resign its duties under the administration agreement upon at least 60 days’ prior written notice. The issuing entity may remove the administrator upon:

•	any failure by the administrator to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five business days after discovery thereof by an officer of the administrator or receipt by the administrator of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•	any failure by the administrator to duly observe or perform in any material respect any other of its covenants or agreements in the administration agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the administrator or receipt by the administrator of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•	any representation or warranty of the administrator made in any transaction document to which the administrator is a party or by which it is bound or any certificate delivered pursuant to the administration agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the administrator or receipt by the administrator of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the administrator.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet point above for a period of 90 days will not constitute an administrator replacement event if that delay or failure was caused by force majeure or other similar occurrence, as certified by the related administrator in an officer’s certificate of that administrator delivered to the indenture trustee.

No such resignation or removal will be effective until the issuing entity has appointed a successor administrator with the consent of the indenture trustee and such successor has agreed to be the administrator.

Accounts

The servicer will cause to be established the following bank accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders:

•	the Collection Account; and

•	the Reserve Account.
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Deposits to the Collection Account

The servicer will be required to remit collections received with respect to the receivables to the Collection Account within two Business Days after identification. On or before the payment date, the servicer will cause all collections on the receivables and other amounts constituting Available Funds, to be deposited into the Collection Account. See “—Collections” above.

On or before each payment date, the servicer will instruct the indenture trustee to withdraw the following amounts from the Reserve Account for deposit into the Collection Account:

•	an amount equal to the lesser of (a) the amount by which the amounts required to be paid pursuant to clauses first through fifth under “Application of Available Funds—Priority of Distributions” exceeds Available Funds for such payment date or (b) the amount on deposit in the Reserve Account on such payment date; and

•	the Reserve Account Excess Amount.

Reserve Account

The servicer will establish the Reserve Account with the indenture trustee. It will be held in the name of the indenture trustee for the benefit of the noteholders. To the extent that collections on receivables and amounts on deposit in the Reserve Account are insufficient, the noteholders will have no recourse to the assets of the certificateholder, the servicer or the depositor as a source of payment on the notes.

The Reserve Account will be funded by a deposit by the depositor on the closing date in an amount equal to $1,259,446.66 (the “Specified Reserve Account Balance”), which is equal to 0.25% of the Net Pool Balance as of the Cut-off Date; provided, however, on any Payment Date after the Notes are no longer outstanding following payment in full of the principal and interest on the Notes, the “Specified Reserve Account Balance” will be $0.

As of any payment date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date prior to an Event of Default that has resulted in an acceleration of the Notes, the issuing entity will deposit into the reserve account the amount, if any, necessary to cause the amount of funds on deposit in the Reserve Account to equal the Specified Reserve Account Balance to the extent set forth above under “Application of Available Funds—Priority of Distributions.”

Amounts on deposit in the Reserve Account may decrease on each payment date, prior to an Event of Default that has resulted in an acceleration of the notes, by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through fifth under “Application of Available Funds—Priority of Distributions” above.

Permitted Investments

Amounts on deposit in the Collection Account and the Reserve Account will be invested by the indenture trustee solely at the prior written direction of the servicer in Permitted Investments. Permitted Investments are limited to obligations or securities that mature so that funds will be available by 10:00 a.m. New York City time on the next payment date.

Amendments

The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the indenture trustee, any noteholder, the issuing entity, the owner trustee or any other person; the sale and servicing agreement generally may be amended by the depositor and the servicer without the consent of the indenture trustee, any noteholder, the issuing entity, the owner trustee or any other person; and the administration agreement generally may be amended by the administrator without the consent of the indenture trustee, any

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noteholder, the issuing entity, the owner trustee or any other person, in each case, if one of the following requirements is met by the depositor, servicer or administrator as applicable:

(i)	an opinion of counsel and officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

(ii)	the Rating Agency Condition is satisfied with respect to such amendment and the depositor or servicer so notifies the indenture trustee in writing.

Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the holders of a majority in principal amount of the outstanding note balance of the controlling class; for the purpose of adding any provisions to or changing in any manner or eliminating any provision or of modifying in any manner the rights of noteholders; provided, however, that no such amendment may (i) reduce the interest rate or principal amount of any note or change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding amount of the notes which were required to consent to such matter before giving effect to such amendment.

No amendment will be effective which affects the rights, protections or duties of the owner trustee or indenture trustee under the transaction documents without the consent of such party, if applicable (which consent is not to be unreasonably withheld or delayed).

THE INDENTURE

The following summary describes the material terms of the indenture pursuant to which the notes will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of the issuing entity. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

The failure to pay principal of a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled payment date for that class of notes. See “Risk Factors―The failure to make principal payments on any notes will generally not result in an Event of Default under the indenture until the Final Scheduled Payment Date for the applicable class of notes.”

With respect to the notes issued by the issuing entity an “Event of Default” under the indenture will consist of any of the following:

•	a default continuing for five business days or more in the payment of any interest on any notes of the controlling class when the same becomes due and payable;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the outstanding principal amount of the notes;
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•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the notes; or

•	certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity or its property as specified in the indenture.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 90 days will not constitute an Event of Default if that delay or failure was caused by force majeure or another similar occurrence, as certified by the issuing entity in an officer’s certificate of the issuing entity delivered to the indenture trustee. The issuing entity will deliver to the indenture trustee, within five days after its occurrence, written notice of any Event of Default, its status and what action the issuing entity is taking or proposes to take with respect thereto.

If any Event of Default (or an event that, with notice or the passage of time or both, would be an Event of Default) occurs and is continuing and is known to an officer of the indenture trustee who has direct responsibility for the indenture trustee’s administration of the indenture or such officer has received written notice of such Event of Default, the indenture trustee will mail to each noteholder and the administrator a notice of that default within 90 days after such officer receives notice or has knowledge thereof. However, unless the default is a default in the payment of principal or interest, the indenture trustee may withhold such notice if and so long as a committee of its officers in good faith determines that withholding the notice is in the interests of the noteholders.

The amount of principal due and payable to holders of a class of notes under the indenture until its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled payment date for such class of notes.

Rights Upon an Event of Default

If an Event of Default (other than an Event of Default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity) should occur and be continuing with respect to the notes of the issuing entity, the indenture trustee may, or if directed by the holders of a majority in principal amount of the controlling class of notes outstanding will, declare the principal of such notes to be immediately due and payable and, upon any such declaration, the unpaid principal amount of such notes, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the controlling class then outstanding if both of the following occur:

•	the issuing entity has paid or deposited with the indenture trustee enough money to pay: (1) all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred and (2) all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

•	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

If an Event of Default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity should occur, all unpaid principal, together with all accrued and unpaid interest, of all Notes will automatically become due and payable without any declaration or other act on the part of the indenture trustee or any noteholder.

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If an Event of Default has occurred with respect to the notes issued by issuing entity, the indenture trustee may, or at the direction of holders of a majority in principal amount of the controlling class outstanding will, institute proceedings to collect amounts due on the notes, exercise remedies as a secured party (including foreclosure or sale of the issuing entity property) or elect to maintain the issuing entity property. Upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the receivables only if:

•	the holders of 100% of the notes of the controlling class issued by the issuing entity consent to such liquidation,

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the notes of the issuing entity then outstanding, or

•	there has been an Event of Default (x) arising from the failure to pay principal or interest when due and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the issuing entity as such payments would have become due if such obligations had not been declared due and payable or (y) that relates to an insolvency event, and, in each case, such indenture trustee obtains the consent of the holders of at least 66⅔% of the aggregate outstanding amount of the controlling class of the issuing entity.

Any money received in realizing on issuing entity property will first be applied to pay any due and unpaid fees, expenses and indemnity payments of the indenture trustee and the owner trustee.

In addition, if the Event of Default relates to a default by the issuing entity in observing or performing any covenant or agreement (other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes issued by the issuing entity consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes of the issuing entity. The indenture trustee may also elect to have the issuing entity maintain possession of the receivables and apply collections as received without obtaining the consent of noteholders.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default under the indenture occurs and is continuing, such indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of such notes, unless such noteholders have offered to the indenture trustee reasonable indemnity against the costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the controlling class outstanding of the issuing entity will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the holders of a majority in principal amount of the controlling class outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the issuing entity or a default arising from an insolvency of the issuing entity.

No noteholder will have the right to institute any proceeding with respect to the indenture, unless—

•	such holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% in principal amount of the controlling class outstanding of the issuing entity have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

•	such holder or holders have offered the indenture trustee indemnity reasonably satisfactory to it;
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•	the indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and

•	no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of the outstanding note balance.

The indenture trustee and the noteholders, by accepting the notes, will covenant that they will not, prior to the end of the period that is one year and one day after there has been paid in full all debt issued by any securitization vehicle in respect of which the depositor or the Bank holds any interest, institute (or join in) against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to the issuing entity, neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of certificates representing an ownership interest in the issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns (other than the issuing entity) will be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture.

Modification of Indenture

The issuing entity, together with the indenture trustee (when directed by an issuer request), may, without the consent of the noteholders of the issuing entity or any other person, execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the indenture or for the purposes of modifying in any manner the rights of the noteholders under the indenture provided that either (i) such action will not materially and adversely affect the interests of any noteholders as evidenced by (a) an opinion of counsel to that effect delivered to the indenture trustee and (b) an officer’s certificate to that effect delivered to the Indenture Trustee or (ii) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity notifies the indenture trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

The issuing entity, together with indenture trustee, when authorized by an issuing entity order, also may, with prior notice from the issuing entity to the Hired Agencies and with the consent of the holders of a majority in principal amount of the outstanding note balance of the controlling class, enter into an indenture or supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders. Any such supplemental indenture described in the immediately preceding sentence will also require prior notice by the issuing entity to the Hired Agencies, the indenture trustee and the owner trustee and the consent of the holder of each outstanding note affected thereby to the extent such supplemental indenture:

•	changes the final scheduled payment date of any note or reduces the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or changes any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable or impairs the right to institute suit for enforcement of the provisions of the indenture requiring application of funds available as provided in the indenture, to the payment of any such amount due on the notes on or after the respective due dates thereof;

•	reduces the percentage of the aggregate principal amount of the notes outstanding, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in such indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on such notes, the depositor, the Bank or an affiliate of any of them;
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•	reduces the percentage of the aggregate principal amount of the notes outstanding required to direct the indenture trustee to direct the issuing entity to sell or liquidate the receivables after an Event of Default if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of the issuing entity;

•	permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such transaction document, terminates the lien of such indenture on any such collateral or deprives the holder of any such note of the security afforded by the lien of such indenture;

•	impairs the right to institute suit for the enforcement of payment; or

•	modifies any of the foregoing items requiring the consent of the noteholders in any respect materially adverse to the interests of the noteholders, except to increase any percentage specified therein or provide that certain additional provisions of the indenture or the other transaction documents cannot be modified or waived without the consent of the holders of all the outstanding notes affected thereby.

No supplemental indenture will be effective which affects the rights, protections or duties of the owner trustee or indenture trustee under the indenture or the sale and servicing agreement without the consent of such party, if applicable (which consent is not to be unreasonably withheld or delayed).

The Issuing Entity Will be Subject to Covenants Under the Indenture

The issuing entity will not, among other things—

•	engage in any activities other than financing, acquiring, owning, managing and pledging the receivables and the other issuing entity property as contemplated by the applicable transaction documents,

•	except as expressly permitted by the applicable transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity,

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the issuing entity (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the issuing entity or its property,

•	dissolve or liquidate in whole or in part,

•	merge or consolidate with, or transfer substantially all of its assets to, any other person,

•	permit the validity or effectiveness of the indenture to be impaired, or permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged or otherwise to not constitute a valid first priority security interest in the issuing entity property, or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby,

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens and except as may be created by the terms of the indenture, or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.
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The issuing entity may not engage in any activity other than as specified under “The Issuing Entity.” The issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and indenture, the certificates or otherwise in accordance with the sale and servicing agreement or other documents relating to the issuing entity. The issuing entity may not make any loans, advances, or guaranties or otherwise become liable for any debts, other than as contemplated by the documents relating to the issuing entity. Additionally, except as permitted under the transaction documents and described in this prospectus, the issuing entity will not invest in other securities.

Security Interest in Receivables

The indenture creates a security interest in the receivables owned by the issuing entity in favor of the indenture trustee on behalf of the noteholders. The issuing entity will perfect such security interest by filing a financing statement under the uniform commercial code with the appropriate authority in the State of Delaware. The issuing entity is obligated to maintain such perfected security interest.

Investor Communications

Investors may send a request to the depositor or the servicer at any time notifying the depositor or the servicer that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the transaction documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor or the servicer may require that the requesting investor provide Verification Documents to confirm that the requesting investor is a beneficial owner of notes. The depositor will include in each monthly distribution report on Form 10-D disclosure regarding any such request received in accordance with the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the date the request was received, a statement to the effect that the issuing entity has received a request from the investor stating that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction documents, the name of the investor making the request and a description of the method other investors may use to contact the requesting investor. The servicer will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

The noteholders may communicate with other noteholders with respect to their rights under the indenture. Three or more holders of the notes of the issuing entity or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the outstanding notes may, by written request to the indenture trustee, receive a copy of the current list of noteholders. Upon receipt of such request, the indenture trustee shall promptly furnish a copy of such request to the administrator and the list of noteholders produced in response thereto.

Annual Compliance Statement

The issuing entity will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act, the indenture trustee for the issuing entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, information regarding a conflicting interest of the indenture trustee, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, any change to the property and funds physically held by the indenture trustee as such, any release, or release and substitution, of property subject to the lien of the indenture that has not yet been previously reported, any additional issue of notes that has not been previously reported and any action taken by it that materially affects the notes and that has not been previously reported.

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Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes (i) upon the delivery to the indenture trustee for cancellation of all notes, (ii) upon the deposit with such indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on all notes, (iii) upon payment by the issuing entity of all other sums payable under the indenture, including amounts due to the indenture trustee and (iv) upon delivery by the issuing entity of certain opinions and officer’s certificates specified in the indenture.

Documents to be Delivered by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will deliver to each noteholder, not later than the latest date permitted by law, such information as may be required by law to enable such holder to prepare its federal and state income tax returns.

Resignation or Removal of the Indenture Trustee

The indenture trustee may resign at any time with 30 days’ prior written notice, in which event the administrator, on behalf of the issuing entity, will be obligated to appoint a successor trustee. The administrator, on behalf of the issuing entity, will be obligated to remove an indenture trustee with 30 days’ prior written notice if such indenture trustee ceases to be eligible to continue as such under the indenture, if such indenture trustee becomes insolvent, a receiver or other public officer takes charge of the indenture trustee or the indenture trustee otherwise becomes incapable of acting. In such circumstances, the administrator, on behalf of the issuing entity, will be obligated to appoint a successor trustee for the notes of the issuing entity. In addition, a majority of the controlling class may remove the indenture trustee without cause with 30 days’ prior written notice and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee and payment of all fees, expenses and indemnities owed to the retiring indenture trustee. To be eligible to act as indenture trustee, an entity must satisfy section 310(a) of the Trust Indenture Act, have a combined capital and surplus of at least $50,000,000 and have long-term debt that is rated investment grade by the Hired Agencies or otherwise be at acceptable to such Hired Agencies. The administrator is responsible for the expenses incurred in changing the indenture trustee.

AFFILIATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

USAA Acceptance, LLC, as depositor, created the issuing entity. USAA Acceptance, LLC is a wholly-owned subsidiary of USAA Federal Savings Bank. The issuing entity is an affiliate of USAA Acceptance LLC and USAA Federal Savings Bank. USAA Federal Savings Bank is the sponsor, seller and servicer of the motor vehicle loans and administrator of the issuing entity.

The owner trustee and the indenture trustee are banking corporations that the sponsor and its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the owner trustee and the indenture trustee will be acting in similar capacities for other asset-backed transactions of the sponsor for similar or other pool-asset types. The owner trustee and the indenture trustee charge fees for their services and such fees, to the extent they are not paid by the servicer, will be payable out of the cash flows of the issuing entity.

One of the underwriters is an affiliate of the owner trustee.

SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in the Receivables

The receivables are either “tangible chattel paper” or “electronic chattel paper,” (collectively, “chattel paper”) each as defined in the Uniform Commercial Code (the “UCC”) in effect in the States of Texas and New York. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect the issuing entity’s ownership interest in its receivables, the Bank will file UCC-

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1 financing statements with the appropriate governmental authorities in the State of Texas to give notice of the depositor’s acquisition of the receivables and the depositor will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware to give notice of the issuing entity’s ownership of its receivables and their proceeds. Under the sale and servicing agreement, the depositor will be obligated to maintain the perfection of the issuing entity’s ownership interest in the receivables. However, a purchaser of chattel paper who gives new value and takes possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form in the ordinary course of such purchaser’s business has priority over a security interest in the chattel paper which is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that doing so violates the rights of the other secured party. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale, although the Bank’s master computer records will indicate such sale. See “Risk Factors―Interests of other persons in the receivables could reduce the funds available to make payments on your notes.”

Security Interests in the Financed Vehicles

The receivables consist of motor vehicle installment loans made pursuant to contracts with obligors for the purchase of automobiles and light-duty trucks and also constitute personal property security agreements that include grants of security interests in the financed vehicles under the UCC in the applicable jurisdiction. Perfection of security interests in the financed vehicles generally is governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title or actual possession by the secured party of such certificate of title, depending upon applicable state law. The practice of the Bank is to effect such notation or to obtain possession of the certificate of title, as appropriate under the laws of the state in which a vehicle securing a motor vehicle installment loan originated by the Bank is registered. The receivables prohibit the sale or transfer of the financed vehicle without the Bank’s consent.

The Bank will assign its security interest in the individual financed vehicles to the depositor and the depositor will then assign its interest in that security interest to the issuing entity purchasing the receivables. However, because of the administrative burden and expense and since the Bank remains as servicer of the receivables, neither the Bank nor any other person will amend the certificates of title to identify the depositor or the issuing entity as the new secured party and, accordingly, the Bank will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the Bank’s rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee, the issuing entity nor the trustee may have a perfected security interest in the financed vehicle. In such event or in the event that the Bank did not have a perfected first priority security interest in the financed vehicle, the only recourse of the issuing entity vis-à-vis third parties would be against an obligor on an unsecured basis. See “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables.” If there are any financed vehicles as to which the Bank has failed to perfect the security interest assigned to the issuing entity, (a) that security interest would be subordinate to, among others, holders of perfected security interests and (b) purchasers of such financed vehicles would take possession free and clear of that security interest.

Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the seller on the certificate of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in the financed vehicle. To avoid the administrative burden and costs, no action will be taken to record the transfer of the security interest in a financed vehicle from the seller to the depositor and from the depositor to the issuing entity by amendment of the certificate of title for the financed vehicle or otherwise. As a result, the security interest of the issuing entity in the financed vehicle could be deemed to be unperfected. There also exists a risk in not identifying the issuing entity as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuing entity could be released without the consent of the issuing entity.

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If the owner of a financed vehicle moves to a state other than the state in which such financed vehicle initially is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after such relocation and thereafter until the owner re-registers the financed vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, the seller must surrender possession if it holds the certificate of title to such financed vehicle or, in the case of financed vehicles originally registered in a state which provides for notation of lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the seller would receive notice of surrender if the security interest in the financed vehicle is noted on the certificate of title. Accordingly, the seller would have the opportunity to re-perfect its security interest in the financed vehicle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment loans, the seller takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of its lien note thereon and accordingly will have an opportunity to require satisfaction of the receivable before release of the lien. Under the sale and servicing agreement, the servicer will be obligated to take such steps, at the servicer’s expense, as are necessary to maintain perfection of security interests created by each receivable in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the issuing entity or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. The seller will represent in the purchase agreement that as of the Cut-off Date it has no knowledge of any such liens with respect to any financed vehicle. However, such liens could arise at any time during the term of a receivable. No notice will be given to the indenture trustee if such a lien arises.

Enforcement of Security Interests in Financed Vehicles

The servicer on behalf of the issuing entity may take action to enforce its security interest by repossession and resale of the financed vehicles securing the issuing entity’s receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a financed vehicle, the issuing entity would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the defaulting obligor.

Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor’s loan. The UCC requires a written explanation of any surplus or deficiency before the deficiency can be collected or if the consumer obligor requests an explanation. Failure to comply with the explanation requirements can result in

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penalties to the creditor. Some states impose prohibitions or limitations on deficiency judgments. Moreover, a defaulting obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle installment loan has all the remedies of a secured party under the UCC, except as specifically limited by other state laws. Among the UCC remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the UCC provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The UCC also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the UCC permits the debtor or other interested person to prohibit or restrain on

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appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

The Bank generally does not pursue legal actions on deficiency balances with its members.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the CFPB’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Act, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. In addition, the Bank is subject to regulation by the OCC and the CFPB which may impose a number of restrictions on the consumer lending activities of federal thrifts such as the Bank. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, to the extent not preempted by applicable federal law such as the Homeowners’ Loan Act and its implementing regulations, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and their affiliates and non-depository institutions offering financial products and services to consumers, including automobile loans and retail automobile leases. The Bank is subject to regulation and supervision by the CFPB. We understand that the CFPB has also recently begun investigations concerning certain automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products. If any of the Bank’s practices were found to violate applicable laws, the Bank could be obligated to repurchase from the issuing entity any receivable that fails to comply with law. In addition, we, the Bank or the issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect such issuing entity.

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Certain Matters Relating to Insolvency

The Bank is a federally chartered savings association subject to regulation and supervision by the OCC, and its deposits are insured to the applicable limits by the FDIC. If the Bank becomes insolvent, is in an unsound condition, engages in certain violations of its by-laws or regulations or if other similar circumstances occur, the OCC is authorized to appoint the FDIC as conservator or receiver. The FDIC, as conservator or receiver, is authorized to repudiate any “contract” of the Bank if the FDIC determines that the performance of the contract is burdensome and that repudiation would promote the orderly administration of the Bank’s affairs. This authority may permit the FDIC to repudiate the transfer of motor vehicle loans to the issuing entity.

The FDIC has adopted regulations entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”). The FDIC Rule contains four different safe harbors, each of which limits the power that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator. The transaction contemplated herein is not intended to comply with the FDIC Rule.

The transfer of receivables under the purchase agreement between the Bank and the depositor is structured with the intent that it will be characterized as a legal true sale and not as a grant of a security interest to secure a debt. If the transfers are so characterized, then the FDIC likely would not be able to recover the transferred receivables using its repudiation powers.

If the FDIC nevertheless recharacterizes the transfer of motor vehicle loans to the issuing entity as a grant of a security interest to secure a debt, it could repudiate the debt and recover the motor vehicle loans as assets of the Bank. In this case, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity. The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that the issuing entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the issuing entity’s “actual direct compensatory damages” in the event the FDIC repudiated the transfer of motor vehicle loans to the issuing entity under the sale and servicing agreement, the amount paid to the issuing entity could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the notes issued by the issuing entity and the interest accrued thereon and unpaid to the date of payment.

If the FDIC were appointed as conservator or receiver for the Bank, the FDIC could:

•	require the trustee of the issuing entity to go through an administrative claims procedure to establish its right to payments collected on the motor vehicle loans held by the issuing entity,

•	request a stay of proceedings with respect to the issuing entity’s claims against the Bank, or

•	repudiate without compensation the Bank’s ongoing obligations under the sale and servicing agreement, such as the duty to collect payments or otherwise service the motor vehicle loans, or its obligations under an administration agreement to provide administrative services to the issuing entity; or

•	argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.
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There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

The FDIC, as conservator or receiver, may have the power to (i) prevent the indenture trustee or the noteholders from appointing a successor servicer under the sale and servicing agreement or (ii) authorize the Bank to stop servicing the motor vehicle loans.

If the FDIC were to take any of these actions, payments of principal and interest on the securities issued by the issuing entity could be delayed or reduced. See “Risk Factors–FDIC receivership or conservatorship of the Bank could result in delays in payments or losses on your notes.”

Certain Regulatory Matters

The operations and financial condition of the Bank, as originator and sponsor, and its affiliates are subject to extensive regulation and supervision and to various requirements and restrictions under federal banking laws. The OCC, Federal Reserve Board and the FDIC have broad enforcement powers over the Bank and its affiliates. These enforcement powers may adversely affect the operations of the issuing entity and the rights of the noteholders under the sale and servicing agreement and administration agreement prior to the appointment of a receiver or conservator.

If the OCC or the FDIC find that any agreement or contract, including the sale and servicing agreement or administration agreement, of the sponsor, or the performance of any obligation under such an agreement or contract, or any activity of the sponsor that is related to its obligations under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to the sponsor or would adversely affect the safety and soundness of the sponsor, that banking agency has the power to order or direct the sponsor, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. The sponsor may not be liable for contractual damages for complying with such an order or directive, and noteholders may not have any legal recourse against the applicable banking agency.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions became effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions could have on any particular company, including USAA Capital Corporation, USAA, the depositor or the issuing entity, or their respective creditors.

Potential Applicability to USAA Capital Corporation, USAA, the depositor and the issuing entity. There is uncertainty about which companies could be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA as a “covered financial company,” the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and a liquidation of such company pursuant to OLA would mitigate these adverse effects. USAA Capital Corporation and USAA could be subject to OLA. Because the Bank is an insured depository institution, it would not be subject to OLA.

Under certain circumstances, the issuing entity or the depositor as a “covered subsidiary” of USAA Capital Corporation or USAA could be subject to the provisions of OLA as a “covered financial company.” For the issuing

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entity or the depositor to be subject to receivership under OLA as a “covered subsidiary” (1) the FDIC would have to be appointed as receiver for USAA Capital Corporation or USAA under OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or the depositor, as applicable, is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of USAA Capital Corporation or USAA, as applicable.

No assurance can be given that OLA would not apply to USAA Capital Corporation, USAA, the depositor or the issuing entity or their respective affiliates, or that, if it were to apply, the timing and amounts of payments to the noteholders or certificateholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of USAA Capital Corporation or of a covered subsidiary, including the depositor or the issuing entity under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which USAA Capital Corporation, the depositor or the issuing entity or covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the relevant entity’s affairs. In January 2011, the Acting General Counsel of the FDIC (the “Acting General Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include USAA Capital Corporation, the depositor or the issuing entity, cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act (which, among other things, grants the FDIC, as receiver, the power to repudiate certain contracts), if the FDIC were to become receiver for a covered financial company, which could include USAA Capital Corporation, the depositor or the issuing entity, the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although the Acting General Counsel’s advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving an intermediate purchaser, the depositor or the issuing entity, are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

We will structure the transfers of receivables from the depositor to the issuing entity with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, the sponsor believes that the FDIC likely would not be able to recover the receivables transferred using its repudiation power. However, if those transfers were not respected as legal true sales, then the issuing entity under the applicable sale and servicing agreement would be treated as having made a loan to the depositor, secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If the depositor were placed in receivership under OLA, the FDIC could assert that the depositor effectively still owned the transferred receivables because the transfers by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in

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this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the Receivables Transfer and Servicing Agreements are respected as legal true sales, as receiver for the depositor or the issuing entity, the FDIC could:

•	require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	if the issuing entity were a covered subsidiary, require the indenture trustee for the related notes or the owner trustee for the related certificates to go through an administrative claims procedure to establish the right to payments on the notes or certificates, as applicable; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the depositor or the issuing entity.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which the depositor or the issuing entity or a covered subsidiary (including the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of the depositor or the issuing entity or any covered subsidiary or affect any contractual rights of the depositor or the issuing entity or a covered subsidiary (including the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” under the Bankruptcy Code.

If the FDIC, as receiver for the depositor or the issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the issuing entity could be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If the depositor or the issuing entity or any of their respective affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by the depositor or the issuing entity or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, the FDIC issued a final rule effective August 15, 2011, that, among other things, codified the Acting General Counsel’s advisory opinion. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against the depositor and the issuing entity as provided in the purchase agreement and sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed and may be reduced.

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Repurchase Obligation

The Bank will make representations and warranties in the transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, the Bank may be required under the applicable transaction documents to repurchase the affected receivables. The Bank may be, subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of the Bank’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Servicemembers Act is forgiven. The Servicemembers Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Servicemembers Act. Because the Servicemembers Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the receivable, no information can be provided as to the number of receivables that may be affected by the Servicemembers Act. In addition, military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Servicemembers Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Servicemembers Act or similar legislation or regulations which would not be recoverable from the receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Servicemembers Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Servicemembers Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Servicemembers Act or similar state legislation or regulations may result in delays in payments or losses on your securities.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable. Additional information about legal or regulatory provisions of particular jurisdictions may be presented in this prospectus if a material concentration of receivables exists in those jurisdictions.

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State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity could fail to have some required licenses or permits. For example, the City of New York passed legislation requiring a purchaser of delinquent loans to be licensed as a debt collector. It is not clear what delinquent means under that law, but it is possible that, as a result of not being properly licensed under state or local law, the issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

LEGAL PROCEEDINGS

Other than as described in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, asset representations reviewer, servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL INVESTMENT

Money Market Fund Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Certain Investment Company Act Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

European Risk Retention and Due Diligence Requirements

Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”), place certain conditions on investments in asset-backed securities by credit institutions and investment firms (together referred to as “institutions”) regulated in European Union (EU) member states and in other countries in the European Economic Area (EEA) and by certain affiliates of those institutions. Articles 404-410 of CRR are supplemented by regulatory technical standards contained in Commission Delegated Regulation (EU) No. 625/2014 of March 13, 2014 and by implementing technical standards contained in Commission Implementing Regulation (EU) No 602/2014 of June 4, 2014, which provide greater detail on the interpretation and implementation of those Articles. CRR has direct effect in EU member states and is expected to be implemented by national legislation or rulemaking in the other EEA countries.

CRR Article 405 requires an institution not to invest in any securitization position (as defined in CRR) unless the sponsor, originator or original lender has disclosed to investors that it will retain a material net economic interest of not less than 5 percent in the securitization transaction. Prior to investing in a securitization position, and on an ongoing basis thereafter, the regulated institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406. Under CRR Article 407, an

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institution that fails to comply with the requirements of CRR Article 405 or 406 will be subject to an additional regulatory capital charge.

Risk retention and due diligence requirements similar to those in CRR Articles 405 and 406 apply to alternative investment fund managers that are required to become authorized under EU Directive 2011/61/EU on Alternative Investment Fund Managers (the “AIFMD”), pursuant to Article 17 of the AIFMD and Chapter III, Section 5 of Regulation 231/2013 supplementing the AIFMD, and to insurance and reinsurance companies subject to regulation under EU Directive 2009/138/EC, as amended (“Solvency II”), pursuant to Article 135(2) of Solvency II and Articles 254-257 of Commission Delegated Regulation (EU) 2015/35 supplementing Solvency II. Similar requirements are expected to apply in the future to other types of EEA-regulated institutional investors such as undertakings for collective investments in transferrable securities (UCITS) funds. All such existing and similar requirements together are referred to in this prospectus as the “EU Retention Rules.”. EU Retention Rules, when implemented, may apply to investments in securities already issued, including the notes offered by this prospectus. The EU Retention Rules for different types of regulated investors are not identical to those in CRR Articles 405 and 406, and, in particular, additional due diligence obligations apply to alternative investment fund managers and to insurance and reinsurance companies.

None of the Bank, the depositor or any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus or to provide any additional information that may be required to enable a credit institution, investment firm, alternative investment fund manager or other investor to satisfy the due diligence and monitoring requirements of any EU Retention Rules.

Failure by an investor or investment manager to comply with any applicable EU Retention Rules with respect to an investment in the notes offered by this prospectus may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions. EU Retention Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of affected investors and investment managers and have an adverse impact on the value and liquidity of the notes offered by this prospectus. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable EU Retention Rules or other applicable regulations and the suitability of the offered notes for investment.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. The summary does not purport to deal with U.S. federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, regulated investment companies, dealers or traders in securities, U.S. expatriates, banks, financial institutions, “controlled foreign corporations,” “passive foreign investment companies” disregarded entities or passthroughs. Additionally, this summary does not deal with the U.S. federal income tax consequences of any investor treated as a partnership for U.S. federal income tax purposes. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a noteholder, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A noteholder that is a partnership for U.S. federal income tax purposes and the partners in such partnership should consult their tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes, as the case may be.

The following discussion generally deals with the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes to a U.S. Person and, unless otherwise specified, does not deal with the U.S. federal income tax consequences to a Foreign Person. However, the discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or non-U.S. tax laws, any income tax treaties or any other U.S. federal income tax laws, including U.S. federal estate and gift tax laws. Prospective investors should consult their own tax advisor with regard to the application of the tax consequences discussed herein to their particular situation and the application of any non-U.S. or U.S. federal, state and local tax and tax treaties, including income, gift and estate tax laws.

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The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. There are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. Each issuing entity will be provided with an opinion of Federal Tax Counsel regarding certain material U.S. federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each issuing entity and the notes, certificates and related terms, parties and documents applicable to such issuing entity. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Tax Characterization of the Issuing Entity

On the closing date and subject to certain assumptions and qualifications, Federal Tax Counsel will render an opinion to the effect that, for U.S. federal income tax purposes:

•     the notes (other than notes, if any, beneficially owned by (i) the issuing entity or a person considered the same person as the issuing entity for U.S. federal income tax purposes, (ii) a member of an expanded group (as defined in Proposed Treasury Regulation section 1.385-1(b)(3) or any successor regulation then in effect) that includes the issuing entity (or a person considered the same person as the issuing entity for U.S. federal income tax purposes), (iii) a “controlled partnership” (as defined in proposed Treasury Regulation section 1.385-1(b)(1)) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in preceding clause (ii) or (iii)) will be characterized as debt and

•     the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for U.S. federal income tax purposes. In general, whether a class of notes issued by the issuing entity constitutes debt or equity for U.S. federal income tax purposes is a question of fact, the resolution of which is based upon the economic substance of such class rather than its form or label. Although the IRS and the courts have set forth several factors to be taken into account in determining whether a given class of notes or trust certificates will be treated as debt or equity, the primary factor in making this determination is whether the noteholder or certificateholder, as applicable, has assumed the risk of loss or other economic burdens relating to the property of the issuing entity and has obtained the benefits of ownership thereof. Federal Tax Counsel will analyze and rely upon several factors with respect to any opinion that any class of notes is treated as debt for U.S. federal income tax purposes. Federal Tax Counsel will advise the issuing entity that the notes (other than notes, if any, beneficially owned by the issuing entity or a person considered the same person as the issuing entity for U.S. federal income tax purposes) will be classified as debt for U.S. federal income tax purposes.

U.S. Treasury and the IRS recently issued Treasury regulations in proposed form that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for U.S. federal income tax purposes during periods in which the note is held by an applicable related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). If these proposed Treasury regulations are published as final in their current form or substantially similar form, it is expected that any notes treated as stock under these rules would be automatically converted back to debt when acquired by a beneficial owner that is not an applicable related party, although the application of the proposed Treasury regulations in this regard is not entirely clear. In the event that such conversion into a debt instrument is not automatic and the determination of debt-equity status would need to be conducted at such time, it is possible that such instrument could constitute equity in the issuing entity for U.S. federal income tax purposes. In this regard, investors should consider the discussion in “—Possible Alternative Treatments of the Notes”. In the event that such conversion

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results in a debt instrument, the tax treatment of such a note may not be entirely clear and may have tax characteristics differing from notes of the same class that were not previously held by a related party. It is impossible to predict if or when the proposed Treasury regulations may be adopted as final Treasury regulations. The proposed Treasury regulations are complex and may be changed before they are finalized. Prospective investors are urged to consult their tax advisors regarding the possible effects of the new rules.

The discussion below assumes the characterization of the notes as debt for U.S. federal income tax purposes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the notes are not indexed securities or strip notes, and that principal and interest is payable on the notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the notes (generally, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., ¼% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If a class of notes offered hereunder is in fact issued at a greater than de minimis discount or is treated as having been issued with greater than de minimis OID under the OID regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of a class of notes offered hereunder (generally equal to its principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of notes are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the motor vehicle loans will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the motor vehicle loans. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments of the motor vehicle loans (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.

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Interest Income on the Notes. As described above and except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder’s method of tax accounting. Interest that is not considered qualified stated interest must be accrued under the OID rules. For interest to be qualified stated interest there must be legal remedies available to compel timely payment (at least annually) or the terms of the instrument must make nonpayment or late payment sufficiently remote. Although the interest payments on the subordinate notes can be deferred in certain circumstances, absent a contrary statement in the prospectus supplement, the issuer intends to treat such potential deferral as sufficiently remote for purposes of OID rules and to treat all stated interest on the subordinate notes as qualified stated interest. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser that buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

Net Investment Income. Certain non-corporate U.S. holders are subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally includes interest, original issue discount and market discount realized on a note and any net gain recognized upon a disposition of a note. U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a Foreign Person generally will be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax and withholding tax, subject to the discussion of FATCA and backup withholding below, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor (including a holder of 10 percent of the outstanding certificates) or a “controlled foreign corporation” with respect to which the issuing entity or the seller is a “related person” within the meaning of the Code and (ii) provides the indenture trustee or other person that is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (e.g., IRS Form W-8BEN, IRS Form W-8BEN-E or successor form), signed under penalties of perjury, certifying

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that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an appropriate IRS Form W-8BEN, IRS Form W-8BEN-E or successor form provided by the Foreign Person that owns the note. A foreign partnership holding notes on its own behalf may be subject to substantially increased reporting requirements and should consult its tax advisor. If such interest is not portfolio interest, then generally it will be subject to withholding tax at a rate of 30 percent, unless the Foreign Person provides a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest at graduated rates.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from U.S. federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

FATCA. Sections 1471 through 1474 of the Code and the Treasury regulations thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) impose certain additional reporting requirements imposed on certain Foreign Persons, including certain foreign financial institutions, investment funds and other non-financial foreign entities. In general a 30% withholding tax could be imposed on payments of interest, dividends and, beginning January 1, 2019, gross proceeds from the disposition of assets producing such income made to any such Foreign Person unless such Foreign Person complies with certain reporting requirements regarding its direct and indirect United States shareholders, noteholders and/or United States accountholders. Such withholding could apply to payments regardless of whether they are made to such Foreign Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that payments on the notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. If withholding under FATCA were to be deducted or withheld from payments on the notes or on a disposition of the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. In such event, investors may receive less interest or principal than expected. Holders should consult their own tax advisors regarding the potential application and impact of the FATCA rules on them based on their particular circumstances.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold on the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s U.S. federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If any class of notes is treated as equity for U.S. federal income tax purposes, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership. Additionally, even if all the notes were treated as debt for U.S. federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for U.S. federal income tax purposes) holding a certificate (or interest therein), the

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issuing entity may be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership.

A partnership is generally not subject to an entity level tax for U.S. federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected Holders, according to their respective interests therein. Under current law, the amount and timing of items of income and deductions reportable by Holders as partners in such a partnership could differ from the income reportable by the Holders as holders of debt. Generally, such differences are not expected to be material; however, certain Holders may have adverse tax consequences. For example, all U.S. Holders would be taxed on the partnership income regardless of when distributions are made to them. An individual U.S. Holder’s ability to deduct the U.S. Holder’s share of partnership expenses would be subject to the 2% miscellaneous itemized deduction floor. Additionally, income to certain tax-exempt entities (including pension funds) may constitute “unrelated business taxable income” because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt holder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a Non-U.S. Holder might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) interest payments on the notes are treated as guaranteed payments for U.S. federal income tax purposes and subject to a 30% withholding tax unless reduced or eliminated pursuant to an applicable tax treaty, (ii) gross income allocated to such person is subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty or (iii) such person is subject to tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty).

In addition, on November 2, 2015, new rules were enacted that apply to the audit of partnerships and entities treated as partnerships. These new audit rules are scheduled to become effective for tax years beginning in 2018 and apply to both new and existing entities. Under the new rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. As such, if the IRS makes an adjustment to the issuing entity’s taxable year, it is possible the holders of equity in the issuing entity for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to U.S. federal income tax at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the Holders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to Holders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Holders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the notes. To the extent distributions on such notes were treated as dividends, a non-U.S. Holder would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

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Reportable Transactions. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Sections 6011 and 6707A of the Code). Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

STATE TAX CONSEQUENCES

The above discussion does not address the tax treatment of any issuing entity, notes, certificates or holders of any notes or certificates issued by an issuing entity under any state or local tax laws. The activities of the servicer in servicing and collecting the receivables will take place at each of the locations at which the servicer’s operations are conducted and, therefore, different tax regimes may apply to the issuing entity and the holders of the notes. Additionally, it is possible a state may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such state, and/or require that a noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding on related income). Noteholders are urged to consult their own tax advisors with respect to state and local tax treatment of any issuing entity, as well as any state and local tax consequences arising out of the purchase, ownership and disposition of notes.

* * *

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s or certificateholder’s particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

Subject to the following discussion, the notes may be acquired by or on behalf of a Plan. Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under applicable under applicable state, local or other law (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that acquired notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuer and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change subsequent to their issuance if the Issuer incurs losses. This risk of recharacterization is enhanced for classes of notes that are subordinated to other classes of notes. In the event of a withdrawal or downgrade to below

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investment grade of the rating of the notes, the subsequent acquisition of the notes or interest therein by a Benefit Plan Investor is prohibited.

However, without regard to whether the notes are treated as an equity interest in the Issuer for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the originator, the servicer, the underwriter, the indenture trustee, the owner trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest to the Benefit Plan Investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Benefit Plan Investor and persons who are parties in interest solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption.

By acquiring a note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) is deemed to represent and warrant that either (i) it is not acquiring the note (or interest therein) with the assets of a Plan; or (ii) (a) the note is rated at least “BBB-” or its equivalent by a rating agency at the time of purchase or transfer, and (b) the acquisition and holding of the note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

A Plan fiduciary considering the acquisition of notes should consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc. and Wells Fargo Securities, LLC are acting as representatives, has severally agreed to purchase, the initial principal amount of the notes set forth opposite its name below:

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$41,042,000	$36,450,000	$36,450,000	$18,681,000	$2,940,000
Mizuho Securities USA Inc.	41,040,000	36,450,000	36,450,000	18,678,000	2,940,000
Wells Fargo Securities, LLC	41,040,000	36,450,000	36,450,000	18,678,000	2,940,000
Lloyds Securities Inc.	9,626,000	8,550,000	8,550,000	4,381,000	0
Scotia Capital (USA) Inc.	9,626,000	8,550,000	8,550,000	4,381,000	0
SMBC Nikko Securities America, Inc.	9,626,000	8,550,000	8,550,000	4,381,000	0
Total	$152,000,000	$135,000,000	$135,000,000	$69,180,000	$8,820,000

The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the applicable prices set forth on the front cover of this prospectus. If all of the notes are not sold at the initial offering price, or at any time after the initial public offering of the notes, the public offering prices and other selling terms may change.

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The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the aggregate initial principal amount of each Class of the notes shall be as follows:

	Underwriting Discount and Commissions	Net Proceeds to the Depositor(1)	Selling Concessions Not to Exceed	Reallowance Not to Exceed
Class A-1 Notes	0.150%	99.85000%	0.090%	0.045%
Class A-2 Notes	0.200%	99.79750%	0.120%	0.060%
Class A-3 Notes	0.225%	99.75855%	0.135%	0.068%
Class A-4 Notes	0.275%	99.71965%	0.165%	0.083%
Class B Notes	0.320%	99.66297%	0.192%	0.096%

(1)	Before deducting expenses payable by the depositor estimated to be $850,000.

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the Underwriters under the underwriting agreement. Other than as otherwise required by Regulation RR, retained Notes may be sold from time to time to purchasers directly by the depositor or an affiliate of the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or an affiliate of the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor or an affiliate of the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

United Kingdom

Each underwriter, severally and not jointly, has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of notes shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of, sufficient information on the terms of the offer and the notes to be offered, so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

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General

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the front cover of this prospectus), the underwriters may reduce that short position by purchasing notes in the open market.

The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes in the open market to reduce the underwriters’ short position or to stabilize the price of such notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

None of the Bank, the depositor or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, none of the Bank, the depositor or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

The notes are new issues of notes and there currently is no secondary market for the notes. The underwriters for the notes expect to make a market in the notes but will not be obligated to do so. We cannot assure you that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

The indenture trustee may, from time to time, on behalf of the issuing entity, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters.

In the ordinary course of business, some of the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Bank, the depositor and their respective affiliates.

One of the underwriters is an affiliate of the owner trustee.

Subject to certain conditions, the depositor and the Bank have agreed (or will agree) jointly and severally (subject to certain limits set forth in the transaction documents) to indemnify the underwriters against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof, and the depositor and the Bank have agreed (or will agree) to reimburse certain expenses of the underwriters in connection with the offering of the notes. If the obligations of the underwriters have been terminated by the Bank and the depositor, the depositor fails to tender the underwritten notes for delivery to the underwriters or the underwriters decline to purchase the underwritten notes under certain permitted circumstances, the Bank will reimburse the underwriters for the fees and expenses of their counsel and such other out-of-pocket expenses.

The closings of the sale of each class of the notes are conditioned on the closing of the sale of each other class of notes.

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Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the depositor or such underwriter will promptly deliver, without charge, a paper copy of this prospectus.

LEGAL MATTERS

Certain legal matters and U.S. federal income tax matters relating to the notes will be passed upon for the depositor by Mayer Brown LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP.

Certain other legal matters will be passed upon for the Bank by Michael J. Broker, Esq., Vice President and Corporate Regulatory Counsel of USAA.

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GLOSSARY OF TERMS

“administrator” means the Bank, in its capacity as administrator of the issuing entity under an administration agreement.

“Available Funds” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited in the Collection Account with respect to each receivable that will be repurchased by the Bank or purchased by the servicer on that payment date because of certain breaches of representations and warranties, and (iii) the Reserve Account Excess Amount for such Payment Date; provided, however, that the term “Available Funds” also includes the optional purchase price on any redemption date.

“book-entry notes” means the notes that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

“Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York, the State of Delaware, the State of Minnesota, the State of Illinois or the State of Texas, or the State in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Cede” means Cede & Co.

“Class A Noteholders” means the holders of record of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class B Noteholders” means the holders of record of the Class B Notes.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Clearstream” means Clearstream Banking, société anonyme, a professional depository under the laws of Luxembourg.

“closing date” means on or about September 21, 2016.

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collection Account” means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

“Collection Period” means, with respect to the first payment date, the period from the Cut-off Date to and including September 30, 2016 and, with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

“Contract Rate” means with respect to a receivable, the rate per annum at which interest accrues under the retail motor vehicle installment loan evidencing such receivable.

“controlling class” means the Class A Notes, voting together as a single class, as long as any Class A Notes are outstanding, and thereafter, the Class B Notes, as long as any Class B Notes are outstanding (excluding, in each case, notes held by the issuing entity, any other obligor upon the notes, the certificateholder, the servicer or any affiliate of the foregoing).

“Cut-off Date” means the close of business on July 31, 2016.

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“defaulted receivable” means with respect to any Collection Period, any receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent at any time during such Collection Period. The outstanding principal balance of any receivable that becomes a “defaulted receivable” will be deemed to be zero as of the date it becomes a “defaulted receivable.”

“Delinquency Trigger” means, for any payment date and the related Collection Period, 6.72%.

“DTC” means The Depository Trust Company and any successor depository selected by the indenture trustee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any successor law thereto, and the regulations promulgated and rulings issued thereunder.

“Euroclear” means a professional depository operated by Euroclear Bank SA/NV.

“Events of Default” under the indenture will consist of the events specified under “The Indenture―Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Tax Counsel” means Mayer Brown LLP, a as special U.S. federal tax counsel for the issuing entity.

“Final Scheduled Payment Date” for each class of notes means the respective dates set forth on the front cover of this prospectus or, if such date is not a Business Day, the next succeeding Business Day.

“First Allocation of Principal” means, for any payment date, an amount equal to the excess, if any, of (a) the note balance of the Class A Notes as of that payment date (before giving effect to any principal payments made on the Class A Notes on that payment date) over (b) the Net Pool Balance as of the last day of the related Collection Period; provided, that the First Allocation of Principal will not exceed the outstanding note balance of the Class A Notes; provided, further, that the First Allocation of Principal on and after the Final Scheduled Payment Date for any class of Class A Notes will not be less than the amount that is necessary to reduce the note balance of that class of Class A Notes to zero.

“Foreign Person” means a nonresident alien, foreign corporation or other entity that is neither a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) nor a U.S. Person.

“FSMA” means The Financial Services and Markets Act 2000.

“Hired Agency” means each rating agency hired by the sponsor to rate the notes issued by the issuing entity.

“indenture” means the indenture by and between the issuing entity, as issuer of the notes, and the indenture trustee.

“liquidation proceeds” means, with respect to any receivable (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the servicer in connection with that receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the related financed vehicle or a deficiency balance recovered from the related obligor after the charge-off of that receivable) on that receivable, in each case net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the

117

servicer in connection therewith and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any Purchased Receivable will not constitute Liquidation Proceeds.

“Moody’s” means Moody’s Investors Service, Inc. and any successor in interest that is a nationally recognized statistical rating organization.

“Net Pool Balance” means the aggregate outstanding principal balance of all receivables of the issuing entity as of the date of determination.

“Notes” means the Class A Notes and the Class B Notes.

“payment date” means the date on which the issuing entity will pay interest and principal on the notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing on October 17, 2016.

“Permitted Investments” means (i) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (ii) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (i) and which are accounted for as borrowings (and not sales), (iii) money market funds (a) rated not lower than the highest rating category from Moody’s and “AAAm” or “AAAm-g” from S&P or (b) which are otherwise acceptable to each rating agency, as evidenced by a letter from that rating agency to the issuing entity or the indenture trustee, in each case including money market funds for which the indenture trustee acts as sponsor, administrator or in similar capacities and for which the indenture trustee in such capacity receives a fee, or (iv) commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) rated, at the time of investment or contractual commitment to invest therein, at least “A-1+” (or the equivalent) by S&P and at least “P-1” (or the equivalent) by Moody’s.

“Person” shall mean any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

“Principal Distribution Account” means an account established and maintained pursuant to the sale and servicing agreement, held in the name of the indenture trustee.

“Purchased Receivable” means a receivable that has been (a) repurchased by the Bank due to certain breaches of representations or warranties made by the Bank with respect to such receivable, (b) purchased by the servicer due to certain breaches of servicing covenants or (c) purchased by the servicer (or its designee) pursuant to the election of the Servicer’s purchase option.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that rating agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Hired Agency shall not have issued any written notice that the occurrence of that event will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that such Hired Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

“Receivables Transfer and Servicing Agreements” means, collectively, (i) the purchase agreement under which the depositor will purchase receivables from the Bank, (ii) the sale and servicing agreement under which the

118

issuing entity will purchase receivables from the depositor and servicer will agree to service such receivables, (iii) the trust agreement under which the issuing entity will be created and certificates will be issued and (iv) the administration agreement under which the Bank will undertake certain administrative duties.

“Recoveries” means, with respect to any Collection Period, all monies received by the servicer with respect to any defaulted receivable during any Collection Period following the Collection Period in which such receivable became a defaulted receivable, net of any fees, costs and expenses incurred by the servicer in connection with the collection of such receivable and any payments required by law to be remitted to the obligor.

“Regular Allocation of Principal” means, with respect to any payment date, an amount equal to the lesser of (i) the note balance of the notes on that payment date (before giving effect to any payments made to holders of the notes on that payment date) and (ii) an amount equal to:

•	the excess of:

•	the note balance of the notes on that payment date (before giving effect to any payments made to holders of the notes on that payment date); minus

•	the sum of the First Allocation of Principal and the Second Allocation of Principal, if any, for such payment date;

•	over:

•	the Net Pool Balance at the end of the related Collection Period less the Targeted Overcollateralization Amount.

“Reserve Account” means the account which the servicer will establish pursuant to the sale and servicing agreement in the name of the indenture trustee into which the depositor will deposit the Reserve Initial Deposit on the closing date and into and from which the issuing entity will make the other deposits and withdrawals specified in this prospectus.

“Reserve Account Excess Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on that payment date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that payment date, over (b) the Specified Reserve Account Balance with respect to that payment date.

“Reserve Initial Deposit” means an amount equal to at least $1,259,446.66, which will initially be deposited into the Reserve Account.

“S&P” means S&P Global Ratings, a division of S&P Global, and any successor in interest that is a nationally recognized statistical rating organization.

“sale and servicing agreement” means the sale and servicing agreement among the depositor, as seller, the Bank, as servicer, the issuing entity, as purchaser, and the indenture trustee.

“SEC” means the Securities and Exchange Commission.

“Second Allocation of Principal” means, for any payment date an amount equal to the excess, if any, of (a) the sum of the note balance of the Class A Notes and the Class B Notes (before giving effect to any principal payments made on the Notes on such Payment Date) minus the First Allocation of Principal for the specified payment date over (b) the Net Pool Balance as of the last day of the related Collection Period; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for the Class A Notes or the Class B Notes will not be less than the amount that is necessary to reduce the note balance of each such class, as applicable, to zero (after the application of the First Allocation of Principal).

119

“Servicemembers Act” means the Servicemembers Civil Relief Act of 2003, as amended.

“servicer” means the Bank, acting in its capacity as servicer of the receivables under the sale and servicing agreement.

“Servicing Fee” means a fee payable to the servicer on each payment date for servicing the receivables which is equal to the product of (i) one-twelfth (or in the case of the first payment date, a fraction, the numerator of which is the number of days from but not including the Cut-off Date to and including the last day of the first Collection Period and the denominator of which is 360), (ii) 1.00% and (iii) the Net Pool Balance as of the first day of the related Collection Period (or, in the case of the first payment date, the Cut-off Date).

“Supplemental Servicing Fee” means, for each Collection Period, the amount of any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) other administrative fees or similar charges collected during that Collection Period.

“Targeted Overcollateralization Amount” means, with respect to any payment date, the greater of (a) the result of (i) 1.50% of the Net Pool Balance on such Payment Date minus (ii) the Specified Reserve Account Balance and (b) 0.75% of the Net Pool Balance as of the Cut-off Date. The Targeted Overcollateralization Amount shall not exceed the Net Pool Balance on such Payment Date.

“trust agreement” means the trust agreement between the owner trustee and the depositor.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, a state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (v) a trust that has filed a valid election to be treated as a United States person under the Code and applicable Treasury regulations.

“USAA” means United Services Automobile Association and its successors.

120

INDEX OF PRINCIPAL TERMS

10 percent shareholder	108
60-Day Delinquent Receivables	77
AAA	80
ABS	56
ABS Tables	56
Acting General Counsel	101
administrator	116
AIFMD	105
Appendix A	54
Asset Review	78
Available Funds	72, 116
Bank	6, 39
Benefit Plan Investor	14
book-entry notes	116
Business Day	116
Cede	116
CFPB	23, 39
chattel paper	94
Class A Noteholders	116
Class A Notes	116
Class B Noteholders	116
clean-up call	10
Clearstream	65, 116
closing date	6, 116
Code	116
Collection Account	116
Collection Period	116
Contract Rate	116
controlling class	116
CRR	104
cut-off date	6
Cut-off Date	116
defaulted receivable	117
Delinquency Percentage	77
Delinquency Trigger	77, 117
depositor	6, 38
Dodd-Frank Act	100
DTC	117
Eligibility Representations	76
ERISA	117
EU Retention Rules	105
Euroclear	65, 117
event of default	10
Event of Default	88
Events of Default	117
Exchange Act	117
FATCA	109
FDIC	24, 39
FDIC Rule	26, 99
Federal Tax Counsel	117
Final Scheduled Payment Date	117
First Allocation of Principal	117
Foreign Account Tax Compliance Act	109
Foreign Person	117
FSMA	117
Hired Agencies	13
Hired Agency	117
indenture	117
Instituting Noteholders	78
Investment Company Act	13, 104
investors	65
IRS	106
issuing entity	34
liquidation proceeds	117
Moody’s	118
motor vehicle loans	41
net pool balance	10
Net Pool Balance	118
note owner	65
Noteholder Direction	78
Notes	118
OCC	24, 39
offered notes	6
OID	107
OID regulations	107
OLA	100
Outstandings	53
payment date	118
Permitted Investments	118
Person	118
Plans	14
Prepayments	55
Principal Distribution Account	118
Prospective Directive	3
Prospectus Directive	113
PTCE	112
Purchase Amount	76
Purchased Receivable	118
Rating Agency Condition	118
Receivables Transfer and Servicing Agreements	118
record date	7, 65
Recoveries	119
Regular Allocation of Principal	119
Regulation	111
requesting party	13, 79
Reserve Account	119
Reserve Account Excess Amount	119
Reserve Initial Deposit	119
Retained Notes	113
Review Expenses	78
Review Satisfaction Date	77
RMBS	37
Rule 193 Information	53
S&P	119
sale and servicing agreement	119
SEC	1, 119
Second Allocation of Principal	119
Servicemembers Act	27, 120

I-1

servicer	120
Servicer Replacement Events	84
Servicing Fee	120
Short-Term Note	108
Similar Law	111
Solvency II	105
Specified Reserve Account Balance	87
Supplemental Servicing Fee	120
targeted overcollateralization amount	9
Targeted Overcollateralization Amount	120
the issuing entity property	34
trust	34
trust agreement	120
Trust Indenture Act	120
U.S. Bank	36
U.S. Person	120
UCC	94
USAA	24, 39, 120
Verification Documents	76

I-2

APPENDIX A

Static Pool Information about Certain Prior Securitizations

A-1

Original Summary Pool Characteristics	2010-1	2012-1	2014-1	2015-1
Cut-Off Date	2/1/2010	9/1/2012	1/31/2014	6/30/2015
Closing Date	2/24/2010	9/12/2012	2/28/2014	7/29/2015
Number of Receivables in Pool	60,017	34,052	33,873	35,116
Original Pool Balance	$1,000,002,270.57	$503,778,860.08	$503,778,943.57	$503,778,687.33
Average Receivable Balance	$16,661.98	$14,794.40	$14,872.58	$14,346.13
Weighted Average Contract Rate	6.35%	4.94%	4.26%	4.11%
Weighted Average Original Term(1)	62	63	64	66
Weighted Average Remaining Term(1)	56	48	49	50
Weighted Average FICO® (2)	735	736	738	739
Minimum FICO® (2)	503	530	600	600
Maximum FICO® (2)	853	831	819	834
% of Original Pool Balance w/No FICO®	0.17%	0.55%	0.14%	0.13%
Product Type: New Vehicle (% Original Pool Balance)	52.75%	49.13%	49.39%	47.88%
Product Type: Used Vehicle (% of Original Pool Balance)	47.25%	50.87%	50.61%	52.12%
Dist. of Receivables by Contract Rate (% of Original Pool Balance)(3)
1.51% — 2.00%	-	0.00 (4)	1.59	2.29
2.01% — 2.50%	-	1.62	12.43	18.27
2.51% — 3.00%	-	3.42	14.20	18.02
3.01% — 3.50%	0.01	12.71	15.57	12.55
3.51% — 4.00%	0.93	23.87	20.82	15.11
4.01% — 4.50%	0.36	15.06	8.47	9.55
4.51% — 5.00%	1.01	13.10	9.27	6.35
5.01% — 5.50%	21.91	8.67	4.37	5.27
5.51% — 6.00%	30.85	4.50	1.21	0.88
6.01% — 6.50%	12.78	1.94	0.66	0.63
6.51% — 7.00%	15.97	4.44	2.59	1.63
7.01% — 7.50%	5.08	1.73	1.34	1.47
7.51% — 8.00%	3.72	0.63	0.28	1.07
8.01% — 8.50%	2.57	1.86	1.88	2.29
8.51% — 9.00%	1.34	2.05	1.07	1.08
9.01% — 9.50%	1.57	1.32	0.90	1.08
9.51% — 10.00%	0.32	0.26	0.13	0.04
10.01% — 10.50%	0.02	0.03	0.06	0.08
10.51% — 11.00%	0.01	0.49	0.32	0.10
11.01% — 11.50%	0.03	0.02	0.18	0.25
11.51% — 12.00%	0.15	0.17	0.19	0.18
12.01% — 12.50%	0.16	0.37	0.54	0.48
12.51% — 13.00%	0.17	0.35	0.42	0.24
13.01% — 13.50%	0.66	0.79	0.68	0.46
13.51% — 14.00%	0.09	0.34	0.52	0.19
14.01% — 14.50%	0.08	0.00 (4)	0.04	0.03
14.51% — 15.00%	0.02	0.01	0.01	0.02
15.01% — 15.50%	0.04	0.03	0.01	0.07
15.51% — 16.00%	0.02	0.03	0.04	0.21
16.01% — 16.50%	0.10	0.13	0.11	0.02
16.51% — 17.00%	0.01	0.03	0.04	0.02
17.01% — 17.50%	0.02	0.02	0.05	0.06
Total	100.00%	100.00%	100.00%	100.00%

(1)	Weighted average original term and weighted average remaining term are rounded to the nearest month.
(2)	Weighted average FICO® score and range of FICO® scores are calculated excluding accounts for which we do not have a FICO® score.
(3)	May not add to 100.00% due to rounding.
(4)	Less than 0.005% but greater than 0.000%
A-2

Geographic Distribution of Receivables representing more than 5.00% of original outstanding principal balance	2010-1	2012-1	2014-1	2015-1
Texas	19.10%	14.09%	14.48%	15.23%
California	7.24%	8.59%	8.08%	8.06%
Florida	9.20%	7.35%	7.48%	7.34%
Virginia	5.81%	7.36%	7.24%	6.72%
Georgia	-	5.74%	5.57%	5.73%
North Carolina	-	5.19%	-	5.20%
A-3

Prepayment Speed(1)

Months From Issuance	2010-1	2012-1	2014-1	2015-1
1	1.47%	1.83%	1.70%	1.96%
2	2.21%	2.08%	1.90%	1.77%
3	1.86%	1.87%	1.86%	1.87%
4	1.60%	1.65%	1.79%	1.71%
5	1.95%	1.96%	1.85%	1.60%
6	1.88%	1.88%	1.80%	1.59%
7	1.98%	1.95%	1.71%	1.66%
8	1.84%	1.97%	1.83%	1.68%
9	1.66%	1.85%	1.71%	1.77%
10	1.78%	1.67%	1.52%	1.59%
11	1.67%	1.97%	1.59%	1.61%
12	1.65%	1.75%	1.50%
13	1.70%	1.72%	1.48%
14	2.20%	1.64%	1.67%
15	1.76%	1.41%	1.55%
16	1.86%	1.52%	1.50%
17	1.80%	1.57%	1.73%
18	1.69%	1.48%	1.58%
19	1.87%	1.53%	1.49%
20	1.59%	1.48%	1.44%
21	1.60%	1.47%	1.42%
22	1.57%	1.41%	1.28%
23	1.51%	1.56%	1.35%
24	1.42%	1.32%	1.23%
25	1.50%	1.36%	1.36%
26	1.63%	1.33%	1.37%
27	1.41%	1.15%	1.30%
28	1.45%	1.31%	1.22%
29	1.44%	1.25%
30	1.42%	1.20%
31		1.27%
32		1.26%
33		1.06%
34		1.23%
35		1.20%

(1)	The prepayment speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a survival factor which is calculated by dividing (i) the actual pool factor by (ii) the zero prepayment amortization factor. The “actual pool factor” is the outstanding principal balance of the receivables as of the last day of a collection period divided by the cut-off date principal balance of the receivables. The “zero prepayment amortization factor” is the scheduled principal balance as of the last day of a collection period divided by the cut-off date principal balance of the receivables. The “scheduled principal balance” is the cut-off date principal balance of the receivables minus the aggregate scheduled principal payments on the receivables through and including the last day of a collection period. “Scheduled principal payments” is the required principal payment of the receivables based on the weighted average coupon of the receivables as of the last day of a collection period and weighted average remaining term of the receivables as of the last day of a collection period. The survival factor is converted to a prepayment speed by dividing (i) the survival factor as of the last day of the preceding collection period (for the first period, the cut-off date) minus the survival factor as of the last day of the related collection period by (ii) the sum of (a) one and (b) the product of (x) the survival factor as of the last day of the preceding collection period (for the first period, the cut-off date) minus the survival factor as of the last day of the related collection period and (y) the weighted average original term as of the cut-off date minus the weighted average remaining term as of the cut-off date.
A-4

Monthly Net Cumulative Losses(1)

Months From Issuance	2010-1		2012-1		2014-1	2015-1
1	0.00%		0.00%		0.00%	0.00%
2	0.00	%(2)	0.00	%(2)	0.01%	0.00%
3	0.01%		0.00	%(2)	0.01%	0.01%
4	0.02%		0.01%		0.02%	0.02%
5	0.04%		0.02%		0.04%	0.03%
6	0.05%		0.04%		0.04%	0.05%
7	0.06%		0.04%		0.06%	0.12%
8	0.08%		0.06%		0.07%	0.12%
9	0.10%		0.06%		0.09%	0.12%
10	0.11%		0.08%		0.11%	0.12%
11	0.13%		0.10%		0.12%	0.12%
12	0.13%		0.10%		0.12%
13	0.15%		0.12%		0.15%
14	0.17%		0.14%		0.18%
15	0.17%		0.13%		0.18%
16	0.17%		0.16%		0.19%
17	0.19%		0.17%		0.20%
18	0.20%		0.18%		0.21%
19	0.20%		0.19%		0.21%
20	0.21%		0.20%		0.21%
21	0.22%		0.19%		0.22%
22	0.24%		0.20%		0.22%
23	0.24%		0.20%		0.23%
24	0.24%		0.21%		0.26%
25	0.26%		0.21%		0.26%
26	0.26%		0.22%		0.26%
27	0.27%		0.22%		0.26%
28	0.27%		0.22%		0.26%
29	0.27%		0.22%
30	0.27%		0.23%
31			0.22%
32			0.22%
33			0.22%
34			0.22%
35			0.23%

(1)	The monthly net cumulative loss percentage is calculated by dividing the cumulative net dollars charged off, which is the gross principal balance charged off for any receivables less any recoveries received (net of expenses), by the original pool balance of the receivables.
(2)	Less than 0.005% but greater than 0.000%.
A-5

30 - 59 Days Delinquent(1)

Months	2010-1		2012-1		2014-1		2015-1
From Issuance	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count
1	344,234.64	27	344,706.57	22	393,461.17	22	200,977.62	16
2	769,629.59	50	606,549.72	47	397,897.38	22	291,967.48	26
3	628,641.11	40	497,185.75	37	338,911.16	25	514,385.56	40
4	857,822.44	62	737,516.01	54	459,569.33	30	581,474.68	42
5	934,406.43	70	877,138.01	61	516,371.17	36	525,788.47	39
6	1,056,998.72	75	831,451.29	60	670,026.25	40	802,129.26	63
7	1,510,277.82	101	615,566.39	43	676,614.14	48	841,473.44	61
8	1,195,910.25	83	905,673.61	59	567,720.98	41	745,016.51	50
9	1,373,181.40	102	753,747.43	49	607,956.84	45	546,541.07	44
10	1,553,925.99	117	943,543.95	72	953,540.69	65	499,951.42	35
11	1,802,188.42	127	917,952.21	78	780,992.16	57	543,213.41	42
12	1,685,981.17	115	774,321.93	61	620,466.18	45
13	1,473,213.65	100	939,326.67	67	531,925.19	45
14	1,240,084.97	84	983,573.29	82	716,646.31	59
15	1,144,482.17	85	925,567.17	76	502,257.54	42
16	1,298,821.85	97	977,734.61	86	642,867.67	49
17	1,547,881.98	122	827,063.22	75	860,061.34	68
18	1,545,954.33	121	791,823.63	79	671,700.69	56
19	1,634,394.91	135	654,562.51	68	755,929.62	60
20	1,666,413.79	134	926,867.16	83	830,262.36	65
21	1,807,266.61	139	775,063.95	77	716,189.24	65
22	1,651,896.22	149	827,877.77	76	908,966.70	74
23	1,546,933.03	139	869,048.25	79	709,945.27	61
24	1,612,322.91	140	700,987.97	72	660,618.36	66
25	1,345,147.05	121	544,226.18	63	587,804.73	51
26	1,132,560.46	106	519,861.18	56	364,496.78	37
27	973,104.56	90	590,385.20	62	448,742.12	41
28	1,166,451.18	115	541,549.90	64	371,780.18	41
29	1,168,792.87	112	614,256.31	71
30	1,224,898.32	120	500,066.64	55
31			408,977.09	53
32			395,119.37	48
33			445,121.19	55
34			346,811.82	50
35			330,727.23	47

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.
A-6

30 - 59 Days Delinquent(1)(2)

Months From	2010-1	2012-1	2014-1	2015-1
Issuance	Delinquency %	Delinquency %	Delinquency %	Delinquency %
1	0.04%	0.07%	0.08%	0.04%
2	0.08%	0.13%	0.09%	0.06%
3	0.07%	0.11%	0.08%	0.12%
4	0.10%	0.18%	0.11%	0.14%
5	0.11%	0.22%	0.13%	0.13%
6	0.13%	0.22%	0.18%	0.21%
7	0.20%	0.17%	0.19%	0.23%
8	0.17%	0.27%	0.17%	0.22%
9	0.20%	0.24%	0.19%	0.17%
10	0.23%	0.32%	0.31%	0.16%
11	0.28%	0.33%	0.27%	0.18%
12	0.28%	0.29%	0.22%
13	0.25%	0.38%	0.20%
14	0.23%	0.42%	0.29%
15	0.22%	0.42%	0.21%
16	0.26%	0.47%	0.29%
17	0.33%	0.42%	0.41%
18	0.35%	0.43%	0.34%
19	0.39%	0.38%	0.41%
20	0.42%	0.57%	0.48%
21	0.49%	0.51%	0.44%
22	0.47%	0.59%	0.59%
23	0.47%	0.66%	0.50%
24	0.52%	0.57%	0.49%
25	0.46%	0.48%	0.47%
26	0.41%	0.49%	0.31%
27	0.38%	0.60%	0.41%
28	0.48%	0.60%	0.37%
29	0.52%	0.74%
30	0.58%	0.65%
31		0.58%
32		0.61%
33		0.75%
34		0.64%
35		0.68%

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.
(2)	The monthly delinquency percentage is calculated by dividing the total remaining principal balance of the receivables 30 days or more but less than 60 days past due by the month end principal balance of the total pool of receivables.
A-7

60 - 89 Days Delinquent(1)

Months	2010-1		2012-1		2014-1		2015-1
From Issuance	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count
1	-	0	-	0	-	0	5,074.58	1
2	48,559.20	3	101,387.08	4	112,424.37	6	96,977.49	8
3	191,580.27	11	150,058.29	8	135,813.20	6	61,424.79	8
4	304,375.52	17	110,121.21	6	144,427.16	9	78,599.95	8
5	178,988.83	12	192,253.09	15	237,527.31	14	187,270.63	12
6	354,492.44	23	222,208.56	15	182,408.13	12	277,452.88	13
7	383,217.46	23	173,300.03	13	227,538.65	13	305,759.98	20
8	412,707.03	22	191,669.37	14	219,001.61	13	335,793.45	18
9	324,164.43	23	220,451.78	14	153,636.36	11	347,888.15	15
10	484,557.76	31	172,276.00	10	186,685.86	15	220,169.61	15
11	371,850.98	30	343,030.14	22	309,561.24	20	106,902.68	9
12	522,471.53	40	313,421.03	20	232,989.94	15
13	364,317.67	25	195,383.07	18	191,366.30	13
14	341,552.50	22	287,392.67	19	196,244.94	15
15	346,367.21	27	240,715.99	23	169,084.75	14
16	428,987.43	36	331,941.46	29	173,731.23	16
17	315,818.36	28	204,880.98	22	182,196.09	11
18	509,974.77	41	198,613.96	17	186,789.85	14
19	378,813.72	33	151,302.71	18	180,689.24	15
20	458,471.79	36	215,245.40	23	185,475.07	15
21	324,397.94	27	256,356.00	25	172,336.09	15
22	400,984.65	29	245,936.06	28	168,472.05	14
23	500,266.53	41	288,233.86	30	248,577.71	19
24	381,046.65	35	325,717.83	30	199,346.38	21
25	418,113.49	32	186,954.46	23	226,435.44	19
26	271,675.51	27	184,117.61	22	128,411.97	9
27	268,766.35	27	214,214.86	21	83,906.02	8
28	183,994.88	20	184,335.64	23	234,121.16	19
29	322,846.20	35	140,550.05	20
30	270,821.11	27	92,377.71	11
31			72,057.03	9
32			82,318.29	13
33			121,884.82	14
34			170,662.92	20
35			87,131.72	13

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.
A-8

60 - 89 Days Delinquent(1)(2)

Months From Issuance	2010-1	2012-1	2014-1	2015-1
	Delinquency %	Delinquency %	Delinquency %	Delinquency %
1	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.02%	0.02%	0.02%
3	0.02%	0.03%	0.03%	0.01%
4	0.04%	0.03%	0.03%	0.02%
5	0.02%	0.05%	0.06%	0.05%
6	0.04%	0.06%	0.05%	0.07%
7	0.05%	0.05%	0.06%	0.08%
8	0.06%	0.06%	0.06%	0.10%
9	0.05%	0.07%	0.05%	0.11%
10	0.07%	0.06%	0.06%	0.07%
11	0.06%	0.12%	0.11%	0.04%
12	0.09%	0.12%	0.08%
13	0.06%	0.08%	0.07%
14	0.06%	0.12%	0.08%
15	0.07%	0.11%	0.07%
16	0.09%	0.16%	0.08%
17	0.07%	0.10%	0.09%
18	0.12%	0.11%	0.10%
19	0.09%	0.09%	0.10%
20	0.12%	0.13%	0.11%
21	0.09%	0.17%	0.11%
22	0.11%	0.17%	0.11%
23	0.15%	0.22%	0.17%
24	0.12%	0.27%	0.15%
25	0.14%	0.16%	0.18%
26	0.10%	0.18%	0.11%
27	0.10%	0.22%	0.08%
28	0.08%	0.20%	0.23%
29	0.14%	0.17%
30	0.13%	0.12%
31		0.10%
32		0.13%
33		0.21%
34		0.32%
35		0.18%

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.
(2)	The monthly delinquency percentage is calculated by dividing the total remaining principal balance of the receivables 60 days or more but less than 90 days past due by the month end principal balance of the total pool of receivables.
A-9

90 - 119 Days Delinquent(1)(2)

Months	2010-1		2012-1		2014-1		2015-1
From Issuance	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count
1	16,642.31	1	-	0	-	0	-	0
2	-	0	-	0	-	0	5,074.58	1
3	28,731.32	1	20,217.48	1	62,024.32	3	65,043.81	6
4	85,265.45	5	58,039.76	5	40,979.65	2	30,835.91	2
5	129,959.30	9	35,928.42	2	26,972.11	1	36,510.19	3
6	109,220.20	9	133,864.25	8	108,817.08	6	45,619.17	4
7	197,181.36	11	118,703.16	9	70,348.59	4	33,331.67	1
8	175,760.05	9	27,641.61	2	93,566.07	4	65,313.65	8
9	91,208.20	6	45,016.20	4	84,933.13	7	62,690.74	5
10	131,987.27	14	38,505.75	4	10,941.12	1	130,265.72	5
11	111,035.77	12	13,457.64	2	46,038.67	5	134,186.86	10
12	162,128.09	13	109,029.32	8	123,419.02	10
13	295,612.88	21	95,368.29	6	91,825.57	5
14	43,810.58	3	46,423.78	4	39,982.24	2
15	145,122.43	12	54,656.66	4	76,476.52	6
16	162,705.60	16	69,117.55	8	46,846.66	4
17	186,916.91	17	210,759.72	13	37,797.12	5
18	72,878.77	8	54,440.60	6	54,235.87	4
19	174,581.90	16	44,151.59	5	20,088.32	3
20	61,919.94	8	25,683.61	4	68,546.41	5
21	144,571.18	11	16,861.39	3	58,135.15	6
22	126,280.86	9	77,379.20	7	109,662.17	9
23	68,737.49	8	48,721.49	6	28,584.23	2
24	147,224.38	12	87,644.40	9	93,794.41	7
25	139,314.87	11	68,936.27	7	76,336.19	7
26	45,160.50	5	34,937.57	6	70,556.81	8
27	62,588.72	6	55,559.23	8	63,201.73	5
28	39,780.48	6	23,773.63	5	21,721.40	2
29	48,310.89	6	50,906.41	6
30	108,452.76	13	47,386.52	6
31			-	0
32			5,415.12	1
33			9,562.09	3
34			50,864.18	5
35			41,167.63	6

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.
(2)	Receivables 120 days or more past due are charged off and are reflected in the presentation of the monthly cumulative net loss information.
A-10

90 - 119 Days Delinquent(1)(2)(3)

Months	2010-1	2012-1	2014-1	2015-1
From Issuance	Delinquency %	Delinquency %	Delinquency %	Delinquency %
1	0.00%(4)	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%
3	0.00%(4)	0.00%(4)	0.01%	0.01%
4	0.01%	0.01%	0.01%	0.01%
5	0.02%	0.01%	0.01%	0.01%
6	0.01%	0.04%	0.03%	0.01%
7	0.03%	0.03%	0.02%	0.01%
8	0.02%	0.01%	0.03%	0.02%
9	0.01%	0.01%	0.03%	0.02%
10	0.02%	0.01%	0.00%	0.04%
11	0.02%	0.00%	0.02%	0.05%
12	0.03%	0.04%	0.04%
13	0.05%	0.04%	0.03%
14	0.01%	0.02%	0.02%
15	0.03%	0.02%	0.03%
16	0.03%	0.03%	0.02%
17	0.04%	0.11%	0.02%
18	0.02%	0.03%	0.03%
19	0.04%	0.03%	0.01%
20	0.02%	0.02%	0.04%
21	0.04%	0.01%	0.04%
22	0.04%	0.05%	0.07%
23	0.02%	0.04%	0.02%
24	0.05%	0.07%	0.07%
25	0.05%	0.06%	0.06%
26	0.02%	0.03%	0.06%
27	0.02%	0.06%	0.06%
28	0.02%	0.03%	0.02%
29	0.02%	0.06%
30	0.05%	0.06%
31		0.00%
32		0.01%
33		0.02%
34		0.09%
35		0.08%

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.
(2)	The monthly delinquency percentage is calculated by dividing the total remaining principal balance of the receivables 90 days or more but less than 120 days past due by the month end principal balance of the total pool of receivables.
(3)	Receivables 120 days or more past due are charged off and are reflected in the presentation of the monthly cumulative net loss information.
(4)	Less than 0.005% but greater than 0.000%.
A-11

Total 30+ Days Delinquent(1)(2)

Months	2010-1		2012-1		2014-1		2015-1
From Issuance	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count	Delinquency Amount ($)	Delinquency Count
1	360,876.95	28	344,706.57	22	393,461.17	22	206,052.20	17
2	818,188.79	53	707,936.80	51	510,321.75	28	394,019.55	35
3	848,952.70	52	667,461.52	46	536,748.68	34	640,854.16	54
4	1,247,463.41	84	905,676.98	65	644,976.14	41	690,910.54	52
5	1,243,354.56	91	1,105,319.52	78	780,870.59	51	749,569.29	54
6	1,520,711.36	107	1,187,524.10	83	961,251.46	58	1,125,201.31	80
7	2,090,676.64	135	907,569.58	65	974,501.38	65	1,180,565.09	82
8	1,784,377.33	114	1,124,984.59	75	880,288.66	58	1,146,123.61	76
9	1,788,554.03	131	1,019,215.41	67	846,526.33	63	957,119.96	64
10	2,170,471.02	162	1,154,325.70	86	1,151,167.67	81	850,386.75	55
11	2,285,075.17	169	1,274,439.99	102	1,136,592.07	82	784,302.95	61
12	2,370,580.79	168	1,196,772.28	89	976,875.14	70
13	2,133,144.20	146	1,230,078.03	91	815,117.06	63
14	1,625,448.05	109	1,317,389.74	105	952,873.49	76
15	1,635,971.81	124	1,220,939.82	103	747,818.81	62
16	1,890,514.88	149	1,378,793.62	123	863,445.56	69
17	2,050,617.25	167	1,242,703.92	110	1,080,054.55	84
18	2,128,807.87	170	1,044,878.19	102	912,726.41	74
19	2,187,790.53	184	850,016.81	91	956,707.18	78
20	2,186,805.52	178	1,167,796.17	110	1,084,283.84	85
21	2,276,235.73	177	1,048,281.34	105	946,660.48	86
22	2,179,161.73	187	1,151,193.03	111	1,187,100.92	97
23	2,115,937.05	188	1,206,003.60	115	987,107.21	82
24	2,140,593.94	187	1,114,350.20	111	953,759.15	94
25	1,902,575.41	164	800,116.91	93	890,576.36	77
26	1,449,396.47	138	738,916.36	84	563,465.56	54
27	1,304,459.63	123	860,159.29	91	595,849.87	54
28	1,390,226.54	141	749,659.17	92	627,622.74	62
29	1,539,949.96	153	805,712.77	97
30	1,604,172.19	160	639,830.87	72
31			481,034.12	62
32			482,852.78	62
33			576,568.10	72
34			568,338.92	75
35			459,026.58	66

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.
(2)	Receivables 120 days or more past due are charged off and are reflected in the presentation of the monthly cumulative net loss information.
A-12

Total 30+ Days Delinquent(1)(2)(3)

Months	2010-1	2012-1	2014-1	2015-1
From Issuance	Delinquency %	Delinquency %	Delinquency %	Delinquency %
1	0.04%	0.07%	0.08%	0.04%
2	0.09%	0.15%	0.11%	0.09%
3	0.10%	0.15%	0.12%	0.15%
4	0.15%	0.22%	0.15%	0.17%
5	0.15%	0.28%	0.20%	0.19%
6	0.19%	0.32%	0.25%	0.30%
7	0.28%	0.26%	0.27%	0.32%
8	0.25%	0.34%	0.26%	0.33%
9	0.26%	0.32%	0.26%	0.29%
10	0.33%	0.39%	0.37%	0.27%
11	0.36%	0.45%	0.39%	0.27%
12	0.39%	0.45%	0.35%
13	0.37%	0.49%	0.31%
14	0.30%	0.56%	0.38%
15	0.32%	0.55%	0.32%
16	0.38%	0.66%	0.39%
17	0.44%	0.63%	0.52%
18	0.48%	0.57%	0.47%
19	0.53%	0.49%	0.52%
20	0.56%	0.72%	0.63%
21	0.61%	0.69%	0.58%
22	0.62%	0.82%	0.78%
23	0.64%	0.92%	0.69%
24	0.69%	0.91%	0.71%
25	0.65%	0.71%	0.71%
26	0.53%	0.70%	0.48%
27	0.51%	0.88%	0.55%
28	0.58%	0.83%	0.62%
29	0.68%	0.97%
30	0.77%	0.83%
31		0.68%
32		0.75%
33		0.97%
34		1.05%
35		0.94%

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.
(2)	The monthly delinquency percentage is calculated by dividing the total remaining principal balance of the receivables 30 days or more past due by the month end principal balance of the total pool of receivables.
(3)	Receivables 120 days or more past due are charged off and are reflected in the presentation of the monthly cumulative net loss information.
A-13

USAA Auto Owner Trusts

Prepayment Speed Information.

The graph below shows prepayment speed information for each of the Bank’s prior loan securitizations issued since 2010 (each of USAA Auto Owner Trust 2010-1, 2012-1, 2014-1 and 2015-1).

A-14

Cumulative Net Loss Information.

The graph below shows cumulative net loss information for each of the Bank’s prior loan securitizations issued since 2010 (each of USAA Auto Owner Trust 2010-1, 2012-1, 2014-1 and 2015-1).

A-15

Cumulative 30-59 Day Delinquency Information.

The graph below shows cumulative 30-59 day delinquency information for each of the Bank’s prior loan securitizations issued since 2010 (each of USAA Auto Owner Trust 2010-1, 2012-1, 2014-1 and 2015-1).

A-16

Cumulative 60-89 Day Delinquency Information.

The graph below shows cumulative 60-89 day delinquency information for each of the Bank’s prior loan securitizations issued since 2010 (each of USAA Auto Owner Trust 2010-1, 2012-1, 2014-1 and 2015-1).

A-17

Cumulative 90-119 Day Delinquency Information.

The graph below shows cumulative 90-119 day delinquency information for each of the Bank’s prior loan securitizations issued since 2010 (each of USAA Auto Owner Trust 2010-1, 2012-1, 2014-1 and 2015-1).

A-18

Cumulative 30+ Day Delinquency Information.

The graph below shows cumulative 30+ day delinquency information for each of the Bank’s prior loan securitizations issued since 2010 (each of USAA Auto Owner Trust 2010-1, 2012-1, 2014-1 and 2015-1).

A-19

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any underwriter. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of a time subsequent to the date of such information. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

USAA AUTO OWNER TRUST 2016-1

Asset-Backed Notes, Class A-1	$152,000,000	0.68000%
Asset-Backed Notes, Class A-2	$135,000,000	1.07%
Asset-Backed Notes, Class A-3	$135,000,000	1.20%
Asset-Backed Notes, Class A-4	$69,180,000	1.39%
Asset-Backed Notes, Class B	$8,820,000	1.82%

USAA Acceptance, LLC

Depositor

USAA Federal Savings Bank

Sponsor, Seller and Servicer

PROSPECTUS

UNDERWRITERS

BofA Merrill Lynch

Mizuho Securities
Wells Fargo Securities
Lloyds Securities
Scotiabank
SMBC Nikko

Until December 11, 2016, all dealers effecting transactions in the securities, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.